EXHIBIT

================================================================================


                           IMPAC SECURED ASSETS CORP.,
                                   Depositor,


                            IMPAC FUNDING CORPORATION
                                Master Servicer,


                                       and


                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION
                                     Trustee




                        ---------------------------------

                         POOLING AND SERVICING AGREEMENT

                          Dated as of December 1, 1999

                        ---------------------------------



                       Mortgage Pass-Through Certificates

                                  Series 1999-2


================================================================================

                                TABLE OF CONTENTS
                                -----------------
                                                                            Page
                                                                            ----

ARTICLE I

    DEFINITIONS................................................................3
    1.01.  Defined Terms.......................................................3
    Accrued Certificate Interest...............................................3
    Advance  ..................................................................4
    Aggregate Stated Principal Balance.........................................4
    Agreement..................................................................4
    Anniversary................................................................4
    Assignment.................................................................4
    Available Distribution Amount..............................................4
    Balloon Loan...............................................................4
    Balloon Payment............................................................5
    Bankruptcy Amount..........................................................5
    Bankruptcy Code............................................................5
    Bankruptcy Loss............................................................5
    Book-Entry Certificate.....................................................5
    Business Day...............................................................5
    Cash Liquidation...........................................................5
    Certificate................................................................6
    Certificate Account........................................................6
    Certificate Account Deposit Date...........................................6
    Certificateholder" or "Holder..............................................6
    Certificate Owner..........................................................6
    Certificate Principal Balance..............................................6
    Certificate Register.......................................................7
    Class .....................................................................7
    Class A Certificate........................................................7
    Class A-7 Priority Amount..................................................7
    Class A-7 Priority Percentage..............................................8
    Class A-7 Prepayment Priority Percentage...................................8
    Class A-7 Shift Percentage.................................................8
    Class B Certificate........................................................8
    Class B Percentage.........................................................8
    Class B-1 Certificate......................................................8
    Class B-1 Percentage.......................................................8
    Class B-1 Prepayment Distribution Trigger..................................9
    Class B-2 Certificate......................................................9
    Class B-2 Percentage.......................................................9
    Class B-2 Prepayment Distribution Trigger..................................9
    Class B-3 Certificate......................................................9
    Class B-3 Percentage.......................................................9

                                                                            Page
                                                                            ----

    Class B-3 Prepayment Distribution Trigger.................................10
    Class M Certificate.......................................................10
    Class M Percentage........................................................10
    Class M-1 Certificate.....................................................10
    Class M-1 Percentage......................................................10
    Class M-1-X Certificate...................................................10
    Class M-2 Certificate.....................................................10
    Class M-2 Percentage......................................................11
    Class M-2 Prepayment Distribution Trigger.................................11
    Class M-2-X Certificate...................................................11
    Class M-3 Certificate.....................................................11
    Class M-3 Percentage......................................................11
    Class M-3 Prepayment Distribution Trigger.................................11
    Closing Date..............................................................12
    Code .....................................................................12
    Collateral Value..........................................................12
    Commission................................................................12
    Compensating Interest.....................................................12
    Corporate Trust Office....................................................12
    Curtailment...............................................................12
    Custodial Account.........................................................13
    Cut-off Date..............................................................13
    Debt Service Reduction....................................................13
    Defaulted Mortgage Loan...................................................13
    Deficient Valuation.......................................................13
    Definitive Certificate....................................................13
    Deleted Mortgage Loan.....................................................13
    Depositor.................................................................13
    Depository................................................................13
    Depository Participant....................................................14
    Determination Date........................................................14
    Discount Fraction.........................................................14
    Discount Mortgage Loan....................................................14
    Disqualified Organization.................................................14
    Distribution Date.........................................................14
    Due Date .................................................................14
    Due Period................................................................15
    Eligible Account..........................................................15
    Eligible Funds............................................................15
    Event of Default..........................................................15
    Excess Bankruptcy Loss....................................................15
    Excess Fraud Loss.........................................................15
    Excess Proceeds...........................................................15
    Excess Special Hazard Loss................................................16

                                                                            Page
                                                                            ----

    Extraordinary Events......................................................16
    Extraordinary Losses......................................................16
    Fannie Mae................................................................16
    FDIC .....................................................................16
    Fraud Loss Amount.........................................................17
    Fraud Losses..............................................................17
    Freddie Mac...............................................................17
    Funding Date..............................................................17
    Initial Certificate Principal Balance.....................................17
    Initial Notional Amount...................................................17
    Insurance Policy..........................................................17
    Insurance Proceeds........................................................18
    Interest Accrual Period...................................................18
    Interest Only Certificate.................................................18
    Late Collections..........................................................18
    LIBOR    .................................................................18
    LIBOR Business Day........................................................18
    Liquidation Proceeds......................................................18
    Loan-to-Value Ratio.......................................................18
    Lost Note Affidavit.......................................................19
    Maturity Date.............................................................19
    Master Servicer...........................................................19
    Monthly Payment...........................................................19
    Moody's  .................................................................19
    Mortgage .................................................................19
    Mortgage File.............................................................19
    Mortgage Loan.............................................................19
    Mortgage Loan Purchase Agreement..........................................19
    Mortgage Loan Schedule....................................................20
    Mortgage Note.............................................................21
    Mortgage Rate.............................................................21
    Mortgaged Property........................................................21
    Mortgagor.................................................................21
    Net Mortgage Rate.........................................................21
    Non-Discount Mortgage Loan................................................21
    Nonrecoverable Advance....................................................21
    Non-United States Person..................................................22
    Notional Amount...........................................................22
    Officers' Certificate.....................................................22
    Opinion of Counsel........................................................22
    Original Senior Percentage................................................23
    OTS ......................................................................23
    Outstanding Mortgage Loan.................................................23
    Ownership Interest........................................................23

                                                                            Page
                                                                            ----

    Pass-Through Rate.........................................................23
    Percentage Interest.......................................................24
    Permitted Investment......................................................24
    Permitted Transferee......................................................25
    Person ...................................................................25
    Pool Strip Rate...........................................................25
    Prepayment Distribution Percentage........................................26
    Prepayment Distribution Trigger...........................................27
    Prepayment Interest Shortfall.............................................27
    Prepayment Period.........................................................27
    Primary Hazard Insurance Policy...........................................27
    Primary Insurance Policy..................................................27
    Principal Only Certificates...............................................27
    Principal Prepayment......................................................28
    Principal Prepayment in Full..............................................28
    Purchase Price............................................................28
    Qualified Insurer.........................................................28
    Qualified Substitute Mortgage Loan........................................28
    Radian ...................................................................29
    Radian Insured Loans......................................................29
    Radian PMI Policy.........................................................29
    Radian PMI Policy Rate....................................................29
    Rate Adjustment Date......................................................29
    Rating Agency.............................................................29
    Realized Loss.............................................................30
    Record Date...............................................................30
    Regular Certificate.......................................................30
    Relief Act................................................................30
    REMIC ....................................................................30
    REMIC Provisions..........................................................31
    Remittance Report.........................................................31
    REO Acquisition...........................................................31
    REO Disposition...........................................................31
    REO Imputed Interest......................................................31
    REO Proceeds..............................................................32
    REO Property..............................................................32
    Request for Release.......................................................32
    Reserve Banks.............................................................32
    Reserve Interest Rate.....................................................32
    Residual Certificate......................................................32
    Responsible Officer.......................................................32
    Seller ...................................................................33
    Senior Accelerated Distribution Percentage................................33
    Senior Interest Distribution Amount.......................................34

                                                                            Page
                                                                            ----

    Senior Percentage.........................................................34
    Senior Principal Distribution Amount......................................34
    Servicing Account.........................................................34
    Servicing Advances........................................................34
    Servicing Fees............................................................34
    Servicing Fee Rate........................................................35
    Servicing Officer.........................................................35
    Single Certificate........................................................35
    Special Deposit...........................................................35
    Special Hazard Amount.....................................................35
    Special Hazard Loss.......................................................36
    Special Hazard Percentage.................................................36
    Standard & Poor's.........................................................36
    Startup Day...............................................................36
    Stated Principal Balance..................................................36
    Subordinate Certificate...................................................36
    Subordinate Percentage....................................................36
    Subordinate Principal Distribution Amount.................................37
    Sub-Servicer..............................................................37
    Sub-Servicer Remittance Date..............................................37
    Sub-Servicing Account.....................................................37
    Sub-Servicing Agreement...................................................37
    Tax Returns...............................................................37
    Transfer .................................................................38
    Transferor................................................................38
    Trust Fund................................................................38
    Trustee  .................................................................38
    Trustee's Fee.............................................................38
    Trustee Fee Rate..........................................................38
    Uncertificated Principal Balance..........................................38
    Uncertificated REMIC I Accrued Interest...................................38
    Uncertificated REMIC I IO Notional Amount.................................39
    Uncertificated REMIC I IO Regular Interests...............................39
    Uncertificated REMIC I Pass-Through Rate..................................40
    Uncertificated REMIC I Regular Interest N.................................40
    Uncertificated REMIC I Regular Interest O.................................40
    Uncertificated REMIC I Regular Interest P.................................40
    Uncertificated REMIC I Regular Interest Q.................................40
    Uncertificated REMIC I Regular Interest S.................................41
    Uncertificated REMIC I Regular Interest T.................................41
    Uncertificated REMIC I Regular Interest U.................................41
    Uncertificated REMIC I Regular Interest W.................................41
    Uncertificated REMIC I Regular Interest X.................................41
    Uncertificated REMIC I Regular Interest Y.................................41

                                                                            Page
                                                                            ----

    Uncertificated REMIC I Regular Interests..................................42
    Uncertificated REMIC I IO Regular Interest Distribution Amount............42
    Uncertificated REMIC I Regular Interest N Distribution Amount.............42
    Uncertificated REMIC I Regular Interest O Distribution Amount.............42
    Uncertificated REMIC I Regular Interest P Distribution Amount.............42
    Uncertificated REMIC I Regular Interest Q Distribution Amount.............42
    Uncertificated REMIC I Regular Interest S Distribution Amount.............42
    Uncertificated REMIC I Regular Interest T Distribution Amount.............42
    Uncertificated REMIC I Regular Interest U Distribution Amount.............42
    Uncertificated REMIC I Regular Interest W Distribution Amount.............43
    Uncertificated REMIC I Regular Interest X Distribution Amount.............43
    Uncertificated REMIC I Regular Interest Y Distribution Amount.............43
    Uncertificated REMIC I Regular Interest Distribution Amounts..............43
    Uninsured Cause...........................................................43
    United States Person......................................................43
    Voting Rights.............................................................44
    Wendover .................................................................44
    1.02   Determination of LIBOR.............................................44

ARTICLE II

    CONVEYANCE OF MORTGAGE LOANS;
    ORIGINAL ISSUANCE OF CERTIFICATES.........................................45
    2.01.  Conveyance of Mortgage Loans.......................................45
    2.02.  Acceptance of the Trust Fund by the Trustee........................48
    2.03.  Representations, Warranties and Covenants of the Master Servicer
           and the Depositor..................................................49
    2.04.  Representations and Warranties of the Seller.......................51
    2.05.  Issuance of Certificates Evidencing Interests in the REMIC I
           Certificates.......................................................53
    2.06.  Conveyance of Uncertificated REMIC I Regular Interests;
           Acceptance by the Trustee..........................................53
    2.07.  Issuance of Certificates Evidencing Interest in REMIC II...........54

ARTICLE III

    ADMINISTRATION AND SERVICING
    OF THE TRUST FUND.........................................................55
    3.01.  Master Servicer to Act as Master Servicer..........................55
    3.02.  Sub-Servicing Agreements Between Master Servicer and
           Sub-Servicers......................................................56
    3.03.  Successor Sub-Servicers............................................57
    3.04.  Liability of the Master Servicer...................................57
    3.05.  No Contractual Relationship Between Sub-Servicers and Trustee
           or Certificateholders..............................................58
    3.06.  Assumption or Termination of Sub-Servicing Agreements by Trustee...58

                                                                            Page
                                                                            ----

    3.07.  Collection of Certain Mortgage Loan Payments.......................59
    3.08.  Sub-Servicing Accounts.............................................60
    3.09.  Collection of Taxes, Assessments and Similar Items; Servicing
           Accounts......................... .................................61
    3.10.  Custodial Account..................................................61
    3.11.  Permitted Withdrawals From the Custodial Account...................62
    3.12.  Permitted Investments..............................................63
    3.13.  Maintenance of Primary Hazard Insurance. ..........................64
    3.14.  Enforcement of Due-on-Sale Clauses; Assumption Agreements..........66
    3.15.  Realization Upon Defaulted Mortgage Loans..........................67
    3.16.  Trustee to Cooperate; Release of Mortgage Files....................68
    3.17.  Servicing Compensation.............................................70
    3.18.  Maintenance of Certain Servicing Policies..........................70
    3.19.  Annual Statement as to Compliance..................................71
    3.20.  Annual Independent Public Accountants' Servicing Statement.........71
    3.21.  Access to Certain Documentation....................................72
    3.22.  Title, Conservation and Disposition of REO Property................72
    3.23.  Additional Obligations of the Master Servicer......................74
    3.24   Optional Purchase of Defaulted Mortgage Loans......................75
    3.25.  Additional Obligations of the Depositor............................75
    3.26.  Periodic Filings with the Securities and Exchange Commission;
           Additional Information.............................................75

ARTICLE IV

    PAYMENTS TO CERTIFICATEHOLDERS............................................77
    4.01.  Certificate Account; Distributions.................................77
    4.02.  Statements to Certificateholders...................................85
    4.03.  Remittance Reports; Advances by the Master Servicer................88
    4.04.  Allocation of Realized Losses......................................89
    4.05.  Information Reports to Be Filed by the Master Servicer.............91
    4.06.  Compliance with Withholding Requirements...........................91

ARTICLE V

    THE CERTIFICATES..........................................................93
    5.01.  The Certificates...................................................93
    5.02.  Registration of Transfer and Exchange of Certificates..............95
    5.03.  Mutilated, Destroyed, Lost or Stolen Certificates.................100
    5.04.  Persons Deemed Owners.............................................100
    5.05.  Rule 144A Information.............................................100

ARTICLE VI

    THE DEPOSITOR AND THE MASTER SERVICER....................................101

                                                                            Page
                                                                            ----

    6.01.  Liability of the Depositor and the Master Servicer................101
    6.02.  Merger, Consolidation or Conversion of the Depositor or the
           Master Servicer ..................................................101
    6.03.  Limitation on Liability of the Depositor, the Master Servicer
           and Others...................... .................................101
    6.04.  Limitation on Resignation of the Master Servicer..................102
    6.05.  Sale and Assignment of Master Servicing...........................103

ARTICLE VII

    DEFAULT..................................................................104
    7.01.  Events of Default.................................................104
    7.02.  Trustee to Act; Appointment of Successor..........................106
    7.03.  Notification to Certificateholders................................107
    7.04.  Waiver of Events of Default.......................................107
    7.05.  List of Certificateholders........................................107

ARTICLE VIII

    CONCERNING THE TRUSTEE...................................................108
    8.01.  Duties of Trustee.................................................108
    8.02.  Certain Matters Affecting the Trustee.............................109
    8.03.  Trustee Not Liable for Certificates or Mortgage Loans.............110
    8.04.  Trustee May Own Certificates......................................111
    8.05.  Trustee's Fees....................................................111
    8.06.  Eligibility Requirements for Trustee..............................111
    8.07.  Resignation and Removal of the Trustee............................112
    8.08.  Successor Trustee.................................................113
    8.09.  Merger or Consolidation of Trustee................................113
    8.10.  Appointment of Co-Trustee or Separate Trustee.....................114
    SECTION 8.11.     Appointment of Custodians..............................115

ARTICLE IX

    TERMINATION..............................................................116
    9.01.  Termination Upon Repurchase or Liquidation of All Mortgage
           Loans or upon Purchase of Certificates............................116
    9.03.  Additional Termination Requirements...............................119

ARTICLE X

    REMIC PROVISIONS.........................................................121
    10.01. REMIC Administration..............................................121
    10.02. Prohibited Transactions and Activities............................124
    10.03. Master Servicer and Trustee Indemnification.......................124

ARTICLE XI

    MISCELLANEOUS PROVISIONS.................................................125
    11.01. Amendment.........................................................125
    11.02. Recordation of Agreement; Counterparts............................126
    11.03. Limitation on Rights of Certificateholders........................127
    11.04. Governing Law.....................................................127
    11.05. Notices...........................................................128
    11.06. Severability of Provisions........................................128
    11.07. Successors and Assigns; Third Party Beneficiary...................128
    11.08. Article and Section Headings......................................128
    11.09. Notice to Rating Agencies.........................................129

    Signatures
    Acknowledgments

    Exhibit A    Form of Class A Certificate
    Exhibit B-1  Form of Class M Certificate
    Exhibit B-2  Form of Class B Certificate
    Exhibit B-3  Form of Class R-I and Class R-II Certificate
    Exhibit C    [Reserved]
    Exhibit D    [Reserved]
    Exhibit E    Form of Remittance Report
    Exhibit F    [Reserved]
    Exhibit G-1  Form of Investor Representation Letter
    Exhibit G-2  Form of Transferor Representation Letter
    Exhibit G-3  Form of Rule 144A Investment Representation
    Exhibit G-4 Transferor Certificate for Transfers of Residual Certificates Exhibit G-5 Transfer Affidavit and Agreement for Transfers of Residual
                 Certificates
    Exhibit G-6  Form of Investor Representation Letter for Insurance Companies
    Exhibit H    Mortgage Loan Schedule
    Exhibit I    Seller Representations and Warranties
    Exhibit J    Form of Notice Under Section 3.25
    Exhibit K    Schedule of Discount Fractions
    Exhibit L    Form of Custodial Agreement

          This Pooling and Servicing Agreement, dated and effective as of December 1, 1999, among Impac Secured Assets Corp., as depositor (the "Depositor"), Impac Funding Corporation, as master servicer (the "Master Servicer"), and Norwest Bank Minnesota, National Association, as trustee (the "Trustee").

                             PRELIMINARY STATEMENT:

          The Depositor intends to sell mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Mortgage Loans (as defined herein). As provided herein, the Trustee will make, in accordance with Section 10.01, an election to treat the entire segregated pool of assets described in the definition of REMIC I (as defined herein), and subject to this Agreement (including the Mortgage Loans), as a real estate mortgage investment conduit (a "REMIC") for federal income tax purposes and such segregated pool of assets will be designated as "REMIC I." The Uncertificated REMIC I Regular Interests will be "regular interests" in REMIC I and the Class R-I Certificates will be the sole class of "residual interests" in REMIC I for purposes of the REMIC Provisions (as defined herein) under the federal income tax law. A segregated pool of assets consisting of the Uncertificated REMIC I Regular Interests will be designated as "REMIC II," and the Trustee will make, in accordance with Section 10.01, a separate REMIC election with respect thereto. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class M-1, Class M-1-X, Class M-2, Class M-2-X, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates will be "regular interests" in REMIC II, and the Class R-II Certificates will be the sole class of "residual interests" therein for purposes of the REMIC Provisions (as defined herein) under federal income tax law.

          The following table irrevocably sets forth the designation, the Uncertificated REMIC I Pass- Through Rate, the initial Uncertificated Balance and, solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the "latest possible maturity date" for each of the REMIC I Regular Interests. None of the REMIC I Regular Interests will be certificated.


                          Uncertificated REMIC I    Initial Uncertificated       Latest Possible
         Designation         Pass-Through Rate         Principal Balance        Maturity Date(1)
         -----------         -----------------         -----------------        ----------------
Uncertificated REMIC I             9.00%               $68,900,000.00           January 25, 2030
  Regular Interest N
Uncertificated REMIC I             9.00%               $70,000,000.00           January 25, 2030
  Regular Interest O
Uncertificated REMIC I             9.00%               $33,548,430.00           January 25, 2030
  Regular Interest P
Uncertificated REMIC I             9.00%               $36,500,000.00           January 25, 2030
  Regular Interest Q
Uncertificated REMIC I             0.00%                $2,741,660.00           January 25, 2030
  Regular Interest S
Uncertificated REMIC I             9.00%                      $100.00           January 25, 2030
  Regular Interest T

Uncertificated REMIC I             9.00%                $9,434,000.00           January 25, 2030
Regular Interest U
Uncertificated REMIC I             9.00%                $4,027,000.00           January 25, 2030
Regular Interest W
  REMIC I Regular Interest X       9.00%                $1,725,000.00           January 25, 2030
  REMIC I Regular Interest Y       9.00%                $3,222,457.00           January 25, 2030
 REMIC I IO Regular Interest    Variable(2)                    $(3)             January 25, 2030

___________________________

(1) Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the latest possible maturity date for the Mortgage Loans has been designated as the "latest possible maturity date" for each REMIC I Regular Interest.

(2) Calculated in accordance with the definition of "Uncertificated REMIC I Pass-Through Rate" herein.

(3)  Based on the Uncertificated REMIC I IO Notional Amount.


          The following table sets forth the designation, initial Pass-Through Rate, aggregate initial Certificate Principal Balance and certain features for each Class of Certificates comprising the certificated interests in the Trust Fund created hereunder.


                                            Aggregate Initial
                                             Certificate                                                             Initial
                         Pass-Through         Principal                                             Maturity         Ratings
Designation    Type           Rate              Balance                  Designations                  Date             S&P     DCR
-----------   -------    ---------------   ------------------   ------------------------------   -----------------   --------   ---
Class A-1      Senior         7.35%           $68,900,000.00           Senior/Fixed Rate          January 25, 2030      AAA     AAA
Class A-2      Senior    Adjustable Rate      $70,000,000.00          Senior/Floating Rate        January 25, 2030      AAA     AAA
Class A-3      Senior    Adjustable Rate      $33,548,430.00          Senior/Floating Rate        January 25, 2030      AAA     AAA
Class A-4      Senior    Adjustable Rate          $0(1)               Senior/Interest Only/       January 25, 2030      AAAr    AAA
                                                                     Inverse Floating Rate
Class A-5      Senior         9.00%               $0(1)         Senior/Interest Only/Fixed Rate   January 25, 2030      AAAr    AAA
Class A-6      Senior         9.00%               $0(1)         Senior/Interest Only/Fixed Rate   January 25, 2030      AAAr    AAA
Class A-7      Senior         7.50%           $36,500,000.00       Senior/Lockout/Fixed Rate      January 25, 2030      AAA     AAA
Class A-8      Senior         0.00%            $2,741,660.00          Senior/Principal Only       January 25, 2030      AAAr    AAA
Class A-9      Senior         9.00%               $0(1)          Senior/Interest Only/Fixed Rate  January 25, 2030      AAAr    AAA
Class R-I      Senior         9.00%               $100.00               Senior/Residual           January 25, 2030      AAA     AAA
Class R-II     Senior         9.00%               $100.00               Senior/Residual           January 25, 2030      AAA     AAA
Class M-1     Mezzanine       8.00%           $9,434,000.00           Mezzanine/Fixed Rate        January 25, 2030      N/A      AA
Class M-1-X   Mezzanine       9.00%               0(1)              Mezzanine/Interest Only/      January 25, 2030      N/A      AA
                                                                           Fixed Rate
Class M-2     Mezzanine       8.25%           $4,207,000.00           Mezzanine/Fixed Rate        January 25, 2030      N/A      A
Class M-2-X   Mezzanine       9.00%                  0(1)           Mezzanine/Interest Only/      January 25, 2030      N/A      A
                                                                           Fixed Rate
Class M-3     Mezzanine       9.00%           $1,725,000.00           Mezzanine/Fixed Rate        January 25, 2030      N/A     BBB
Class B-1    Subordinate      9.00%           $1,265,000.00          Subordinate/Fixed Rate       January 25, 2030      N/A      BB
Class B-2    Subordinate      9.00%             $575,000.00          Subordinate/Fixed Rate       January 25, 2030      N/A      B
Class B-3    Subordinate      9.00%           $1,382,456.99          Subordinate/Fixed Rate       January 25, 2030      N/A     N/A

          ___________________________

(1)      Based on the related Notional Amount.

     Solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, the Distribution Date immediately following the maturity date for the Mortgage Loan with the latest maturity date in the Mortgage Pool has been designated as the "latest possible maturity date" for the Certificates.

     As of the Cut-off Date, the Mortgage Loans have an aggregate Stated Principal Balance equal to approximately $230,098,747.

     In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01. Defined Terms.

          Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

          "Accrued Certificate Interest": With respect to each Distribution Date, (a) as to any Certificate other than the Interest Only Certificates and the Principal Only Certificates, interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance thereof immediately prior to such Distribution Date; (b) as to any Interest Only Certificate (other than the Class A-9 Certificates), interest accrued during the related Interest Accrual Period at the then-applicable Pass-Through Rate on the related Notional Amount thereof immediately prior to such Distribution Date; and (c) as to the Class A-9 Certificates, the aggregate amount of interest accrued during the related Interest Accrual Period at the then applicable Uncertificated REMIC I Pass-Through Rate on each Uncertificated REMIC I IO Regular Interest on the related Uncertificated REMIC I IO Notional Amount thereof immediately prior to such Distribution Date. Accrued Certificate Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In each case Accrued Certificate Interest on any Class of Certificates will be reduced by the amount of (i) Prepayment Interest Shortfalls, if any, which are not covered by the Master Servicer with a payment of Compensating Interest pursuant to Section 3.23 with respect to such Distribution Date, (ii) the interest portion (adjusted to the related Net Mortgage Rate) of Realized Losses (including Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses and Extraordinary Losses) not allocated solely to one or more Classes of Certificates pursuant to Section 4.04 and (iii) any other interest shortfalls not covered by the subordination provided by the Class M Certificates or Class B Certificates, including interest that is not collectible from the Mortgagor pursuant to the Relief Act or similar legislation or regulations as in effect from time to time, with all such reductions in clauses (i) through
(iii) allocated among all of the Certificates in proportion to their respective amounts of Accrued Certificate Interest payable on such Distribution Date which would have resulted absent such reductions. In addition to that portion of the reductions described in the preceding sentence that are allocated to any Class of Class M Certificates or Class B Certificates, Accrued Certificate Interest on any Class of the Class M Certificates or Class B Certificates, as applicable, will be reduced by the interest portion (adjusted to the related Net Mortgage
Rate) of the portion of Realized Losses that are allocated solely to the Class M and Class B Certificates, as applicable, pursuant to Section 4.04. The Principal Only Certificates do not have a Pass-Through Rate and are not entitled to Accrued Certificate Interest.

          "Advance": As to any Mortgage Loan, any advance made by the Master Servicer on any Distribution Date pursuant to Section 4.03.

          "Aggregate Stated Principal Balance": As of any date of determination, the aggregate Stated Principal Balance of the Mortgage Loans.

          "Agreement": This Pooling and Servicing Agreement and all amendments hereof.

          "Anniversary": Each anniversary of December 1, 1999.

          "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

          "Available Distribution Amount": With respect to any Distribution Date, an amount equal to (a) the sum of (i) the balance on deposit in the Custodial Account as of the close of business on the related Determination Date and (ii) the aggregate amount of any Advances made and all amounts required to be paid by the Master Servicer pursuant to Sections 3.13 and 3.23 by deposits into the Certificate Account on the immediately preceding Certificate Account Deposit Date, reduced by (b) the sum, as of the close of business on the related Determination Date, of (i) Monthly Payments collected but due during a Due Period subsequent to the Due Period ending on the first day of the month of the related Distribution Date, (ii) all interest or other income earned on deposits in the Custodial Account or the Certificate Account, (iii) any other amounts reimbursable or payable to the Trustee, Master Servicer or any Sub-Servicer pursuant to Section 3.11, (iv) the Servicing Fees payable on such Distribution Date and (v) Insurance Proceeds, Liquidation Proceeds, Principal Prepayments, REO Proceeds and the proceeds of Mortgage Loan purchases made pursuant to
Section 2.02, 2.04, 3.14, 3.22 or 3.24, in each case received or made in the month of such Distribution Date.

          "Balloon Loan": Each of the Mortgage Loans identified in the Mortgage Loan Schedule as having an original term to maturity that is shorter than the related amortization term.

          "Balloon Payment": With respect to any Balloon Loan, the related Monthly Payment payable on the stated maturity date of such Balloon Loan.

          "Bankruptcy Amount": As of any date of determination prior to the first Anniversary, an amount equal to the excess, if any, of (A) $125,285 over
(B) the aggregate amount of Bankruptcy Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.04. As of any date of determination on or after the first Anniversary, an amount equal to the excess, if any, of the lesser of (a) the Bankruptcy Amount calculated as of the close of business on the Business Day immediately preceding the most recent Anniversary coinciding with or preceding such date of determination (or, if such date of determination is an Anniversary, the Business Day immediately preceding such date of determination) (for purposes of this definition, the "Relevant Anniversary") and (b) the greater of (i) $75,000 and (ii) 0.0006 times the aggregate principal balance of all the Mortgage Loans in the Mortgage Pool as of the Relevant Anniversary having a Loan-to-Value Ratio at origination which exceeds 75%.

     The Bankruptcy Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

          "Bankruptcy Code": The Bankruptcy Code of 1978, as amended.

          "Bankruptcy Loss": With respect to any Mortgage Loan, a Deficient Valuation or Debt Service Reduction.

          "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

          "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in California, Maryland or New York (and such other state or states in which the Custodial Account or the Certificate Account are at the time located) or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to close.

          "Cash Liquidation": As to any defaulted Mortgage Loan other than a Mortgage Loan as to which an REO Acquisition occurred, a determination by the Master Servicer that it has received all Insurance Proceeds, Liquidation Proceeds and other payments or cash recoveries which the

Master Servicer reasonably and in good faith expects to be finally recoverable with respect to such Mortgage Loan.

          "Certificate": Any Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class M-1, Class M-1-X, Class M-2, Class M-2-X, Class M-3, Class B-1, Class B-2, Class B-3, Class R-I or Class R-II Certificate.

          "Certificate Account": The trust account or accounts created and maintained pursuant to Section 4.01, which shall be entitled "Norwest Bank Minnesota, National Association, in trust for registered holders of Impac Secured Assets Corp., Mortgage Pass-Through Certificates, Series 1999- 2, and which account or accounts must each be an Eligible Account.

          "Certificate Account Deposit Date": With respect to any Distribution Date, the third Business Day immediately preceding such Distribution Date.

          "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register, except that only a Permitted Transferee shall be a holder of a Residual Certificate for any purposes hereof and, solely for the purposes of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or the Master Servicer or any affiliate thereof shall be deemed not to be outstanding and the Voting Rights to which such Certificate is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent has been obtained, except as otherwise provided in Section 11.01. The Trustee shall be entitled to rely upon a certification of the Depositor or the Master Servicer in determining if any Certificates are registered in the name of the respective affiliate. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and participating members thereof, except as otherwise specified herein; provided, however, that the Trustee shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

          "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate, as reflected on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent, if any, and otherwise on the books of a Depository Participant, if any, and otherwise on the books of the Depository.

          "Certificate Principal Balance": With respect to any Certificate other than an Interest Only Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Certificate as specified on the face thereof, minus (ii) the sum of (a) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.01, and (b) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.04. With respect to each Class M Certificate, on any date of determination, an amount equal to (i) the Initial Certificate Principal Balance of such Class M Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to
Section 4.01 and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.04; provided, that if the Certificate Principal Balances of all of the Class B Certificates have been reduced to zero, the Certificate Principal Balance of each Class M Certificate of those Class M Certificates outstanding with the highest numerical designation at any given time shall thereafter be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all Certificates of all other Classes then outstanding. With respect to each Class B Certificate, on any date of determination, an amount equal to
(i) the Initial Certificate Principal Balance of such Class B Certificate as specified on the face thereof, minus (ii) the sum of (x) the aggregate of all amounts previously distributed with respect to such Certificate (or any predecessor Certificate) and applied to reduce the Certificate Principal Balance thereof pursuant to Section 4.01 and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses which were previously allocated to such Certificate (or any predecessor Certificate) pursuant to Section 4.04; provided, that the Certificate Principal Balance of each Class B Certificate of those Class B Certificates outstanding with the highest numerical designation at any given time shall be calculated to equal the Percentage Interest evidenced by such Certificate times the excess, if any, of (A) the then aggregate Stated Principal Balance of the Mortgage Loans over (B) the then aggregate Certificate Principal Balance of all Certificates of all other Classes then outstanding. The Interest Only Certificates have no Certificate Principal Balance.

          "Certificate Register": The register maintained pursuant to Section 5.02.

          "Class": Collectively, all of the Certificates bearing the same designation.

          "Class A Certificate": Any one of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8 or Class A-9 Certificates, each executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit A and each evidencing an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class A-7 Priority Amount": For any Distribution Date, the lesser of
(i) the Certificate Principal Balance of the Class A-7 Certificates and (ii) the sum of (x) the product of (1) the Class A-7 Priority Percentage, (2) the Class A-7 Shift Percentage, and (3) the amounts described in Section 4.01(c)(ii)(Y)(A) (without giving effect to the Senior Percentage) and (y) the product of (1) the Class A-7 Priority Percentage, (2) the Class A-7 Prepayment Priority Percentage and (3) the amounts described in Section 4.01(c)(ii)(Y)(B) and (C) (in each case without giving effect to the Senior Percentage or the Senior Accelerated Distribution Percentage).

          "Class A-7 Priority Percentage" With respect to any Distribution Date, the lesser of (i) 100% and (ii) a fraction equal to (x) the sum of (a) the Certificate Principal Balance of the Class A-7 Certificates immediately prior to such Distribution Date and (b) $17,000,000 divided by (y) the aggregate Stated Principal Balance of the Mortgage Loans (other than the related Discount Fraction of each Discount Mortgage Loan).

          "Class A-7 Prepayment Priority Percentage" With respect to any Distribution Date, the percentage indicated below:


                                                Class A-7 Prepayment
     Month of Distribution Date                  Priority Percentage
     --------------------------                  -------------------
January 2000 through December 2004.........              0%
January 2005 through December 2005.........             30%
January 2006 through December 2006.........             40%
January 2007 through December 2007.........             60%
January 2008 through December 2008.........             80%
January 2009 and thereafter................            100%

          "Class A-7 Shift Percentage" With respect to any Distribution Date on or prior to the Distribution Date occurring in December 2004, 0%, and thereafter, 100%.

          "Class B Certificate": Any one of the Class B-1 Certificates, Class B-2 Certificates or Class B-3 Certificates.

          "Class B Percentage": The Class B-1 Percentage, Class B-2 Percentage and Class B-3 Percentage.

          "Class B-1 Certificate": Any one of the Class B-1 Certificates executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit B-2, subordinate to the Class A Certificates and the Class M Certificates with respect to distributions and the allocation of Realized Losses as set forth in Section 4.04 and evidencing an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class B-1 Percentage": With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

          "Class B-1 Prepayment Distribution Trigger": With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 1.40%.

          "Class B-2 Certificate": Any one of the Class B-2 Certificates executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit B-2, subordinate to the Class A Certificates, Class M Certificates and Class B-1 Certificates with respect to distributions and the allocation of Realized Losses as set forth in Section 4.04 and evidencing an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class B-2 Percentage": With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-2 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (and related REO Properties) (other than the related Discount Fraction of each Discount Mortgage
Loan) immediately prior to such Distribution Date.

          "Class B-2 Prepayment Distribution Trigger": With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (and related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.85%.

          "Class B-3 Certificate": Any one of the Class B-3 Certificates executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit B-2, subordinate to the Class A Certificates, Class M Certificates, Class B-1 Certificates and Class B-2 Certificates with respect to distributions and the allocation of Realized Losses as set forth in Section 4.04 and evidencing an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class B-3 Percentage": With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (and related REO Properties) (other than the related Discount Fraction of each Discount Mortgage Loan) immediately prior to such Distribution Date.

          "Class B-3 Prepayment Distribution Trigger": With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the aggregate Certificate Principal Balance of the Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 0.60%.

          "Class M Certificate": Any one of the Class M-1 Certificates, Class M-1-X Certificates, Class M-2 Certificates, Class M-2-X Certificates or Class M-3 Certificates.

          "Class M Percentage": The Class M-1 Percentage, Class M-2 Percentage and Class M-3 Percentage.

          "Class M-1 Certificate": Any one of the Class M-1 Certificates executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit B-1, subordinate to the Class A Certificates with respect to distributions and the allocation of Realized Losses as set forth in
Section 4.04 and evidencing an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class M-1 Percentage": With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-1 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage
Loan) immediately prior to such Distribution Date.

          "Class M-1-X Certificate": Any one of the Class M-1-X Certificates executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit B-1, subordinate to the Class A Certificates with respect to distributions and the allocation of Realized Losses as set forth in
Section 4.04 and evidencing an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class M-2 Certificate": Any one of the Class M-2 Certificates executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit B-1, subordinate to the Class A, Class M-1 and Class M-1-X Certificates with respect to distributions and the allocation of Realized Losses as set forth in Section 4.04 and evidencing an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class M-2 Percentage": With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-2 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage
Loan) immediately prior to such Distribution Date.

          "Class M-2 Prepayment Distribution Trigger": With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M-2 Certificates, Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) immediately prior to such Distribution Date is greater than or equal to 3.90%.

          "Class M-2-X Certificate": Any one of the Class M-2-X Certificates executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit B-1, subordinate to the Class A, Class M-1 and Class M-1-X Certificates with respect to distributions and the allocation of Realized Losses as set forth in Section 4.04 and evidencing an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class M-3 Certificate": Any one of the Class M-3 Certificates executed, authenticated and delivered by the Trustee substantially in the form annexed hereto as Exhibit B-1, subordinate to the Class A, Class M-1, Class M-1-X, Class M-2 and Class M-2-X Certificates with respect to distributions and the allocation of Realized Losses as set forth in Section 4.04 and evidencing an interest designated as a "regular interest" in REMIC II for purposes of the REMIC Provisions.

          "Class M-3 Percentage": With respect to any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class M-3 Certificates immediately prior to such date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans (or related REO Properties) (other than the related Discount Fraction of each Discount Mortgage
Loan) immediately prior to such Distribution Date.

          "Class M-3 Prepayment Distribution Trigger": With respect to any Distribution Date, a test that shall be satisfied if the fraction (expressed as a percentage) equal to the sum of the Certificate Principal Balances of the Class M-3 Certificates, Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates immediately prior to such Distribution Date divided by the aggregate Stated Principal Balance of all of the Mortgage Loans (and related REO Properties) immediately prior to such Distribution Date is greater than or equal to 2.15%.

          "Class R Certificate": Any one of the Class R-I Certificates or Class R-II Certificates.

          "Class R-I Certificate": Any one of the Class R-I Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B-3 and evidencing an interest designated as a "residual interest" in REMIC I for purposes of the REMIC Provisions.

          "Class R-II Certificate": Any one of the Class R-II Certificates executed by the Trustee and authenticated by the Certificate Registrar substantially in the form annexed hereto as Exhibit B-3 and evidencing an interest designated as a "residual interest" in REMIC II for purposes of the REMIC Provisions.

          "Closing Date": December 20, 1999.

          "Code": The Internal Revenue Code of 1986.

          "Collateral Value": The appraised value of a Mortgaged Property based upon the lesser of (i) the appraisal (as reviewed and approved by the Seller) made at the time of the origination of the related Mortgage Loan, or (ii) the sales price of such Mortgaged Property at such time of origination. With respect to a Mortgage Loan the proceeds of which were used to refinance an existing mortgage loan, the appraised value of the Mortgaged Property based upon the appraisal (as reviewed and approved by the Seller) obtained at the time of refinancing.

          "Commission": The Securities and Exchange Commission.

          "Compensating Interest": With respect to any Distribution Date, an amount equal to Prepayment Interest Shortfalls resulting from Principal Prepayments during the related Prepayment Period, but not more than the Servicing Fees for the immediately preceding Due Period.

          "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business related to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Impac Secured Assets Corp. Series 1999-2.

          "Credit Support Depletion Date": The first Distribution Date on which the Senior Percentage equals 100%.

          "Curtailment": Any Principal Prepayment made by a Mortgagor which is not a Principal Prepayment in Full.

          "Custodial Account": The custodial account or accounts created and maintained pursuant to Section 3.10 in the name of a depository institution, as custodian for the holders of the Certificates. Any such account or accounts shall be an Eligible Account.

          "Custodial Agreement": An agreement that may be entered into among the Depositor, Impac Funding (individually and as Master Servicer), the Trustee and a Custodian in substantially the form of Exhibit L hereto.

          "Custodian": A custodian appointed pursuant to a Custodial Agreement.

          "Cut-off Date": December 1, 1999.

          "DCR": Duff & Phelps Credit Rating Co., or any successor.

          "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

          "Defaulted Mortgage Loan" means any Mortgage Loan as to which the Mortgagor has failed to make unexcused three or more consecutive scheduled Monthly Payments.

          "Deficient Valuation": With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

          "Definitive Certificate": Any definitive, fully registered
Certificate.

          "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced with a Qualified Substitute Mortgage Loan.

          "Depositor": Impac Secured Assets Corp., or its successor in interest.

          "Depository" The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository for purposes of registering those Certificates that are to be Book-Entry Certificates is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(5) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

          "Depository Participant": A broker, dealer, bank or other financial institutions or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          "Determination Date": The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the related Distribution Date.

          "Discount Fraction": With respect to each Discount Mortgage Loan, the fraction expressed as a percentage, the numerator of which is 9.000% minus the Net Mortgage Rate (or the initial Net Mortgage Rate with respect to any Discount Mortgage Loans as to which the Mortgage Rate for such Mortgage Loan is modified pursuant Article III of this Agreement) and the denominator of which is 9.000%. The Discount Fraction with respect to each Discount Mortgage Loan as of the Cut-off Date is set forth on Exhibit K attached hereto.

          "Discount Mortgage Loan": Any Mortgage Loan having a Net Mortgage Rate (or the initial Net Mortgage Rate) of less than 9.000% per annum and any Mortgage Loan deemed to be a Discount Mortgage Loan pursuant to the definition of Qualified Substitute Mortgage Loan.

          "Disqualified Organization": Any organization defined as a "disqualified organization" under Section 860E(e)(5) of the Code, which includes any of the following: (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for the Freddie Mac, a majority of its board of directors is not selected by such governmental unit),
(ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Trustee based upon an Opinion of Counsel that the holding of an Ownership Interest in a Class R Certificate by such Person may cause either REMIC I or REMIC II or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Class R Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          "Distribution Date": The 25th day of any month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in January 2000.

          "Due Date": The first day of the month of the related Distribution
Date.

          "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month preceding the month of such Distribution Date (or, with respect to the first Due Period, the day following the Cut-off Date) and ending on the related Due Date.

          "Eligible Account": An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated A-1 or better by Standard & Poors and D-1 or better by DCR at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by such Corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel (obtained by the Person requesting that the account be held pursuant to this clause (ii)) delivered to the Trustee prior to the establishment of such account, the Certificateholders will have a claim with respect to the funds in such account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments, each of which shall mature not later than the Business Day immediately preceding the Distribution Date next following the date of investment in such collateral or the Distribution Date if such Permitted Investment is an obligation of the institution that maintains the Certificate Account or Custodial Account) securing such funds that is superior to claims of any other depositors or general creditors of the depository institution with which such account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Custodial Account or the Certificate Account will not have an adverse effect on the then-current ratings assigned to the Classes of the Certificates then rated by the Rating Agencies). Eligible Accounts may bear interest.

          "Eligible Funds": On any Distribution Date, the portion, if any, of the Available Distribution Amount remaining after reduction by the sum of (i) the Trustee's Fees for such Distribution Date, (ii) the aggregate amount of Accrued Certificate Interest on the Class A and Class R Certificates, (iii) the Senior Principal Distribution Amount, (iv) the Principal Only Distribution Amount (determined without regard to Section 4.01(d)(i)(E) hereof) and (v) the aggregate amount of Accrued Certificate Interest on the Class M, Class B-1 and Class B-2 Certificates.

          "Event of Default": One or more of the events described in Section
7.01.

          "Excess Bankruptcy Loss": Any Bankruptcy Loss, or portion thereof, which exceeds the then applicable Bankruptcy Amount.

          "Excess Fraud Loss": Any Fraud Loss, or portion thereof, which exceeds the then applicable Fraud Loss Amount.

          "Excess Proceeds": As defined in Section 3.22.

          "Excess Special Hazard Loss": Any Special Hazard Loss, or portion thereof, that exceeds the then applicable Special Hazard Amount.

          "Extraordinary Events": Any of the following conditions with respect to a Mortgaged Property or Mortgage Loan causing or resulting in a loss which causes the liquidation of such Mortgage Loan:

          (a) losses which are otherwise covered by the fidelity bond and the errors and omissions insurance policy maintained pursuant to Section 3.18, but are in excess of the coverage maintained thereunder;

          (b) nuclear reaction or nuclear radiation or radioactive contamination, all whether controlled or uncontrolled, or remote or be in whole or in part caused by, contributed to or aggravated by a peril covered by the definition of the term "Special Hazard Loss";

          (c) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack;

               1. by any government or sovereign power, de jure or de facto, or by any authority maintaining or using military, naval or air forces; or

               2. by military, naval or air forces; or

               3. by an agent of any such government, power, authority or forces;

          (d) any weapon of war employing atomic fission or radioactive force whether in time of peace or war; or

          (e) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority; or risks of contraband or illegal transportation or trade.

          "Extraordinary Losses": Any loss incurred on a Mortgage Loan caused by or resulting from an Extraordinary Event.

          "Fannie Mae": Federal National Mortgage Association or any successor.

          "FDIC": Federal Deposit Insurance Corporation or any successor.

          "Fraud Loss Amount": As of any date of determination after the Cut-off Date, an amount equal to: (X) prior to the first Anniversary, an amount equal to 2.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the Cut-off Date minus the aggregate amount of Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.04 since the Cut-off Date up to such date of determination and
(Y) from the first to the fifth Anniversary, an amount equal to the lesser of
(a) the Fraud Loss Amount as of the most recent anniversary of the Cut-off Date and (b) 1.00% of the aggregate outstanding principal balance of all of the Mortgage Loans as of the most recent Anniversary minus (2) the Fraud Losses allocated solely to one or more specific Classes of Certificates in accordance with Section 4.04 since the most recent Anniversary up to such date of determination. On and after the fifth Anniversary, the Fraud Loss Amount shall be zero.

          The Fraud Loss Amount may be further reduced by the Master Servicer (including accelerating the manner in which such coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and (ii) provide a copy of such written confirmation to the Trustee.

          "Fraud Losses": Losses on Mortgage Loans as to which there was fraud in the origination of such Mortgage Loan.

          "Freddie Mac": Federal Home Loan Mortgage Corporation or any successor.

          "Funding Date": With respect to each Mortgage Loan, the date on which funds were advanced by or on behalf of the Seller and interest began to accrue thereunder.

          "Initial Certificate Principal Balance": With respect to each Class of Certificates (other than the Interest Only Certificates), the Certificate Principal Balance of such Class of Certificates as of the Cut-off Date as set forth in the Preliminary Statement hereto.

          "Initial Notional Amount": With respect to the Class A-4, Class A-5, Class A-6, Class A-9, Class M-1-X and Class M-2-X Certificates, $103,548,430, $12,631,666.67, $6,083,333.33, $7,512,422.68, $1,048,222.22 and $335,583.33,
respectively.

          "Insurance Policy": With respect to any Mortgage Loan, any insurance policy (including a Radian PMI Policy) which is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan.

          "Insurance Proceeds": Proceeds paid in respect of the Mortgage Loans pursuant to any Primary Hazard Insurance Policy, any title insurance policy or any other insurance policy covering a Mortgage Loan, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account.

          "Interest Accrual Period": With respect to any Certificate and each Uncertificated REMIC I IO Regular Interest, and any Distribution Date (other than the Class A-2, Class A-3 and Class A-4 Certificates) the calendar month preceding the month in which the Distribution Date occurs. The Interest Accrual Period for the Class A-2, Class A-3 and Class A-4 Certificates is the one-month period commencing on the 25th day of the month preceding the month in which such Distribution Date occurs and ending on the 24th day of the month in which such Distribution Date occurs.

          "Interest Only Certificate": Any Class A-4, Class A-5, Class A-6, Class A-9, Class M-1-X or Class M-2-X Certificate.

          "Late Collections": With respect to any Mortgage Loan, all amounts received during any Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquida tion Proceeds or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

          "LIBOR": With respect to any Distribution Date and the Pass-Through Rates on the Class A-2, Class A-3 and Class A-4 Certificates, the arithmetic mean of the London interbank offered rate quotations of reference banks (which will be selected by the Trustee after consultation with the Master Servicer) for one-month U.S. dollar deposits, expressed on a per annum basis, determined in accordance with Section 1.02.

          "LIBOR Business Day": Any day other than (i) a Saturday or a Sunday or
(ii) a day on which banking institutions in the city of London, England and New York City are required or authorized by law to be closed.

          "Liquidation Proceeds": Amounts (other than Insurance Proceeds) received by the Master Servicer in connection with the taking of an entire Mortgaged Property by exercise of the power of eminent domain or condemnation or in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received in respect of any REO Property.

          "Loan-to-Value Ratio": As of any date, the fraction, expressed as a percentage, the numerator of which is the current principal balance of the related Mortgage Loan at the date of determination and the denominator of which is the Collateral Value of the related Mortgaged Property.

          "Lost Note Affidavit": With respect to any Mortgage Note, an original lost note affidavit from the Seller stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note.

          "Maturity Date": The latest possible maturity date, solely for purposes of Section 1.860G-1(a)(4)(iii) of the Treasury regulations, by which
(i) the Certificate Principal Balance of each Class of Certificates (other than the Interest Only Certificates) or (ii) the Notional Amount of the Interest Only Certificate would be reduced to zero, which is January 25, 2030, the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan.

          "Master Servicer": Impac Funding Corporation, or any successor master servicer appointed as herein provided.

          "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by a Mortgagor from time to time under the related Mortgage Note as originally executed (after adjustment, if any, for Deficient Valuations occurring prior to such Due Date, and after any adjustment by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period).

          "Moody's": Moody's Investors Service, Inc., or its successor in interest.

          "Mortgage": The mortgage, deed of trust or any other instrument securing the Mortgage Loan.

          "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement; provided, that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee, such term shall not be deemed to include such additional documents required to be added unless they are actually so added.

          "Mortgage Loan": Each of the mortgage loans, transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.04 and from time to time held in the Trust Fund (including any Qualified Substitute Mortgage Loans), the Mortgage Loans so transferred, assigned and held being identified in the Mortgage Loan Schedule. As used herein, the term "Mortgage Loan" includes the related Mortgage Note and Mortgage.

          "Mortgage Loan Purchase Agreement": The Mortgage Loan Purchase Agreement dated as of December 1, 1999, among Impac Funding Corporation, as seller, Impac Mortgage

Holdings, Inc., as guarantor, and the Depositor as purchaser, and all amendments thereof and supplements thereto.

          "Mortgage Loan Schedule": As of any date of determination, the schedule of Mortgage Loans included in the Trust Fund. The initial schedule of Mortgage Loans with accompanying information transferred on the Closing Date to the Trustee as part of the Trust Fund for the Certificates, attached hereto as Exhibit H (as amended from time to time to reflect the addition of Qualified Substitute Mortgage Loans) (and, for purposes of the Trustee pursuant to Section 2.02, in computer-readable form as delivered to the Trustee), which list shall set forth the following information with respect to each Mortgage Loan:

        (i)     the loan number and name of the Mortgagor;

        (ii) the street address, city, state and zip code of the Mortgaged Property;

        (iii) (A) the original term to maturity and (B) if such Mortgage Loan is a Balloon Loan, the amortization term thereof;

        (iv)    the original principal balance and the original Mortgage Rate;

        (v)     the first payment date;

        (vi) whether the Mortgage Loan is a Balloon Mortgage Loan or a Mortgage Loan the terms of which do not provide for a Balloon Payment;

        (vii)   the type of Mortgaged Property;

        (viii)  the Monthly Payment in effect as of the Cut-off Date;

        (ix)    the principal balance as of the Cut-off Date;

        (xi)    the Mortgage Rate as of the Cut-off Date and the Pool Strip
                Rate;

        (xii)   the occupancy status;

        (xiii)  the purpose of the Mortgage Loan;

        (xiv)   the Collateral Value of the Mortgaged Property;

        (xv)    the original term to maturity;

        (xvi)   the paid-through date of the Mortgage Loan;

        (xvii)  the Servicing Fee Rate;

        (xviii) the Net Mortgage Rate for such Mortgage Loan;

        (xix) whether such Mortgage Loan is a Radian PMI Loan and, if so, the related Radian PMI Policy Rate;

        (xx) whether the Mortgage Loan is covered by a private mortgage insurance policy or an original certificate of private mortgage insurance; and

        (xxi)   the documentation type.

          The Mortgage Loan Schedule may be in the form of more than one schedule, collectively setting forth all of the information required.

          "Mortgage Note": The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan.

          "Mortgage Rate": With respect to any Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan, as adjusted from time to time in accordance with the provisions of the Mortgage Note.

          "Mortgaged Property": The underlying property securing a Mortgage
Loan.

          "Mortgagor": The obligor or obligors on a Mortgage Note.

          "Net Mortgage Rate": With respect to each Mortgage Loan Due Date, a per annum rate of interest equal to the then-applicable Mortgage Rate on such Mortgage Loan less the sum of the Servicing Fee Rate and the Trustee Fee Rate and, with respect to the Radian Insured Loans, the Radian PMI Policy Rate.

          "Non-Discount Mortgage Loan": The Mortgage Loans other than the Discount Mortgage Loans.

          "Nonrecoverable Advance": Any Advance or Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan which, in the good faith judgment of the Master Servicer, will not or, in the case of a proposed Advance or Servicing Advance, would not be ultimately recoverable from related Late Collections, Insurance Proceeds, Liquidation Proceeds or REO Proceeds. The determination by the Master Servicer that it has made a Nonrecoverable

Advance or that any proposed Advance or Servicing Advance would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Depositor and the Trustee.

          "Non-United States Person": Any Person other than a United States Person.

          "Notional Amount": With respect to the Class A-4 Certificates as of any Distribution Date, the aggregate of the Certificate Principal Balances of the Class A-2 Certificates and Class A-3 Certificates immediately prior to such date. With respect to the Class A-5 Certificates as of any Distribution Date, 11/60 multiplied by the Certificate Principal Balance of the Class A-1 Certificates, immediately prior to such date. However, for federal income tax purposes, the Notional Amount of the Class A-5 Certificates will be the Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest N. With respect to the Class A-6 Certificates as of any Distribution Date, 1/6 multiplied by the Certificate Principal Balance of the Class A-7 Certificates, immediately prior to such date. However, for federal income tax purposes, the Notional Amount of the Class A-6 Certificates will be the Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest Q. With respect to the Class A-9 Certificates as of any Distribution Date, the product of (x) the fraction, the numerator of which is the excess of the weighted average (by Stated Principal Balance) of the Net Mortgage Rates of the Non-Discount Mortgage Loans over 9.00%, and the denominator of which is 9.00%, and (y) the aggregate Stated Principal Balance of the Non-Discount Mortgage Loans as of the first date of the related Due Period for such Distribution Date. With respect to the Class M-1-X Certificates as of any Distribution Date, the 1/9 multiplied by the Certificate Principal Balance of the Class M-1 Certificates, immediately prior to such date. However, for federal income tax purposes, the Notional Amount of the Class M-1-X Certificates will be the Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest U. With respect to the Class M-2-X Certificates as of any Distribution Date, 1/12 multiplied by the Certificate Principal Balance of the Class M-2 Certificates, immediately prior to such date. However, for federal income tax purposes, the Notional Amount of the Class M-2-X Certificates will be the Uncertificated Principal Balance of Uncertificated REMIC I Regular Interest W.

          "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Depositor, the Seller, the Master Servicer or of any Sub-Servicer and delivered to the Depositor and Trustee.

          "Opinion of Counsel": A written opinion of counsel, who may be counsel for the Depositor, the Seller, or the Master Servicer, reasonably acceptable to the Trustee; except that any opinion of counsel relating to (a) the qualification of any account required to be maintained pursuant to this Agreement as an Eligible Account, (b) the qualification of REMIC I or REMIC II as REMICs, (c) compliance with the REMIC Provisions or (d) resignation of the Master Servicer pursuant to Section 6.04 must be an opinion of counsel who (i) is in fact independent of the Depositor and the

Master Servicer, (ii) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Master Servicer or in an affiliate of either and (iii) is not connected with the Depositor or the Master Servicer as an officer, employee, director or person performing similar functions.

          "Original Senior Percentage": The fraction, expressed as a percentage, the numerator of which is the aggregate Initial Certificate Principal Balance of the Senior Certificates (other than the Principal Only Certificates) and the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans (other than the Discount Fraction of the Discount Mortgage Loans) as of the Cut-off Date, which percentage is approximately 91.90% as of the Closing Date.

          "OTS": Office of Thrift Supervision or any successor.

          "Outstanding Mortgage Loan": As to any Due Date, a Mortgage Loan (including an REO Property) which was not the subject of a Principal Prepayment in Full, Cash Liquidation or REO Disposition and which was not purchased prior to such Due Date pursuant to Sections 2.02, 2.04, 3.14 or 3.24.

          "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "Pass-Through Rate": A rate equal to, (i) with respect to all Certificates other than the Class A-2, Class A-3 and Class A-4 Certificates and the Principal Only Certificates, a fixed rate set forth in the Preliminary Statement hereto; provided however, for federal income tax purposes, the Pass-Through Rate for the Class A-5, Class A-6, Class M-1-X and Class M-2-X Certificates will be 1.65% and 1.50%, 1.00% and 0.75%, respectively, and (ii) with respect to the Class A-2, Class A-3 and Class A-4 Certificates, as follows:

          (1) The Pass-Through Rate on the Class A-2 Certificates with respect to the initial Interest Accrual Period is 6.30% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to 0.70% plus LIBOR, with a maximum rate of 9.00% per annum and a minimum rate of 0.70% per annum.

          (2) The Pass-Through Rate on the Class A-3 Certificates with respect to the initial Interest Accrual Period is 6.30% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to 0.70% plus LIBOR, with a maximum rate of 9.00% per annum and a minimum rate of 0.70% per annum.

          (3) The Pass-Through Rate on the Class A-4 Certificates with respect to the initial Interest Accrual Period is 2.70% per annum, and as to any Interest Accrual Period thereafter, will be a per annum rate equal to 8.30% minus LIBOR, with a maximum rate of 8.30% per annum and a minimum rate of 0.00% per annum.

The Principal Only Certificates do not have a Pass-Through Rate and are not entitled to Accrued Certificate Interest.

          "Percentage Interest": With respect to any Certificate (other than a Class R Certificate), the undivided percentage ownership interest in the related Class evidenced by such Certificate, which percentage ownership interest shall be equal to the Initial Certificate Principal Balance thereof or Initial Notional Amount (in the case of the Interest Only Certificates) divided by the aggregate Initial Certificate Principal Balance or initial Notional Amount, as applicable, of all of the Certificates of the same Class. With respect to a Class R Certificate, the interest in distributions to be made with respect to such Class evidenced thereby, expressed as a percentage, as stated on the face of each such Certificate.

          "Permitted Investment": One or more of the following:

          (i) obligations of or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

          (ii) repurchase agreements on obligations specified in clause (i) maturing not more than one month from the date of acquisition thereof, provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by each Rating Agency in its highest short-term rating available;

          (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company; provided that the debt obligations of such depository institution or trust company (or, if the only Rating Agency is Standard & Poor's, in the case of the principal depository institution in a depository institution holding company, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by each Rating Agency in its highest short-term rating available; and provided further that, if the only Rating Agency is Standard & Poor's and if the depository or trust company is a principal subsidiary of a bank holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the bank holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be A-1+ in the case of Standard & Poor's if Standard & Poor's is the Rating Agency;

          (iv) commercial paper (having original maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by DCR in its highest short-term rating available and by Standard & Poor's at least A-1; provided that such commercial paper shall have a remaining maturity of not more than 30 days;

          (v) a money market fund or a qualified investment fund rated by each Rating Agency in its highest long-term rating available, including any such funds for which Norwest Bank Minnesota, National Association or any affiliate thereof serves as an investment advisor, manager, administrator, shareholder, servicing agent, and/or custodian or sub-custodian; and

          (vi) other obligations or securities that are acceptable to each Rating Agency as a Permitted Investment hereunder and will not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency, as evidenced in writing;

provided, however, that no instrument shall be a Permitted Investment if it represents, either (1) the right to receive only interest payments with respect to the underlying debt instrument or (2) the right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity greater than 120% of the yield to maturity at par of such underlying obligations.

          "Permitted Transferee": Any transferee of a Residual Certificate other than a Disqualified Organization, a Non-United States Person or an "electing large partnership" (as defined in Section 775 of the Code)..

          "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Pool Strip Rate": With respect to any Distribution Date and any Non-Discount Mortgage Loan, the Net Mortgage Rate thereon minus 9.00%, but not less than 0.00%.

          "Prepayment Assumption": represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of new mortgage loans. A prepayment assumption of 100% of the Prepayment Assumption assumes a constant prepayment rate of 4% per annum of the then outstanding principal balance of such mortgage loans in the first month of the life of the mortgage loans and an additional amount of approximately 1.2727% per annum in each month thereafter until the twelfth month. Beginning in the twelfth month and in each month thereafter during the life of the mortgage loans, 100% of the Prepayment Assumption assumes a constant prepayment rate of 18% per annum each month.

          "Prepayment Distribution Percentage": With respect to any Distribution Date and each Class of Class M Certificates and Class B Certificates, under the applicable circumstances set forth below, the respective percentages set forth below:

     (i) For any Distribution Date on which any Class of Class M or Class B Certificates are outstanding:

               (a) in the case of the Class of Class M Certificates then outstanding with the lowest numerical designation, or in the event the Class M Certificates are no longer outstanding, the Class of Class B Certificates then outstanding with the lowest numerical designation and each other Class of Class M Certificates and Class B Certificates for which the related Prepayment Distribution Trigger has been satisfied, a fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of such Class immediately prior to such date and the denominator of which is the sum of the Certificate Principal Balances immediately prior to such date of (1) the Class of Class M Certificates then outstanding with the lowest numerical designation, or in the event the Class M Certificates are no longer outstanding, the Class of Class B Certificates then outstanding with the lowest numerical designation and (2) all other Classes of Class M Certificates and Class B Certificates for which the respective Prepayment Distribution Triggers have been satisfied; and

               (b) in the case of each other Class of Class M Certificates and Class B Certificates for which the Prepayment Distribution Triggers have not been satisfied, 0%; and

          (ii) Notwithstanding the foregoing, if the application of the foregoing percentages on any Distribution Date as provided in Section 4.01 (determined without regard to the proviso to the definition of "Subordinate Principal Distribution Amount") would result in a distribution in respect of principal of any Class or Classes of Class M Certificates and Class B Certificates in an amount greater than the remaining Certificate Principal Balance thereof (any such class, a "Maturing Class"), then: (a) the Prepayment Distribution Percentage of each Maturing Class shall be reduced to a level that, when applied as described above, would exactly reduce the Certificate Principal Balance of such Class to zero; (b) the Prepayment

         Distribution Percentage of each other Class of Class M Certificates and Class B Certificates (any such Class, a "Non-Maturing Class") shall be recalculated in accordance with the provisions in paragraph (i) above, as if the Certificate Principal Balance of each Maturing Class had been reduced to zero (such percentage as recalculated, the "Recalculated Percentage"); (c) the total amount of the reductions in the Prepayment Distribution Percentages of the Maturing Class or Classes pursuant to clause (a) of this sentence, expressed as an aggregate percentage, shall be allocated among the Non-Maturing Classes in proportion to their respective Recalculated Percentages (the portion of such aggregate reduction so allocated to any Non-Maturing Class, the "Adjustment Percentage"); and (d) for purposes of such Distribution Date, the Prepayment Distribution Percentage of each Non- Maturing Class shall be equal to the sum of (1) the Prepayment Distribution Percentage thereof, calculated in accordance with the provisions in paragraph (i) above as if the Certificate Principal Balance of each Maturing Class had not been reduced to zero, plus (2) the related Adjustment Percentage.

          "Prepayment Distribution Trigger": The Class M-2 Prepayment Distribution Trigger, Class M-3 Prepayment Distribution Trigger, Class B-1 Prepayment Distribution Trigger, Class B-2 Prepayment Distribution Trigger or Class B-3 Prepayment Distribution Trigger.

          "Prepayment Interest Shortfall": As to any Distribution Date and any Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Principal Prepayment in Full during the related Prepayment Period, an amount equal to the excess of one month's interest at the Net Mortgage Rate on the Stated Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Net Mortgage Rate) paid by the Mortgagor for such Prepayment Period to the date of such Principal Prepayment in Full or (b) a Curtailment during the prior calendar month, an amount equal to one month's interest at the Net Mortgage Rate on the amount of such Curtailment.

          "Prepayment Period": As to any Distribution Date, the calendar month preceding the month in which such Distribution Date occurs.

          "Primary Hazard Insurance Policy": Each primary hazard insurance policy (other than a Radian PMI Policy) required to be maintained pursuant to
Section 3.13.

          "Primary Insurance Policy": Any primary policy of mortgage guaranty insurance other than the Radian PMI Policy, or any replacement policy therefor providing coverage for certain Mortgage Loans included in the Trust Fund with Loan-to-Value Ratios in excess of 80.00%.

          "Principal Only Certificates": The Class A-8 Certificates.

          "Principal Only Collection Shortfalls": With respect to the Cash Liquidation or REO Disposition of a Discount Mortgage Loan and any Distribution Date, the excess of the amount described in Section 4.01(d)(i)(C)(1) over the amount described in Section 4.01(d)(i)(C)(2).

          "Principal Only Distribution Amount": As defined in Section
4.01(d)(i).

          "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          "Principal Prepayment in Full": Any Principal Prepayment made by a Mortgagor of the entire unpaid principal balance of the Mortgage Loan.

          "Purchase Price": With respect to any Mortgage Loan (or REO Property) required to be purchased pursuant to Section 2.02, 2.04 or 3.14 or that the Master Servicer is entitled to repurchase pursuant to Section 3.24, an amount equal to the sum of (i) 100% of the Stated Principal Balance thereof, (ii) unpaid accrued interest (or REO Imputed Interest) at the applicable Net Mortgage Rate on the Stated Principal Balance thereof outstanding during each Due Period that such interest was not paid or advanced, from the date through which interest was last paid by the Mortgagor or advanced and distributed to Certificateholders together with unpaid Servicing Fees, Trustee's Fees and, if such Mortgage Loan is a Radian Insured Loan, fees due Radian at the Radian PMI Policy Rate, from the date through which interest was last paid by the Mortgagor, in each case to the first day of the month in which such Purchase Price is to be distributed, plus (iii) the aggregate of all Advances and Servicing Advances made in respect thereof that were not previously reimbursed.

          "Qualified Insurer": Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as the claims paying ability of which is acceptable to the Rating Agencies for pass-through certificates having the same rating as the Certificates rated by the Rating Agencies as of the Closing Date.

          "Qualified Substitute Mortgage Loan": A Mortgage Loan substituted by the Depositor for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate of the Seller delivered to the Trustee, (i) have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate outstanding principal balance, after such deduction), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan (the amount of any shortfall to be paid to the Master

Servicer for deposit in the Custodial Account in the month of substitution);
(ii) have a Mortgage Rate and a Net Mortgage Rate no lower than and not more than 1% per annum higher than the Mortgage Rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution; (iii) have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution; (iv) have a remaining term to stated maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan; (v) comply with each representation and warranty set forth in Section 2.04 hereof; (vi) have a Pool Strip Rate equal to or greater than that of the Deleted Mortgage Loan and, (vii) comply with each representation and warranty set forth in the Mortgage Loan Purchase Agreement. Notwithstanding any other provisions herein, (x) with respect to any Qualified Substitute Mortgage Loan substituted for a Deleted Mortgage Loan which was a Discount Mortgage Loan, such Qualified Substitute Mortgage Loan shall be deemed to be a Discount Mortgage Loan and to have a Discount Fraction equal to the Discount Fraction of the Deleted Mortgage Loan and (y) in the event that the "Pool Strip Rate" of any Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" is greater than the Pool Strip Rate of the related Deleted Mortgage Loan, (i) the Pool Strip Rate of such Qualified Substitute Mortgage Loan shall be equal to the Pool Strip Rate of the related Deleted Mortgage Loan for purposes of calculating the Uncertificated REMIC I Pass-Through Rate for the Uncertificated REMIC I IO Regular Interests and (ii) the excess of the Pool Strip Rate on such Qualified Substitute Mortgage Loan as calculated pursuant to the definition of "Pool Strip Rate" over the Pool Strip Rate on the related Deleted Mortgage Loan shall be payable to the Class R-II Certificates pursuant to Section 4.01 hereof.

          "Radian": Radian Guaranty, Inc. (f/k/a Commonwealth Mortgage Assurance Company), or its successors or assigns.

          "Radian Insured Loans": The Mortgage Loans included in the Trust Fund covered by the Radian PMI Policy, as indicated on the Mortgage Loan Schedule.

          "Radian PMI Policy": Either one of the two modified primary insurance pool policies issued with respect to certain of the Mortgage Loans by Radian.

          "Radian PMI Policy Rate": With respect to any Radian Insured Loan, the rate per annum at which the related premium on the Radian PMI Policy accrues.

          "Rate Adjustment Date": With respect to each Distribution Date and the Class A-2, Class A-3 and Class A-4 Certificates, the second LIBOR Business Day immediately preceding the commencement of the related Interest Accrual Period on which banks are open for dealing in foreign currency and exchange in London, England.

          "Rating Agency": Standard & Poor's or DCR and each of their successors. If such agencies and their successors are no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating agency, or other comparable Person, designated by the Depositor, notice of which designation shall be given to the Trustee and Master Servicer. References herein to the two highest long term debt rating categories of a Rating Agency shall mean "AA" or better in the case of DCR, and "AA" or better in the case of Standard & Poor's and references herein to the highest short-term debt rating of a Rating Agency shall mean "A-1+" in the case of Standard & Poor's, and "D-1+" in the case of DCR, and in the case of any other Rating Agency such references shall mean such rating categories without regard to any plus or minus.

          "Realized Loss": With respect to each Mortgage Loan or REO Property as to which a Cash Liquidation or REO Disposition has occurred, an amount (not less than zero) equal to (i) the Stated Principal Balance of the Mortgage Loan as of the date of Cash Liquidation or REO Disposition, plus (ii) interest (and REO Imputed Interest, if any) at the Net Mortgage Rate from the Due Date as to which interest was last paid or advanced to Certificateholders up to the date of the Cash Liquidation or REO Disposition on the Stated Principal Balance of such Mortgage Loan outstanding during each Due Period that such interest was not paid or advanced, minus (iii) the proceeds, if any, received during the month in which such Cash Liquidation or REO Disposition occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Mortgage Loan, net of the portion thereof reimbursable to the Master Servicer or any Sub- Servicer with respect to related Advances or Servicing Advances not previously reimbursed. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

          "Record Date": The last Business Day of the month immediately preceding the month of the related Distribution Date.

          "Regular Certificate": Any of the Certificates other than a Residual Certificate.

          "Relief Act": The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

          "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

          "REMIC I": The segregated pool of assets, with respect to which a REMIC election is to be made, consisting of: (i) each Mortgage Loan (exclusive of payments of principal and interest due on or before the Cut-off Date, if any, received by the Master Servicer which shall not constitute an asset of the Trust
Fund) as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans (exclusive of any prepayment fees and late payment charges received on the Mortgage Loans), together with all documents included in the related Mortgage File, subject to Section 2.01; (ii) such funds or assets as from time to time are deposited in the Custodial Account or the Certificate Account and belonging to the Trust Fund; (iii) any REO Property;
(iv) the

Primary Hazard Insurance Policies, if any, the Primary Insurance Policies, if any, and all other Insurance Policies with respect to the Mortgage Loans; (v) the Radian PMI Policies; and (vi) the Depositor's interest in respect of the representations and warranties made by the Seller in the Mortgage Loan Purchase Agreement as assigned to the Trustee pursuant to Section 2.04 hereof.

          "REMIC I Certificates": The Class R-I Certificates.

          "REMIC II": The segregated pool of assets consisting of the Uncertificated REMIC I Regular Interests conveyed in trust to the Trustee for the benefit of the holders of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class M-1, Class M-1-X, Class M-2, Class M-2-X, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificates pursuant to Section 2.06, with respect to which a separate REMIC election is to be made.

          "REMIC II Certificates": Any of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificates.

          "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and proposed, temporary and final regulations and published rulings, notices and announcements promulgated thereunder, as the foregoing may be in effect from time to time.

          "Remittance Report": A report prepared by the Master Servicer providing the information set forth in Exhibit E attached hereto.

          "REO Acquisition": The acquisition by the Master Servicer on behalf of the Trustee for the benefit of the Certificateholders of any REO Property pursuant to Section 3.15.

          "REO Disposition": The receipt by the Master Servicer of Insurance Proceeds, Liquidation Proceeds and other payments and recoveries (including proceeds of a final sale) which the Master Servicer expects to be finally recoverable from the sale or other disposition of the REO Property.

          "REO Imputed Interest": As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.15 by any income from the REO Property treated as a recovery of principal).

          "REO Proceeds": Proceeds, net of directly related expenses, received in respect of any REO Property (including, without limitation, proceeds from the rental of the related Mortgaged Property and of any REO Disposition), which proceeds are required to be deposited into the Custodial Account as and when received.

          "REO Property": A Mortgaged Property acquired by the Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

          "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit 3 to the Custodial Agreement attached hereto.

          "Reserve Banks": Leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Screen Page 3750 on the Interest Determination Date in question,
(iii) which have been designated as such by the Trustee and (iv) not controlling, controlled by, or under common control with, the Company or the Seller.

          "Reserve Interest Rate": As determined by the Trustee, either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Master Servicer, as of 11:00 a.m., New York time, on such date for loans in U.S. Dollars to the principal London offices of leading banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of the Class A-2 Certificates and the Class A-3 Certificates then outstanding or (ii) if no such quotations can be obtained, the rate shall be the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such Rate Adjustment Date to leading European banks.

          "Residual Certificate": Any of the Class R-I Certificates or Class R-II Certificates.

          "Responsible Officer": When used with respect to the Trustee, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, the Chairman of the Committee on Trust Matters, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant cashier, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Seller": Impac Funding Corporation, or its successor in interest.

          "Senior Accelerated Distribution Percentage": With respect to any Distribution Date, the percentage indicated below:

                                    Senior Accelerated
Distribution Date                   Distribution Percentage
-----------------------------------------------------------
January 2000 through           100%
 December 2004

January 2005 through           Senior Percentage, plus 70% of
   December 2005                            the Subordinate Percentage

January 2006 through           Senior Percentage, plus 60% of
   December 2006                            the Subordinate Percentage

January 2007 through           Senior Percentage, plus 40% of
   December 2007                            the Subordinate Percentage

January 2008 through           Senior Percentage, plus 20% of
   December 2008                            the Subordinate Percentage

January 2009 and                      Senior Percentage,
  thereafter

provided, however, (i) that any scheduled reduction to the Senior Accelerated Distribution Percentage described above shall not occur as of any Distribution Date unless either (a)(1)(x) the outstanding principal balance of Mortgage Loans delinquent 60 days or more (including foreclosure and REO Property) averaged over the last six months as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M Certificates and the Class B Certificates, is less than 50%, or (y) the outstanding principal balance of Mortgage Loans delinquent 60 days or more (including foreclosure and REO Property) averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 2% and (2) Realized Losses on the Mortgage Loans to date for such Distribution Date if occurring during the sixth, seventh, eighth, ninth or tenth year (or any year thereafter) after the Closing Date are less than 30%, 35%, 40%, 45% or 50%, respectively, of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates or (b)
(1) the aggregate outstanding principal balance of the Mortgage Loans delinquent 60 days or more (including foreclosure and REO Property) averaged over the last six months, as a percentage of the aggregate outstanding principal balance of all Mortgage Loans averaged over the last six months, does not exceed 4% and (2) Realized Losses on the Mortgage Loans on or prior to such Distribution Date are less than 10% of the sum of the Initial Certificate Principal Balances of the Class M Certificates and Class B Certificates and (ii) that for any Distribution Date on which the Senior Percentage is greater than the Original Senior Percentage, the Senior Accelerated Distribution Percentage for such Distribution Date shall be 100%. Notwithstanding the foregoing, upon the reduction of the aggregate Certificate Principal Balance of the Class A Certificates (other than the Certificate Principal Balance of the Principal Only Certificates) and the Class R Certificates to zero, the Senior Accelerated Distribution Percentage will equal 0%.

          "Senior Interest Distribution Amount": As defined in Section
4.01(c)(i).

          "Senior Percentage": As of any Distribution Date, the lesser of 100% and a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of the Class A Certificates (other than the Principal Only Certificates) and Class R Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate Stated Principal Balance of all of the Mortgage Loans or related REO Properties (other than the Discount Fraction of the Discount Mortgage Loans) immediately prior to such Distribution Date.

          "Senior Principal Distribution Amount": As to any Distribution Date, the lesser of (a) the balance of the Available Distribution Amount remaining after the distribution of all amounts required to be distributed pursuant to
Section 4.01(c)(i) and (b) the sum of the amounts required to be distributed to the Class A Certificates and Class R Certificates on such Distribution Date pursuant to Section 4.01(c)(ii)(Y), (xv) and (xvi).

          "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

          "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses incurred in connection with a default, delinquency or other unanticipated event in the performance by the Master Servicer or any Sub-Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures,
(iii) the management and liquidation of any REO Property and (iv) compliance with the obligations under the second paragraph of Section 3.01, Section 3.09 and Section 3.13 (other than any deductible described in the last paragraph thereof).

          "Servicing Fees": As to each Mortgage Loan, an amount, payable out of any payment of interest on the Mortgage Loan, equal to interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan for the calendar month preceding the month in which the payment is due (alternatively, in the event such payment of interest accompanies a Principal Prepayment in full made by the Mortgagor, interest for the number of days covered by such payment of interest).

          "Servicing Fee Rate": With respect to each Mortgage Loan, the per annum rate of 0.28%.

          "Servicing Officer": Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

          "Single Certificate": A Certificate of any Class evidencing an Initial Certificate Principal Balance of $1,000.

          "Special Deposit": As defined in Section 2.01(a).

          "Special Hazard Amount": As of any Distribution Date, an amount equal to $2,300,987 (the initial "Special Hazard Amount") minus the sum of (i) the aggregate amount of Special Hazard Losses allocated solely to one or more Classes of Certificates in accordance with Section 4.04 and (ii) the Adjustment Amount (as defined below) as most recently calculated. For each Anniversary, the "Adjustment Amount" shall be calculated and shall be equal to the amount, if any, by which the amount calculated in accordance with the preceding sentence (without giving effect to the deduction of the Adjustment Amount for such Anniversary) exceeds the greater of (A) the greatest of (i) twice the outstanding principal balance of the Mortgage Loan in the Trust Fund which has the largest outstanding principal balance on the Distribution Date immediately preceding such anniversary, (ii) the product of 1.00% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary and (iii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the Mortgage Loans in any single five-digit California zip code area with the largest amount of Mortgage Loans by aggregate principal balance as of such anniversary and (B) the greater of (i) the product of 0.50% multiplied by the outstanding principal balance of all Mortgage Loans on the Distribution Date immediately preceding such anniversary multiplied by a fraction, the numerator of which is equal to the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of all of the Mortgage Loans secured by Mortgaged Properties located in the State of California divided by the aggregate outstanding principal balance (as of the immediately preceding Distribution
Date) of all of the Mortgage Loans, expressed as a percentage, and the denominator of which is equal to 19.83% (which percentage is equal to the percentage of Mortgage Loans initially secured by Mortgaged Properties located in the State of California) and (ii) the aggregate outstanding principal balance (as of the immediately preceding Distribution Date) of the largest Mortgage Loan secured by a Mortgaged Property located in the State of California.

          The Special Hazard Amount may be further reduced by the Master Servicer (including accelerating the manner in which coverage is reduced) provided that prior to any such reduction, the Master Servicer shall (i) obtain written confirmation from each Rating Agency that such reduction shall not reduce the rating assigned to any Class of Certificates by such Rating Agency below the lower of the then-current rating or the rating assigned to such Certificates as of the Closing Date by such Rating Agency and
(ii) provide a copy of such written confirmation to the Trustee.

          "Special Hazard Loss": Any Realized Loss not in excess of the cost of the lesser of repair or replacement of a Mortgaged Property suffered by such Mortgaged Property on account of direct physical loss, exclusive of (i) any loss of a type covered by a hazard policy or a flood insurance policy required to be maintained in respect of such Mortgaged Property pursuant to Section 3.13(a), except to the extent of the portion of such loss not covered as a result of any coinsurance provision and (ii) any Extraordinary Loss.

          "Special Hazard Percentage": As of each Anniversary, the greater of
(i) 1.00% and (ii) the largest percentage obtained by dividing the aggregate outstanding principal balance (as of the immediately preceding Distribution
Date) of the Mortgage Loans secured by Mortgaged Properties located in a single, five-digit zip code area in the State of California by the outstanding principal balance of all the Mortgage Loans as of such immediately preceding Distribution Date.

          "Standard & Poor's": Standard & Poor's, a division of The McGraw Hill Companies, Inc., or its successor in interest.

          "Startup Day": The day designated as such pursuant to Article X hereof.

          "Stated Principal Balance": With respect to any Mortgage Loan or related REO Property at any given time, (i) the principal balance of the Mortgage Loan outstanding as of the Cutoff Date, after application of principal payments due on or before such date, whether or not received, minus (ii) the sum of (a) the principal portion of the Monthly Payments due with respect to such Mortgage Loan or REO Property during each Due Period ending prior to the most recent Distribution Date which were received or with respect to which an Advance was made, and (b) all Principal Prepayments with respect to such Mortgage Loan or REO Property, and all Insurance Proceeds, Liquidation Proceeds and REO Proceeds to the extent applied by the Master Servicer as recoveries of principal in accordance with Section 3.15 with respect to such Mortgage Loan or REO Property, which were distributed pursuant to Section 4.01 on any previous Distribution Date, and (c) any Realized Loss with respect thereto allocated pursuant to Section 4.04 for any previous Distribution Date.

          "Subordinate Certificate": Any of the Class M, Class B-1, Class B-2 or Class B-3 Certificates.

          "Subordinate Percentage": As of any date of determination, a percentage equal to 100% minus Senior Percentage as of such date.

          "Subordinate Principal Distribution Amount": With respect to any Distribution Date and each Class of Class M Certificates and Class B Certificates, the sum of (i) the product of (x) the related Class M Percentage or Class B Percentage for such Class and (y) the aggregate of the amounts calculated for such Distribution Date under clauses (1), (2) and (3) of Section 4.01(c)(ii)(Y)(A) without giving effect to the Senior Percentage; (ii) such Class's pro rata share, based on the Certificate Principal Balance of each Class of Class M Certificates and Class B Certificates then outstanding, of the principal collections described in Section 4.01(c)(ii)(Y)(B)(b) (without giving effect to the Senior Accelerated Distribution Percentage), to the extent such collections are not otherwise distributed to the Senior Certificates; (iii) the product of (x) the related Prepayment Distribution Percentage for such Distribution Date and (y) the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period to the extent not payable to the Senior Certificates; and (iv) any amounts described in clauses (i), (ii) and (iii) as determined for any previous Distribution Date, that remain undistributed to the extent that such amounts are not attributable to Realized Losses which have been allocated to a subordinate Class of Class M or Class B Certificates; provided, however, that such amount shall in no event exceed the outstanding Certificate Principal Balance of such Class of Certificates immediately prior to such date.

          "Sub-Servicer": Any Person with which the Master Servicer has entered into a Sub- Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

          "Sub-Servicer Remittance Date": The 18th day of each month, or if such day is not a Business Day, the immediately preceding Business Day.

          "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the Master Servicer.

          "Sub-Servicing Agreement": The written contract between the Master Servicer and a Sub-Servicer and any successor Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

          "Tax Returns": The federal income tax return on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of REMIC I and REMIC II due to their classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

          "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation or other form of assignment of any Ownership Interest in a Certificate.

          "Transferor": Any Person who is disposing by Transfer of any Ownership Interest in a Certificate.

          "Trust Fund": REMIC I and REMIC II.

          "Trustee": Norwest Bank Minnesota, National Association, or its successor in interest, or any successor trustee appointed as herein provided.

          "Trustee's Fee": As to each Mortgage Loan and Distribution Date, an amount equal to interest at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month immediately preceding the month in which such Distribution Date occurs.

          "Trustee Fee Rate": With respect to each Mortgage Loan, the per annum rate of 0.0125%.

          "Uncertificated Principal Balance": With respect to each Uncertificated REMIC I Regular Interest on any date of determination, the amount set forth in the Preliminary Statement hereto minus the sum of (x) the aggregate of all amounts previously deemed distributed with respect to such interest and applied to reduce the Uncertificated Principal Balance thereof pursuant to
Section 4.07(a)(ii) and (y) the aggregate of all reductions in Certificate Principal Balance deemed to have occurred in connection with Realized Losses that were previously deemed allocated to the Uncertificated Principal Balance of such Uncertificated REMIC I Regular Interest pursuant to Section 4.07(d).

          "Uncertificated REMIC I Accrued Interest": With respect to each Distribution Date, (i) as to Uncertificated REMIC I Regular Interest N, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Class A-1 Certificates if the Pass-Through Rate on such Class were equal to the Uncertificated REMIC I Pass-Through Rate on Uncertificated REMIC I Regular Interest N; (ii) as to Uncertificated REMIC I Regular Interest O, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Class A-2 Certificates if the Pass- Through Rate on such Classes were equal to the Uncertificated REMIC I Pass-Through Rate on Uncertificated REMIC I Regular Interest O; (iii) as to Uncertificated REMIC I Regular Interest P, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Class A-3 Certificates if the Pass-Through Rate on such Classes were equal to the Uncertificated REMIC I Pass-Through Rate on Uncertificated REMIC I Regular Interest P; (iv) as to Uncertificated REMIC I Regular Interest Q, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Class A-7 Certificates if the Pass-Through Rate on such Class were equal to the Uncertificated REMIC I Pass-Through Rate on Uncertificated REMIC I Regular Interest Q; (v) as to Uncertificated REMIC I Regular Interest S, the Uncertificated REMIC I Regular Interest S will receive no Uncertificated REMIC I Accrued Interest; (vi) as to Uncertificated REMIC I Regular Interest T, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Class R-II Certificates if the Pass-Through Rate on such Class were equal to the Uncertificated REMIC I Pass-Through Rate on Uncertificated REMIC I Regular Interest T, (vii) as to Uncertificated REMIC I Regular Interest U, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Class M-1 Certificates if the Pass-Through Rate on such Class were equal to the Uncertificated REMIC I Pass-Through Rate on Uncertificated REMIC I Regular Interest U; (viii) as to Uncertificated REMIC I Regular Interest W, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Class M-2 Certificates if the Pass-Through Rate on such Class were equal to the Uncertificated REMIC I Pass-Through Rate on Uncertificated REMIC I Regular Interest W, (ix) as to Uncertificated REMIC I Regular Interest X, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Class M-3 Certificates if the Pass-Through Rate on such Class were equal to the Uncertificated REMIC I Pass-Through Rate on Uncertificated REMIC I Regular Interest X; (viii) as to Uncertificated REMIC I Regular Interest Y, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on the Class B-1 Certificates, Class B-2 Certificates and Class B-3 Certificates if the Pass-Through Rate on such Classes were equal to the Uncertificated REMIC I Pass-Through Rate on Uncertificated REMIC I Regular Interest Y, and (ix) as to each Uncertificated REMIC I IO Regular Interest, an amount equal to the aggregate amount of Accrued Certificate Interest that would result under the terms of the definition thereof on each such uncertificated interest, if the Pass-Through Rate on such uncertificated interest was equal to the related Uncertificated REMIC I Pass-Through Rate and the notional amount of such uncertificated interest was equal to the related Uncertificated REMIC I IO Notional Amount; provided, that any reduction in the amount of Accrued Certificate Interest resulting from the allocation of Prepayment Interest Shortfalls, Realized Losses or other amounts to the Class A-9 Certificateholders pursuant to Sections 4.02(a) and 4.05 hereof shall be allocated to the Uncertificated REMIC I IO Regular Interests pro rata in accordance with the amount of interest accrued with respect to each related Uncertificated REMIC I IO Notional Amount and such Distribution Date.

          "Uncertificated REMIC I IO Notional Amount": With respect to each Uncertificated REMIC I IO Regular Interest, the Stated Principal Balance of the related Non-Discount Mortgage Loan.

          "Uncertificated REMIC I IO Regular Interests": The uncertificated partial undivided beneficial ownership interests in REMIC I, each relating to a particular Non-Discount Mortgage

Loan, having no principal balance, and bearing interest at the Uncertificated REMIC I Pass-Through Rate on the Uncertificated REMIC I IO Notional Amount.

          "Uncertificated REMIC I Pass-Through Rate": With respect to each of Uncertificated REMIC I Regular Interests as follows:

     (i) Uncertificated REMIC I Regular Interests N, O, P, Q, T, U, W, X and Y, 9.00%;

     (ii)  Uncertificated REMIC I Regular Interest S, 0.00%; and

     (iii) Uncertificated REMIC I IO Regular Interest, the Pool Strip Rate.

          "Uncertificated REMIC I Regular Interest N": An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the Stated Principal Balance of the Mortgage Loans and REO Property from time to time multiplied by a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class A-1 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 9.00% per annum.

          "Uncertificated REMIC I Regular Interest O": An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties from time to time multiplied by a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class A-2 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 9.00% per annum.

          "Uncertificated REMIC I Regular Interest P": An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties from time to time multiplied by a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class A-3 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 9.00% per annum.

          "Uncertificated REMIC I Regular Interest Q": An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties from time to time multiplied by a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class A-7 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 9.00% per annum.

          "Uncertificated REMIC I Regular Interest S": An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties from time to time multiplied by a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class A-8 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 0.00% per annum.

          "Uncertificated REMIC I Regular Interest T": An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties from time to time multiplied by a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class R-II Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 9.00% per annum.

          "Uncertificated REMIC I Regular Interest U": An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties from time to time multiplied by a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class M-1 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 9.00% per annum.

          "Uncertificated REMIC I Regular Interest W": An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties from time to time multiplied by a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class M-2 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 9.00% per annum.

          "Uncertificated REMIC I Regular Interest X": An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties from time to time multiplied by a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class M-3 Certificates and the denominator of which is the aggregate Certificate Principal Balance of all of the Certificates, and which bears interest at a rate equal to 9.00% per annum.

          "Uncertificated REMIC I Regular Interest Y": An uncertificated partial undivided beneficial ownership interest in REMIC I having a principal balance equal to the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties from time to time multiplied by a fraction, the numerator of which is the aggregate Certificate Principal Balance of the Class B-1, Class B-2 and Class B-3 Certificates and the denominator of which is the aggregate Certificate

Principal Balance of all of the Certificates, and which bears interest at a rate equal to 9.00% per annum.

          "Uncertificated REMIC I Regular Interests": Uncertificated REMIC I Regular Interest N, Uncertificated REMIC I Regular Interest O, Uncertificated REMIC I Regular Interest P, Uncertificated REMIC I Regular Interest Q, Uncertificated REMIC I Regular Interest S, Uncertificated REMIC I Regular Interest T, Uncertificated REMIC I Regular Interest U, Uncertificated REMIC I Regular Interest W, Uncertificated REMIC I Regular Interest X, Uncertificated REMIC I Regular Interest Y and the Uncertificated REMIC I IO Regular Interests.

          "Uncertificated REMIC I IO Regular Interest Distribution Amount":
With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I IO Regular Interest for such Distribution Date pursuant to Section 4.07(a).

          "Uncertificated REMIC I Regular Interest N Distribution Amount":
With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest N for such Distribution Date pursuant to Section 4.07(a).

          "Uncertificated REMIC I Regular Interest O Distribution Amount":
With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest O for such Distribution Date pursuant to Section 4.07(a).

          "Uncertificated REMIC I Regular Interest P Distribution Amount":
With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest P for such Distribution Date pursuant to Section 4.07(a).

          "Uncertificated REMIC I Regular Interest Q Distribution Amount":
With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest Q for such Distribution Date pursuant to Section 4.07(a).

          "Uncertificated REMIC I Regular Interest S Distribution Amount":
With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest S for such Distribution Date pursuant to Section 4.07(a).

          "Uncertificated REMIC I Regular Interest T Distribution Amount":
With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest T for such Distribution Date pursuant to Section 4.07(a).

          "Uncertificated REMIC I Regular Interest U Distribution Amount":
With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest U for such Distribution Date pursuant to Section 4.07(a).

          "Uncertificated REMIC I Regular Interest W Distribution Amount":
With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest W for such Distribution Date pursuant to Section 4.07(a).

          "Uncertificated REMIC I Regular Interest X Distribution Amount":
With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest X for such Distribution Date pursuant to Section 4.07(a).

          "Uncertificated REMIC I Regular Interest Y Distribution Amount":
With respect to any Distribution Date, the sum of the amounts deemed to be distributed on the Uncertificated REMIC I Regular Interest Y for such Distribution Date pursuant to Section 4.07(a).

          "Uncertificated REMIC I Regular Interest Distribution Amounts": The Uncertificated REMIC I Regular Interest N Distribution Amount, Uncertificated REMIC I Regular Interest O Distribution Amount, Uncertificated REMIC I Regular Interest P Distribution Amount, Uncertificated REMIC I Regular Interest Q Distribution Amount, Uncertificated REMIC I Regular Interest S Distribution Amount, Uncertificated REMIC I Regular Interest T Distribution Amount, Uncertificated REMIC I Regular Interest U Distribution Amount, Uncertificated REMIC I Regular Interest W Distribution Amount, Uncertificated REMIC I Regular Interest X Distribution Amount, Uncertificated REMIC I Regular Interest Y Distribution Amount and Uncertificated REMIC I IO Regular Interest Distribution Amount.

          "Uninsured Cause": Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.13.

          "United States Person": A citizen or resident of the United States, a corporation or a partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States or any State thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations) or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

          "Voting Rights": The portion of the voting rights of all of the Certificates which is allocated to any Certificate. At all times during the term of this Agreement, 93% of all of the Voting Rights shall be allocated among Holders of the Certificates (other than the Interest Only and Residual Certificates), 1% of all Voting Rights shall be allocated to the Holders of the Class A-4 Certificates, 1% of all Voting Rights shall be allocated to the Holders of the Class A-5 Certificates, 1% of all Voting Rights shall be allocated to the Holders of the Class A-6 Certificates, 1% of all Voting Rights shall be allocated to the Holders of the Class A-9 Certificates, 1% of all Voting Rights shall be allocated to the Holders of the Class M-1-X Certificates, 1% of all Voting Rights shall be allocated to the Holders of the M-2-X Certificates, and the Holders of the Class R-I Certificates and Class R-II Certificates shall be entitled to 0.5% and 0.5% of all of the Voting Rights, respectively, allocated among the Certificates of each such Class in accordance with their respective Percentage Interests.

          "Wendover": Wendover Funding, Inc.

     SECTION 1.02 Determination of LIBOR.

     LIBOR applicable to the calculation of the Pass-Through Rates on the Class A-2, Class A-3 and Class A-4 Certificates for any Interest Accrual Period (other than the initial Interest Accrual Period) will be determined on each Rate Adjustment Date as follows:

     For the first Interest Accrual Period, LIBOR will equal 5.60%. For any Interest Accrual Period other than the first Interest Accrual Period, the rate for United States dollar deposits on the basis of the offered rates of the Reserve Banks for one-month United States dollar deposits, as such rate appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee after consultation with the Master Servicer), the rate will be the Reserve Interest Rate. If no such quotations can be obtained and no Reserve Interest Rate is available, LIBOR will be LIBOR applicable to the preceding Distribution Date; provided however, if, under the priorities described above, LIBOR for a Distribution Date would be based on LIBOR for the previous Distribution Date for the third consecutive Distribution Date, the Trustee shall select an alternative comparable index (over which the Trustee has no control), used for determining one-month Eurodollar lending rates that is calculated and published (or otherwise made available) by an independent party.

     The establishment of LIBOR by the Trustee on any Rate Adjustment Date and the Trustee's subsequent calculation of the Pass-Through Rates applicable to the Class A-2, Class A-3 and Class A-4 Certificates for the relevant Interest Accrual Period, in the absence of manifest error, will be final and binding.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

          SECTION 2.01. Conveyance of Mortgage Loans.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign, transfer, sell, set over and otherwise convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans identified on the Mortgage Loan Schedule (exclusive of any prepayment fees and late payment charges received thereon) and all other assets included or to be included in the Trust Fund for the benefit of the Certificateholders. Such assignment includes all principal and interest received by the Master Servicer on or with respect to the Mortgage Loans (other than payment of principal and interest due on or before the Cut-off Date).

          The Master Servicer hereby acknowledges the receipt by it of cash in an amount equal to $3,782.40 (the "Special Deposit"), representing interest at the Mortgage Rate, for the calendar month of December 1999, for those Mortgage Loans which do not have Monthly Payments due on January 1, 2000. The Master Servicer shall hold such amount in the Custodial Account and shall include such amount in the Available Distribution Amount for the Distribution Date in January 2000.

          In connection with such transfer and assignment, the Depositor has caused the Seller to deliver to, and deposit with the Custodian, for the benefit of the Trustee, as described in the Mortgage Loan Purchase Agreement the following documents or instruments:

          (i) the original Mortgage Note endorsed without recourse, "Norwest Bank Minnesota, National Association, as trustee under the Pooling and Servicing Agreement relating to Impac Secured Assets Corp., Mortgage Pass-Through Certificates, Series 1999-2" with all intervening endorsements showing a complete chain of endorsements from the originator to the Person endorsing it to the Trustee or, with respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, a Lost Note Affidavit;

          (ii) the original recorded Mortgage or, if the original Mortgage has not been returned from the public recording office, a copy of the Mortgage certified by the Seller or the public recording office in which such original Mortgage has been recorded to be a true and complete copy of the original Mortgage submitted for recording;

          (iii) a duly executed original Assignment of the Mortgage, without recourse, in recordable form to "Norwest Bank Minnesota, National Association, as trustee," or to

     "Norwest Bank Minnesota, National Association, as trustee for holders of Impac Secured Assets Corp., Mortgage Pass-Through Certificates, Series 1999-2";

          (iv) the original recorded Assignment or Assignments of the Mortgage showing a complete chain of assignment from the originator thereof to the Person assigning it to the Trustee or, if any such Assignment has not been returned from the applicable public recording office, a copy of such Assignment certified by the Seller to be a true and complete copy of the original Assignment submitted to the title insurance company for recording;

          (v) the original title insurance policy, or, if such policy has not been issued, any one of an original or a copy of the preliminary title report, title binder or title commitment on the Mortgaged Property with the original policy of the insurance to be delivered promptly following the receipt thereof;

          (vi) a copy of the related hazard insurance policy;

          (vii) a true and correct copy of any assumption, modification, consolidation or substitution agreement; and

          (vii) the original or a copy of the private mortgage insurance policy or original certificate of private mortgage insurance for each Mortgage Loan so identified on the Mortgage Loan Schedule.

          The Seller is obligated as described in the Mortgage Loan Purchase Agreement to deliver to the Custodian: (a) either the original recorded Mortgage, or in the event such original cannot be delivered by the Seller, a copy of such Mortgage certified as true and complete by the appropriate recording office, in those instances where a copy thereof certified by the Seller was delivered to the Custodian pursuant to clause (ii) above; and (b) either the original Assignment or Assignments of the Mortgage, with evidence of recording thereon, showing a complete chain of assignment from the originator to the Seller, or in the event such original cannot be delivered by the Seller, a copy of such Assignment or Assignments certified as true and complete by the appropriate recording office, in those instances where copies thereof certified by the Seller were delivered to the Custodian pursuant to clause (iv) above. Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains the original Mortgage after it has been recorded, the Seller shall be deemed to have satisfied its obligations hereunder upon delivery to the Custodian of a copy of such Mortgage certified by the public recording office to be a true and complete copy of the recorded original thereof.

          If any Assignment is lost or returned unrecorded to the Custodian because of any defect therein, the Seller is required, as described in the Mortgage Loan Purchase Agreement, to prepare a substitute Assignment or cure such defect, as the case may be, and the Seller shall cause such Assignment to be recorded in accordance with this section.

          The Seller is required as described in the Mortgage Loan Purchase Agreement to exercise its best reasonable efforts to deliver or cause to be delivered to the Custodian within 120 days of the Closing Date the original or a photocopy of the title insurance policy with respect to each Mortgage Loan assigned to the Trustee pursuant to this Section 2.01.

          All original documents relating to the Mortgage Loans which are not delivered to the Custodian are and shall be held by the Master Servicer in trust for the benefit of the Trustee on behalf of the Certificateholders.

          Except as may otherwise expressly be provided herein, none of the Depositor, the Master Servicer, the Trustee or the Custodian shall (and the Master Servicer shall ensure that no Sub- Servicer shall) assign, sell, dispose of or transfer any interest in the Trust Fund or any portion thereof, or cause the Trust Fund or any portion thereof to be subject to any lien, claim, mortgage, security interest, pledge or other encumbrance.

          It is intended that the conveyance of the Mortgage Loans by the Depositor to the Trustee as provided in this Section be, and be construed as, a sale of the Mortgage Loans and the Uncertificated REMIC I Regular Interests as provided for in this Section 2.01 by the Depositor to the Trustee for the benefit of the Certificateholders. It is, further, not intended that such conveyance be deemed a pledge of the Mortgage Loans and the Uncertificated REMIC I Regular Interests by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that the Mortgage Loans and the Uncertificated REMIC I Regular Interests are held to be property of the Depositor, or if for any reason this Agreement is held or deemed to create a security interest in the Mortgage Loans and the Uncertificated REMIC I Regular Interests, then it is intended that, (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction; (b) the conveyance provided for in this Section shall be deemed to be (1) a grant by the Depositor to the Trustee of a security interest in all of the Depositor's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to (A) the Mortgage Loans, including the Mortgage Notes, the Mortgages, any related Insurance Policies and all other documents in the related Mortgage Files, (B) all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof, (C) the Uncertificated REMIC I Regular Interests and (D) all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts from time to time held or invested in the Certificate Account or the Custodial Account, whether in the form of cash, instruments, securities or other property and (2) an assignment by the Depositor to the Trustee of any security interest in any and all of the Seller's right (including the power to convey title thereto), title and interest, whether now owned or hereafter acquired, in and to the property described in the foregoing clauses (1)(A) through (D); (c) the possession by the Trustee, the Custodian or any other agent of the Trustee of Mortgage Notes and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be "possession by the secured party" or possession by a purchaser or a person designated by such secured party, for purposes of perfecting the security interest pursuant to the New York Uniform Commercial Code and the Uniform Commercial Code of any other applicable jurisdiction (including, without limitation, Sections 9-115, 9-305, 8-102, 8-301, 8-501 and 8-503 thereof); and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the purpose of perfecting such security interest under applicable law. The Depositor and the Trustee shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the Uncertificated REMIC I Regular Interests, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

          SECTION 2.02. Acceptance of the Trust Fund by the Trustee.

          The Trustee acknowledges the assignment of the Mortgage Loans to it for the benefit of the Certificateholders and declares that the Custodian, as its agent, holds and will hold such documents and the other documents delivered to the Custodian, as its agent, constituting the Mortgage Files, and that it holds or will hold such other assets included in the definition of "Trust Fund" (to the extent delivered or assigned to the Trustee), in trust for the exclusive use and benefit of all present and future Certificateholders.

          If in the process of reviewing the Mortgage Files and preparing the certifications required by the Custodial Agreement and attached thereto as Exhibits 1 and 2, the Custodian, as the Trustee's agent, finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, the Trustee shall promptly notify the Seller, the Master Servicer and the Depositor. Pursuant to Section 2.4 of the Custodial Agreement, the Custodian will notify the Master Servicer, the Depositor, the Seller and the Trustee of any such omission or defect found by it in respect of any Mortgage File held by it. The Trustee shall promptly notify the Seller of such defect and request that the Seller cure any such defect within 60 days from the date on which the Seller was notified of such defect, and if the Seller does not cure such defect in all material respects during such period, request on behalf of the Certificateholders that the Seller purchase such Mortgage Loan from REMIC I at the Purchase Price within 90 days after the date on which the Seller was notified of such defect; provided that if such defect would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. It is understood and agreed that the obligation of the Seller to cure a material defect in, or purchase any Mortgage

Loan as to which a material defect in a constituent document exists shall constitute the sole remedy respecting such defect available to Certificateholders or the Trustee on behalf of Certificateholders. The Purchase Price for the purchased Mortgage Loan shall be deposited or caused to be deposited upon receipt by the Master Servicer in the Custodial Account and, upon receipt by the Custodian of a request for release including a notification of such deposit signed by a Servicing Officer, the Custodian shall release or cause to be released to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall require as necessary to vest in the Seller ownership of any Mortgage Loan released pursuant hereto and at such time the Trustee shall have no further responsibility with respect to the related Mortgage File.

          SECTION 2.03. Representations, Warranties and Covenants of the Master
                        Servicer and the Depositor.

          (a) The Master Servicer hereby represents and warrants to and covenants with the Depositor and the Trustee for the benefit of Certificateholders that:

               (i) The Master Servicer is, and throughout the term hereof shall remain, a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation (except as otherwise permitted pursuant to Section 6.02), the Master Servicer is, and shall remain, in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, and the Master Servicer is, and shall remain, approved to sell mortgage loans to and service mortgage loans for Fannie Mae and Freddie Mac;

               (ii) The execution and delivery of this Agreement by the Master Servicer, and the performance and compliance with the terms of this Agreement by the Master Servicer, will not violate the Master Servicer's articles of incorporation or bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

               (iii) The Master Servicer has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

               (iv) This Agreement, assuming due authorization, execution and delivery by the Depositor and the Trustee, constitutes a valid, legal and binding obligation of the Master Servicer, enforceable against the Master Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (v) The Master Servicer is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

               (vi) No litigation is pending (other than litigation with respect to which pleadings or documents have been filed with a court, but not served on the Master Servicer) or, the best of the Master Servicer's knowledge, threatened against the Master Servicer which would prohibit its entering into this Agreement or performing its obligations under this Agreement or is likely to affect materially and adversely either the ability of the Master Servicer to perform its obligations under this Agreement or the financial condition of the Master Servicer;

               (vii) The Master Servicer will comply in all material respects in the performance of this Agreement with all reasonable rules and requirements of each insurer under each Insurance Policy;

               (viii) The execution of this Agreement and the performance of the Master Servicer's obligations hereunder do not require any license, consent or approval of any state or federal court, agency, regulatory authority or other governmental body having jurisdiction over the Master Servicer, other than such as have been obtained;

               (ix) No information, certificate of an officer, statement furnished in writing or report delivered to the Depositor, any affiliate of the Depositor or the Trustee by the Master Servicer in its capacity as Master Servicer, and not in its capacity as a Seller hereunder, will, to the knowledge of the Master Servicer, contain any untrue statement of a material fact or omit a material fact necessary to make the information, certificate, statement or report not misleading; and

               (x) the Master Servicer's computer programs, systems and applications used in master servicing the Mortgage Loans, have been replaced or modified and maintained to operate in such a manner that at all times, including on and after January 1, 2000, it can master service the Mortgage Loans in accordance with the terms of this Agreement.

          It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.03(a) shall survive the execution and delivery of this Agreement, and shall inure to the benefit of the Depositor, the Trustee and the Certificateholders. Upon discovery by the Depositor, the Trustee or the Master Servicer of a breach of any of the foregoing representations, warranties and covenants that materially and adversely affects the interests of the Depositor or the Trustee, the party discovering such breach shall give prompt written notice to the other parties.

          (b) The Depositor hereby represents and warrants to the Master Servicer and the Trustee for the benefit of Certificateholders that as of the Closing Date, the representations and warranties of the Seller with respect to the Mortgage Loans and the remedies therefor that are contained in the Mortgage Loan Purchase Agreement are as set forth in Exhibit I hereto.

          It is understood and agreed that the representations and warranties set forth in this Section 2.03(b) shall survive delivery of the respective Mortgage Files to the Custodian.

          Upon discovery by either the Depositor, the Master Servicer or the Trustee of a breach of any representation or warranty set forth in this Section
2.03 which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties.

          SECTION 2.04. Representations and Warranties of the Seller.

          The Depositor hereby assigns to the Trustee for the benefit of Certificateholders all of its rights (but none of its obligations) in, to and under the Mortgage Loan Purchase Agreement. Insofar as the Mortgage Loan Purchase Agreement relates to such representations and warranties and any remedies provided thereunder for any breach of such representations and warranties, such right, title and interest may be enforced by the Trustee on behalf of the Certificateholders. Upon the discovery by the Depositor, the Master Servicer or the Trustee of a breach of any of the representations and warranties made in the Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. The Trustee shall promptly notify the Seller of such breach and request that the Seller shall, within 90 days from the date that the Seller was notified or otherwise obtained knowledge of such breach, either (i) cure such breach in all material respects or (ii) purchase such Mortgage Loan from the Trust Fund at the Purchase Price and in the manner set forth in Section 2.02; provided that if such breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in
Section 860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. However, in the case of a breach under the Mortgage Loan Purchase Agreement, subject to the approval of the Depositor the Seller shall have the option to substitute a Qualified Substitute Mortgage Loan or Loans for such Mortgage Loan if such substitution occurs within two years following the Closing Date, except that if the breach would cause the Mortgage

Loan to be other than a "qualified mortgage" as defined in Section 860G(a)(3) of the Code, any such substitution must occur within 90 days from the date the breach was discovered if such 90 day period expires before two years following the Closing Date. In the event that the Seller elects to substitute a Qualified Substitute Mortgage Loan or Loans for a Deleted Mortgage Loan pursuant to this
Section 2.04, the Trustee shall enforce the obligation of the Seller under the Mortgage Loan Purchase Agreement to deliver to the Custodian and the Master Servicer, as appropriate, with respect to such Qualified Substitute Mortgage Loan or Loans, the original Mortgage Note, the Mortgage, an Assignment of the Mortgage in recordable form, and such other documents and agreements as are required by Section 2.01, with the Mortgage Note endorsed as required by Section
2.01. No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Master Servicer and remitted by the Master Servicer to the Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the Monthly Payment due on a Deleted Mortgage Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Depositor shall amend or cause to be amended the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Depositor shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, the Seller shall be deemed to have made the representations and warranties with respect to the Qualified Substitute Mortgage Loan contained in the Mortgage Loan Purchase Agreement as of the date of substitution, and the Depositor shall be deemed to have made with respect to any Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties set forth in Section 2.03 hereof.

          In connection with the substitution of one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (in each case after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to Certificateholders in the month of substitution). The Trustee shall enforce the obligation of the Seller under the Mortgage Loan Purchase Agreement to provide the Master Servicer on the day of substitution for immediate deposit into the Custodial Account the amount of such shortfall, without any reimbursement therefor. In accordance with the Mortgage Loan Purchase Agreement, the Seller shall give notice in writing to the Trustee of such event, which notice shall be accompanied by an Officers' Certificate as to the calculation of such shortfall and by an Opinion of Counsel to the effect that such substitution will not cause (a) any federal tax to be imposed on REMIC I or REMIC II, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the startup date" under Section 860G(d)(1) of the Code or
(b) any portion of

REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding. The costs of any substitution as described above, including any related assignments, opinions or other documentation in connection therewith shall be borne by the Seller.

          Except as expressly set forth herein neither the Trustee nor the Master Servicer is under any obligation to discover any breach of the above mentioned representations and warranties. It is understood and agreed that the obligation of the Seller to cure such breach, purchase or to substitute for such Mortgage Loan as to which such a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders.

          SECTION 2.05. Issuance of Certificates Evidencing Interests in the
                        REMIC I Certificates.

          The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery of the Mortgage Files to the Custodian on its behalf, subject to any exceptions noted by the Custodian in its initial certification pursuant to the Custodial Agreement, together with the assignment to it of all other assets included in REMIC I, receipt of which is hereby acknowledged. Concurrently with such delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor, executed by an officer of the Depositor, has executed and caused to be authenticated and delivered to, or upon the order of, the Depositor the Class R-I Certificates in authorized denominations which together with the Uncertificated REMIC I Regular Interests, evidence ownership of REMIC I. The rights of the Class R-I Certificateholders and REMIC II to receive distributions from the proceeds of REMIC I in respect of the Class R-I Certificates and the Uncertificated REMIC I Regular Interests, and all ownership interests of the Class R-I Certificateholders and REMIC II in such distributions, shall be as set forth in this Agreement.

          SECTION 2.06. Conveyance of Uncertificated REMIC I Regular Interests;
                        Acceptance by the Trustee.

          The Depositor, as of the Closing Date, and concurrently with the execution and delivery hereof, does hereby assign without recourse all the right, title and interest of the Depositor in and to the Uncertificated REMIC I Regular Interests to the Trustee for the benefit of the Class A- 1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class M-1, Class M-1-X, Class M-2, Class M-2-X, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificateholders. The Trustee acknowledges receipt of the Uncertificated REMIC I Regular Interests and declares that it holds and will hold the same in trust for the exclusive use and benefit of all present and future Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class M-1, Class M-1-X, Class M-2, Class M-2-X, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificateholders. The rights of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class M-1, Class M-1-X,

Class M-2, Class M-2-X, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificateholders to receive distributions from the proceeds of REMIC II in respect of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class M-1, Class M-1-X, Class M-2, Class M-2-X, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificates, and all ownership interests of the Class A-1, Class A-2, Class A-3, Class A-4, Class A- 5, Class A-6, Class A-7, Class A-8, Class A-9, Class M-1, Class M-1-X, Class M-2, Class M-2-X, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificateholders in such distributions, shall be as set forth in this Agreement.

          SECTION 2.07. Issuance of Certificates Evidencing Interest in
                        REMIC II.

          The Trustee acknowledges the assignment to it of the Uncertificated REMIC I Regular Interests and, concurrently therewith and in exchange therefor, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed and caused to be authenticated and delivered to or upon the order of the Depositor, the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class M-1, Class M-1- X, Class M-2, Class M-2-X, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificates in authorized denominations evidencing ownership of the entire REMIC II.

                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF THE TRUST FUND

          SECTION 3.01. Master Servicer to Act as Master Servicer.

          The Master Servicer shall supervise, or take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans and any REO Property in accordance with this Agreement and its normal servicing practices, which generally shall conform to the standards of an institution prudently servicing mortgage loans for its own account and shall have full authority to do anything it reasonably deems appropriate or desirable in connection with such servicing and administration. The Master Servicer may perform its responsibilities relating to servicing through other agents or independent contractors, but shall not thereby be released from any of its responsibilities as hereinafter set forth. The authority of the Master Servicer, in its capacity as master servicer, and any Sub-Servicer acting on its behalf, shall include, without limitation, the power to (i) consult with and advise any Sub-Servicer regarding administration of a related Mortgage Loan, (ii) approve any recommendation by a Sub-Servicer to foreclose on a related Mortgage Loan,
(iii) supervise the filing and collection of insurance claims and take or cause to be taken such actions on behalf of the insured Person thereunder as shall be reasonably necessary to prevent the denial of coverage thereunder, and (iv) effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing a related Mortgage Loan, including the employment of attorneys, the institution of legal proceedings, the collection of deficiency judgments, the acceptance of compromise proposals, the filing of claims under any Insurance Policy and any other matter pertaining to a delinquent Mortgage Loan. The authority of the Master Servicer shall include, in addition, the power on behalf of the Certificateholders, the Trustee or any of them to (i) execute and deliver customary consents or waivers and other instruments and documents,
(ii) consent to transfer of any related Mortgaged Property and assumptions of the related Mortgage Notes and Security Instruments (in the manner provided in this Agreement) and (iii) collect any Insurance Proceeds and Liquidation Proceeds. Without limiting the generality of the foregoing, the Master Servicer and any Sub-Servicer acting on its behalf may, and is hereby authorized, and empowered by the Trustee to, execute and deliver, on behalf of itself, the Certificateholders or the Trustee or any of them, any instruments of satisfaction, cancellation, partial or full release, discharge and all other comparable instruments, with respect to the related Mortgage Loans, the Insurance Policies and the accounts related thereto, and the Mortgaged Properties. The Master Servicer may exercise this power in its own name or in the name of a Sub-Servicer.

          In accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on the Mortgaged Properties, which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section 3.11; provided that the Master Servicer shall not be obligated to make such advance if, in its good faith judgment, the Master Servicer determines that such advance to be a Nonrecoverable Advance.

          Notwithstanding anything in this Agreement to the contrary, the Master Servicer shall not (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (i) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (ii) cause either REMIC I or REMIC II to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions" after the startup date under the REMIC Provisions.

          The relationship of the Master Servicer (and of any successor to the Master Servicer under this Agreement) to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

          SECTION 3.02. Sub-Servicing Agreements Between Master Servicer and
                        Sub- Servicers.

          (a) The Master Servicer may enter into Sub-Servicing Agreements with Sub- Servicers for the servicing and administration of the Mortgage Loans and for the performance of any and all other activities of the Master Servicer hereunder; provided, however, that such agreements would not result in a withdrawal or a downgrading by S&P of its rating on any Class of Certificates. Each Sub-Servicer shall be either (i) an institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating or servicing mortgage loans comparable to the Mortgage Loans, and in either case shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, and in either case shall be a Freddie Mac or Fannie Mae approved mortgage servicer. Any Sub-Servicing Agreement entered into by the Master Servicer shall include the provision that such Agreement may be immediately terminated (x) with cause and without any termination fee by any Master Servicer hereunder or (y) without cause in which case the Master Servicer shall be responsible for any termination fee or penalty resulting therefrom. In addition, each Sub-Servicing Agreement shall provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. With the consent of the Trustee, the Master Servicer and the Sub-Servicers may enter into Sub-Servicing Agreements and make amendments to the Sub- Servicing Agreements or enter into different forms of Sub-Servicing Agreements providing for, among other things, the delegation by the Master Servicer to a Sub-Servicer of additional duties regarding the administration of the Mortgage Loans; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders, without the consent of the Holders of Certificates entitled to at least 51% of the Voting Rights. The parties hereto acknowledge that the initial Sub-Servicer shall be Wendover.

     The Master Servicer has entered into a Sub-Servicing Agreement with Wendover for the servicing and administration of the Mortgage Loans and may enter into additional Sub-Servicing Agreements with Sub-Servicers acceptable to the Trustee for the servicing and administration of certain of the Mortgage Loans.

          (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee and the Certificateholders, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loan or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

          (c) The Master Servicer represents that it has entered into a commitment letter regarding the sale of sub-servicing rights with respect to the Mortgage Loans with Countrywide Home Loans, Inc. ("Countrywide"). The Master Servicer shall use its best efforts to transfer the subservicing of the Mortgage Loans from Wendover to Countrywide on or before March 1, 2000.

          SECTION 3.03. Successor Sub-Servicers.

          The Master Servicer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accor dance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

          SECTION 3.04. Liability of the Master Servicer.

          Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall under all circumstances remain obligated and primarily liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans and any REO Property in accordance with the provisions of Article III without diminution of such obligation or liability by virtue of such Sub- Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on Mortgage Loans when the Sub-Servicer has received such payments. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

          SECTION 3.05. No Contractual Relationship Between Sub-Servicers and
                        Trustee or Certificateholders.

          Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such and not as an originator shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. The Master Servicer (or Sub-Servicer) shall be liable for the payment of any minimum franchise tax imposed on REMICs pursuant to Section 24874 of the California Revenue and Taxation Code that accrues while the Master Servicer is the Master Servicer in connection with the activities of the Trust under this Agreement.

          SECTION 3.06. Assumption or Termination of Sub-Servicing Agreements by
                        Trustee.

          (a) If the Trustee or its designee shall assume the master servicing obligations of the Master Servicer in accordance with Section 7.02 below, the Trustee, to the extent necessary to permit the Trustee to carry out the provisions of Section 7.02 with respect to the Mortgage Loans, shall succeed to all of the rights and obligations of the Master Servicer under each of the Sub-Servicing Agreements. In such event, the Trustee or its designee as the successor master servicer shall be deemed to have assumed all of the Master Servicer's rights and obligations therein and to have replaced the Master Servicer as a party to such Sub-Servicing Agreements to the same extent as if such Sub-Servicing Agreements had been assigned to the Trustee or its designee as a successor master servicer, except that the Trustee or its designee as a successor master servicer shall not be deemed to have assumed any obligations or liabilities of the Master Servicer arising prior to such assumption (other than the obligation to make any Advances hereunder) and the Master Servicer shall not thereby be relieved of any liability or obligations under such Sub-Servicing Agreements arising prior to such assumption. Nothing in the foregoing shall be deemed to entitle the Trustee or its designee as a successor master servicer at any time to receive any portion of the servicing compensation provided under Section 3.17 except for such portion as the Master Servicer would be entitled to receive.

          (b) In the event that the Trustee or its designee as successor master servicer for the Trustee assumes the servicing obligations of the Master Servicer under Section 7.02, upon the reasonable request of the Trustee or such designee as successor master servicer the Master Servicer shall at its own expense deliver to the Trustee, or at its written request to such designee, photocopies of all documents, files and records, electronic or otherwise, relating to the Sub-Servicing Agreements and the related Mortgage Loans or REO Property then being serviced and an accounting of amounts collected and held by it, if any, and will otherwise cooperate and use its reasonable efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements, or responsibilities hereunder to the Trustee, or at its written request to such designee as successor master servicer.

          SECTION 3.07. Collection of Certain Mortgage Loan Payments.

          (a) The Master Servicer will coordinate and monitor remittances by Sub- Servicers to the Master Servicer with respect to the Mortgage Loans in accordance with this Agreement.

          (b) The Master Servicer shall make its reasonable efforts to collect or cause to be collected all payments required under the terms and provisions of the Mortgage Loans and shall follow, and use its reasonable efforts to cause Sub-Servicers to follow, collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account to the extent such procedures shall be consistent with this Agreement. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive or permit to be waived any late payment charge, prepayment charge, assumption fee, or any penalty interest in connection with the prepayment of a Mortgage Loan and (ii) suspend or reduce or permit to be suspended or reduced regular monthly payments for a period of up to six months, or arrange or permit an arrangement with a Mortgagor for a scheduled liquidation of delinquencies. In the event the Master Servicer shall consent to the deferment of the due dates for payments due on a Mortgage Note, the Master Servicer shall nonetheless make an Advance or shall cause the related Sub-Servicer to make an advance to the same extent as if such installment were due, owing and delinquent and had not been deferred through liquidation of the Mortgaged Property; provided, however, that the obligation of the Master Servicer or related Sub-Servicer to make an Advance shall apply only to the extent that the Master Servicer believes, in good faith, that such advances are not Nonrecoverable Advances.

          (c) Within five Business Days after the Master Servicer has determined that all amounts which it expects to recover from or on account of a Mortgage Loan have been recovered and that no further Liquidation Proceeds will be received in connection therewith, the Master Servicer shall provide to the Trustee a certificate of a Servicing Officer that such Mortgage Loan became a Liquidated Mortgage Loan in a Cash Liquidation or REO Disposition as of the date of such determination.

          The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Insurance Policy, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. The Master Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note, Primary Hazard Insurance Policy or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that it is prohibited by applicable law from enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required. The Master Servicer shall be responsible for preparing and distributing all information statements relating to payments on the Mortgage Loans, in accordance with all applicable federal and state tax laws and regulations.

          SECTION 3.08. Sub-Servicing Accounts.

          In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub- Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall otherwise be acceptable to the Master Servicer. All amounts held in a Sub-Servicing Account shall be held in trust for the Trustee for the benefit of the Certificateholders. Any investment of funds held in such an account shall be in Permitted Investments maturing not later than the Business Day immediately preceding the next Sub-Servicer Remittance Date. The Sub- Servicer will be required to deposit into the Sub-Servicing Account no later than the first Business Day after receipt all proceeds of Mortgage Loans received by the Sub-Servicer, less its servicing compensation and any unreimbursed expenses and advances, to the extent permitted by the Sub- Servicing Agreement. On each Sub-Servicer Remittance Date the Sub-Servicer will be required to remit to the Master Servicer for deposit in the Custodial Account all funds held in the Sub-Servicing Account with respect to any Mortgage Loan as of the Sub-Servicer Remittance Date, after deducting from such remittance an amount equal to the servicing compensation (including interest on Permitted Investments) and unreimbursed expenses and advances to which it is then entitled pursuant to the related Sub-Servicing Agreement, to the extent not previously paid to or retained by it. In addition, on each Sub-Servicer Remittance Date the Sub-Servicer will be required to remit to the Master Servicer any amounts required to be advanced pursuant to the related Sub-Servicing Agreement. The Sub-Servicer will also be required to remit to the Master Servicer, within one Business Day of receipt, the proceeds of any Principal Prepayment made by the Mortgagor and any Insurance Proceeds or Liquidation Proceeds.

          SECTION 3.09. Collection of Taxes, Assessments and Similar Items;
                        Servicing Accounts.

          The Master Servicer and the Sub-Servicers shall establish and maintain one or more accounts (the "Servicing Accounts"), and shall deposit and retain therein all collections from the Mortgagors (or related advances from Sub-Servicers) for the payment of taxes, assessments, Primary Hazard Insurance Policy premiums, and comparable items for the account of the Mortgagors, to the extent that the Master Servicer customarily escrows for such amounts. Withdrawals of amounts so collected from a Servicing Account may be made only to
(i) effect payment of taxes, assessments, Primary Hazard Insurance Policy premiums, payments under the Radian PMI Policy and comparable items; (ii) reimburse the Master Servicer (or a Sub-Servicer to the extent provided in the related Sub- Servicing Agreement) out of related collections for any payments made pursuant to Sections 3.01 (with respect to taxes and assessments), and 3.13 (with respect to Primary Hazard Insurance Policies); (iii) refund to Mortgagors any sums as may be determined to be overages; or (iv) clear and terminate the Servicing Account at the termination of this Agreement pursuant to Section 9.01. As part of its servicing duties, the Master Servicer or Sub-Servicers shall, if and to the extent required by law, pay to the Mortgagors interest on funds in Servicing Accounts from its or their own funds, without any reimbursement therefor.

          SECTION 3.10. Custodial Account.

          (a) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Custodial Account") in which the Master Servicer shall deposit or cause to be deposited on a daily basis, or as and when received from the Sub-Servicers, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date, or received by it prior to the Cut-off Date but allocable to a period subsequent thereto (other than in respect of principal and interest on the Mortgage Loans due on or before the Cut-off Date):

          (i) all payments (including advances by a Sub-Servicer) on account of principal, including Principal Prepayments, on the Mortgage Loans;

          (ii) all payments (including advances by a Sub-Servicer) on account of interest on the Mortgage Loans, net of any portion thereof retained by the Master Servicer or any Sub-Servicer as Servicing Fees and net of any portion thereof payable to Radian under a Radian PMI Policy;

          (iii) all Insurance Proceeds, other than proceeds that represent reimbursement of costs and expenses incurred by the Master Servicer or any Sub-Servicer in connection with presenting claims under the related Insurance Policies, Liquidation Proceeds and REO Proceeds;

          (iv) all proceeds of any Mortgage Loan or REO Property repurchased or purchased in accordance with Sections 2.02, 2.04 , 3.14, 3.24 or 9.01; and all amounts required to be deposited in connection with the substitution of a Qualified Substitute Mortgage Loan pursuant to Section 2.04; and

          (v) any amounts required to be deposited pursuant to Section 3.12, 3.13, 3.15 or 3.22.

          The foregoing requirements for deposit in the Custodial Account shall be exclusive. In the event the Master Servicer shall deposit in the Custodial Account any amount not required to be deposited therein, it may withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account shall be maintained as a segregated account, separate and apart from trust funds created for mortgage pass-through certificates of other series, and the other accounts of the Master Servicer.

          (b) Funds in the Custodial Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Master Servicer shall give notice to the Trustee and the Depositor of the location of the Custodial Account after any change thereof.

          SECTION 3.11. Permitted Withdrawals From the Custodial Account.

          The Master Servicer may, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to
Section 3.10 that are attributable to the Mortgage Loans for the following purposes:

               (i) to make deposits into the Certificate Account in the amounts and in the manner provided for in Section 4.01;

               (ii) to pay to itself, the Depositor, the Seller or any other appropriate person, as the case may be, with respect to each Mortgage Loan that has previously been purchased or repurchased pursuant to Sections 2.02, 2.04, 3.14, 3.24 or 9.01 all amounts received thereon and not yet distributed as of the date of purchase or repurchase;

               (iii) to reimburse itself or any Sub-Servicer for Advances not previously reimbursed, the Master Servicer's or any Sub-Servicer's right to reimbursement pursuant to this clause (iii) being limited to amounts received which represent Late Collections (net of the related Servicing
     Fees) of Monthly Payments on Mortgage Loans with respect to which such Advances were made and as further provided in Section 3.15;

               (iv) to reimburse or pay itself, the Trustee or the Depositor for expenses incurred by or reimbursable to the Master Servicer, the Trustee or the Depositor pursuant to

     Sections 3.22, 6.03, 8.05 or 10.01(g), except as otherwise provided in such Sections hereof and, in the case of the Trustee, Section 3.4 of the Custodial Agreement;

               (v) to reimburse itself or any Sub-Servicer for costs and expenses incurred by or reimbursable to it relating to the prosecution of any claims pursuant to Section 3.13 that are in excess of the amounts so recovered;

               (vi) to reimburse itself or any Sub-Servicer for unpaid Servicing Fees and unreimbursed Servicing Advances, the Master Servicer's or any Sub-Servicer's right to reimbursement pursuant to this clause (vi) with respect to any Mortgage Loan being limited to late recoveries of the payments for which such advances were made pursuant to Section 3.01 or
     Section 3.09 and any other related Late Collections;

               (vii) to pay itself as servicing compensation (in addition to the Servicing Fee), on or after each Distribution Date, any interest or investment income earned on funds deposited in the Custodial Account for the period ending on such Distribution Date;

               (viii) to reimburse itself or any Sub-Servicer for any Advance or Servicing Advance previously made, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Advance or Servicing Advance was not reimbursed pursuant to clauses (iii) and (vi); and

               (ix) to clear and terminate the Custodial Account at the termination of this Agreement pursuant to Section 9.01.

          The Master Servicer shall keep and maintain separate accounting records on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclauses (ii) through (viii).

          SECTION 3.12. Permitted Investments.

          Any institution maintaining the Custodial Account shall at the direction of the Master Servicer invest the funds in such account in Permitted Investments, each of which shall mature not later than (i) the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if a Person other than the Trustee is the obligor thereon, and (ii) no later than the date on which such funds are required to be withdrawn from such account pursuant to this Agreement, if the Trustee is the obligor thereon and shall not be sold or disposed of prior to its maturity. All income and gain realized from any such investment as well as any interest earned on deposits in the Custodial Account shall be for the benefit of the Master Servicer. The Master Servicer shall deposit in the Custodial Account an amount equal to the amount of any loss incurred in respect of any such investment immediately upon realization of such loss without right of reimbursement.

          SECTION 3.13. Maintenance of Primary Hazard Insurance.

          (a) The Master Servicer shall cause to be maintained for each Mortgage Loan primary hazard insurance by a Qualified Insurer or other insurer satisfactory to the Rating Agencies with extended coverage on the related Mortgaged Property in an amount equal to the lesser of (i) 100% of the replacement value of the improvements, as determined by the insurance company, on such Mortgaged Property or (ii) the unpaid principal balance of the Mortgage Loan. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, fire insurance with extended coverage in an amount equal to the replacement value of the improvements thereon. Any costs incurred in maintaining any insurance described in this Section 3.13 (other than any deductible described in the last paragraph hereof) shall be recoverable as a Servicing Advance. The Master Servicer shall not be obligated to advance any amounts pursuant to this Section
3.13 if, in its good faith judgment, the Master Servicer determines that such advance would be a Nonrecoverable Advance. Pursuant to Section 3.10, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.11. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage Loan other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

          The Master Servicer shall, or shall cause the related Sub-Servicer to, exercise its best reasonable efforts to maintain and keep in full force and effect each Primary Insurance Policy by a Qualified Insurer, or other insurer satisfactory to the Rating Agencies, with respect to each first lien Mortgage Loan as to which as of the Cut-Off Date such a Primary Insurance Policy was in effect (or, in the case of a Qualified Substitute Mortgage Loan, the date of substitution) and the original principal amount of the related Mortgage Note exceeded 80% of the Collateral Value in an amount at least equal to the excess of such original principal amount over 75% of such Collateral Value until the principal amount of any such first lien Mortgage Loan is reduced below 80% of the Collateral Value or, based upon a new appraisal, the principal amount of such first lien Mortgage Loan represents less than 80% of the new appraised value. The Master Servicer shall, or shall cause the related Sub-Servicer to, effect the timely payment of the premium on each Primary Insurance Policy. The Master Servicer and the related Sub-Servicer shall have the power to substitute for any Primary

Insurance Policy another substantially equivalent policy issued by another Qualified Insurer, PROVIDED, THAT, such substitution shall be subject to the condition that it will not cause the ratings on the Certificates to be downgraded or withdrawn, as evidenced in writing from each Rating
Agency.

     The Master Servicer shall take all such actions on behalf of the Trust Fund as are necessary to service, maintain and administer each Radian PMI Policy and to enforce the Trust Fund's rights under each Radian PMI Policy. The Master Servicer shall effect the timely payment of the premium on the Radian PMI Policies. To the extent the Mortgagor with respect to a Radian PMI Insured Loan is delinquent, the Master Servicer shall advance the related premium as a Servicing Advance. Except as expressly set forth herein, the Master Servicer shall have full authority on behalf of the Trust Fund to do anything it reasonably deems appropriate or desirable in connection with the servicing, maintenance and administration of the Radian PMI Policies. The Master Servicer shall make its best reasonable efforts to file all insured claims under the Radian PMI Policies and collect from Radian all Insurance Proceeds due to the Trust Fund under the Radian PMI Policies. The Master Servicer shall not take, or permit any subservicer to take, any action which would result in non-coverage under the Radian PMI Policies of any loss which, but for the actions of the Master Servicer or any Subservicer, would have been covered thereunder. To the extent coverage is available, the Master Servicer shall keep or cause to be kept in full force and effect each Radian PMI Policy for the life of the Mortgage Loan. Neither the Master Servicer nor the Trustee shall terminate the Radian PMI Policies with respect to any Mortgage Loan, except in accordance with the terms thereof. The Master Servicer shall cooperate with Radian and shall use its best efforts to furnish all reasonable aid, evidence and information in the possession of the Master Servicer or to which the Master Servicer has access with respect to any Radian PMI Loan.

     No earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired with respect to a security instrument other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance. When, at the time of origination of the Mortgage Loan or at any subsequent time, the Mortgaged Property is located in a federally designated special flood hazard area, the Master Servicer shall use its best reasonable efforts to cause with respect to the Mortgage Loans and each REO Property flood insurance (to the extent available and in accordance with mortgage servicing industry practice) to be maintained. Such flood insurance shall cover the Mortgaged Property, including all items taken into account in arriving at the Collateral Value on which the Mortgage Loan was based, and shall be in an amount equal to the lesser of (i) the Stated Principal Balance of the related Mortgage Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program). Unless applicable state law requires a higher deductible, the deductible on such flood insurance may not exceed $1,000 or 1% of the applicable amount of coverage, whichever is less.

          In the event that the Master Servicer shall obtain and maintain a blanket fire insurance policy with extended coverage insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this
Section 3.13, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first two sentences of this Section 3.13 and there shall have been a loss which would have been covered by such policy, deposit in the Certificate Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the Certificate Account Deposit Date next preceding the Distribution Date which occurs in the month following the month in which payments under any such policy would have been deposited in the Custodial Account. Any such deposit shall not be deemed Servicing Advances and the Master Servicer shall not be entitled to reimbursement therefor. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy.

          SECTION 3.14. Enforcement of Due-on-Sale Clauses; Assumption
                        Agreements.

          The Master Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note or the Mortgage), exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto; provided, however, that the Master Servicer shall not exercise any such rights if it reasonably believes that it is prohibited by law from doing so. The Master Servicer or the related Sub-Servicer may repurchase a Mortgage Loan at the Purchase Price when the Master Servicer requires acceleration of the Mortgage Loan, but only if the Master Servicer is satisfied, as evidenced by an Officer's Certificate delivered to the Trustee, that either (i) such Mortgage Loan is in default or default is reasonably foreseeable or (ii) if such Mortgage Loan is not in default or default is not reasonably foreseeable, such repurchase will have no adverse tax consequences for the Trust Fund or any Certificateholder. If the Master Servicer is unable to enforce such "due-on-sale" clause (as provided in the second preceding sentence) or if no "due-on-sale" clause is applicable, the Master Servicer or the Sub-Servi cer is authorized to enter into an assumption and modification agreement with the Person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such Person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon; provided, however, that the Master Servicer shall not enter into any assumption and modification agreement if the coverage provided under the Primary Insurance Policy, if any, would be impaired by doing so. The Master Servicer shall notify the Trustee, whenever possible, before the completion of such assumption agreement, and shall forward to the Trustee the original copy of such assumption agreement, which copy shall be added by the Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption agreement, the interest rate on the related Mortgage Loan shall not be changed and no other material alterations in the Mortgage Loan shall be made unless such material alteration would not cause either REMIC I or REMIC II to fail to qualify as a REMIC for federal income tax purposes, as evidenced by an Opinion of Counsel. The Master Servicer is also authorized to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as the Mortgagor and becomes liable under the Mortgage Note. Any fee collected by or on behalf of the Master Servicer for entering into an assumption or substitution of liability agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the Mortgage Rate, the amount of the Monthly Payment and any other term affecting the amount or timing of payment on the Mortgage Loan) may be changed. The Master Servicer shall not enter into any substitution or assumption if such substitution or assumption shall (i) both constitute a "significant modification" effecting an exchange or reissuance of such Mortgage Loan under the Code (or Treasury regulations promulgated thereunder) and cause either REMIC I or REMIC II to fail to qualify as a REMIC under the REMIC Provisions or (ii) cause the imposition of any tax on "prohibited transactions" or "contributions" after the Startup Day under the REMIC Provisions. The Master Servicer shall forward to the Custodian the original copy of such substitution or assumption agreement, which copy shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. A portion equal to up to 2% of the Collateral Value of the related Mortgage Loan, of any fee or additional interest collected by the related Sub-Servicer for consenting in any such conveyance or entering into any such assumption agreement may be retained by the related Sub-Servicer as additional servicing compensation.

          Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption that the Master Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.14, the term "assumption" is deemed to also include a sale of a Mortgaged Property that is not accompanied by an assumption or substitution of liability agreement.

          SECTION 3.15. Realization Upon Defaulted Mortgage Loans.

          The Master Servicer shall exercise reasonable efforts, consistent with the procedures that the Master Servicer would use in servicing loans for its own account, to foreclose upon or other wise comparably convert (which may include an REO Acquisition) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.07, and which are not released from the Trust Fund pursuant to any other provision hereof. The Master Servicer shall use reasonable efforts to realize proceeds from such defaulted Mortgage Loans in such manner (including short sales) as will maximize the receipt of principal and interest by Certificateholders, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole discretion (i) that such restoration will increase the net proceeds of liquidation of the related Mortgage Loan to Certificateholders after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Master Servicer through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 3.11. The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in
Section 3.11.

          The proceeds of any Cash Liquidation or REO Disposition, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds or any income from an REO Property, will be deposited into the Custodial Account and applied in the following order of priority: first, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances, pursuant to Section 3.11(vi) or 3.22; second, to accrued and unpaid interest on the Mortgage Loan or REO Imputed Interest, at the Mortgage Rate, to the date of the Cash Liquidation or REO Disposition, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Cash Liquidation or REO Disposition; and third, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than a full recovery thereof, that amount will be allocated as follows: first, to unpaid Servicing Fees; and second, to interest at the Net Mortgage Rate. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Master Servicer or any Sub-Servicer pursuant to Section 3.11(vi). The portions of the recovery so allocated to interest at the Net Mortgage Rate and to principal of the Mortgage Loan shall be applied as follows: first, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Advances in accordance with Section 3.11(iii) or 3.22, and second, for distribution in accordance with the provisions of Section 4.01, subject to Section 3.22 with respect to certain recoveries from an REO Disposition constituting Excess Proceeds.

          SECTION 3.16. Trustee to Cooperate; Release of Mortgage Files.

          Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Custodian on behalf of the Trustee by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File in the form of a Request for Release. Upon receipt of such certification and request, the Custodian shall release the related Mortgage File to the Master
Servicer.
Subject to the receipt by the Master Servicer of the proceeds of such payment in full and the payment of all related fees and expenses, the Master Servicer shall arrange for the release to the Mortgagor of the original cancelled Mortgage Note. All other documents in the Mortgage File shall be retained by the Master Servicer to the extent required by applicable law. The Master Servicer shall provide for preparation of the appropriate instrument of satisfaction covering any Mortgage Loan which pays in full and the Custodian shall cooperate in the execution and return of such instrument to provide for its delivery or recording as may be required. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Certificate Account.

          From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loan, the Custodian shall, upon request of the Master Servicer and delivery to the Custodian of a Request for Release, release the related Mortgage File to the Master Servicer and the Custodian shall execute such documents as the Master Servicer shall prepare and request as being necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Master Servicer to return each document previously requested from the Mortgage File to the Trustee, or the Custodian as agent for the Trustee, when the need therefor by the Master Servicer no longer exists; and in any event within 21 days of the Master Servicer's receipt thereof, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Custodian a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a Request for Release stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Custodial Account have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Custodian to the Master Servicer.

          Upon written request of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents prepared by the Master Servicer that are necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such request that such pleadings or documents be executed by the Trustee shall include a certification signed by a Servicing Officer as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

          SECTION 3.17. Servicing Compensation.

          As compensation for its activities hereunder, the Master Servicer shall be entitled to withhold and retain, from deposits to the Custodial Account of amounts representing payments or recoveries of interest, the Servicing Fees with respect to each Mortgage Loan (less any portion of such amounts retained by any Sub-Servicer). In addition, the Master Servicer shall be entitled to recover unpaid Servicing Fees out of related Late Collections to the extent permitted in
Section 3.11.


          The Master Servicer also shall be entitled pursuant to Section 3.11 to receive from the Custodial Account as additional servicing compensation interest or other income earned on deposits therein, subject to Section 3.23, as well as any prepayment charges, assumption fees, late payment charges and reconveyance fees. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of the premiums for any blanket policy insuring against hazard losses pursuant to
Section 3.13 and servicing compensation of the Sub-Servicer to the extent not retained by it), and shall not be entitled to reimbursement therefor except as specifically provided in Section 3.11. The Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement.

          SECTION 3.18. Maintenance of Certain Servicing Policies.

          The Master Servicer shall obtain and maintain at its own expense and shall cause each Sub- Servicer to obtain and maintain for the duration of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the Master Servicer's and such Sub-Servicer's officers, employees and other persons acting on its behalf in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage maintained by the Master Servicer or Sub-Servicer in order to be acceptable to Fannie Mae or Freddie Mac to service loans for it or otherwise in an amount as is commercially available at a cost that is generally not regarded as excessive by industry standards. The Master Servicer shall promptly notify the Trustee of any material change in the terms of such bond or policy. The Master Servicer shall provide annually to the Trustee a certificate of insurance that such bond and policy are in effect. If any such bond or policy ceases to be in effect, the Master Servicer shall, to the extent possible, give the Trustee ten days' notice prior to any such cessation and shall use its reasonable best efforts to obtain a comparable replacement bond or policy, as the case may be.

          SECTION 3.19. Annual Statement as to Compliance.

          Within 120 days after December 31 of each year, commencing December 2000, the Master Servicer at its own expense shall deliver to the Trustee, with a copy to the Rating Agencies, a certificate signed by a Servicing Officer stating, as to the signers thereof, that (i) a review of the activities of the Master Servicer during the preceding calendar year and of performance under this Agreement has been made under such officers' supervision, (ii) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the Master Servicer to remedy such default; (iii) a review of the activities of each Sub-Servicer during the Sub-Servicer's most recently ended fiscal year on or prior to such December 31 and its performance under its Sub-Servicing Agreement has been made under such officer's supervision; and (iv) to the best of the Servicing Officer's knowledge, based on his review and the certification of an officer of the Sub-Servicer (unless the Servicing Officer has reason to believe that reliance on such certification is not justified), either each Sub-Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement and its Sub-Servicing Agreement in all material respects throughout the year, or, if there has been a default in performance or fulfillment of any such duties, responsibilities or obligations, specifying the nature and status of each such default known to the Servicing Officer. Copies of such statements shall be provided by the Master Servicer to the Certificateholders upon request or by the Trustee at the expense of the Master Servicer should the Master Servicer fail to provide such copies.

          SECTION 3.20. Annual Independent Public Accountants' Servicing
                        Statement.

          (a) Within 120 days after December 31 of each year, commencing December, 2000, the Master Servicer, at its expense, shall cause a firm of independent public accountants who are members of the American Institute of Certified Public Accountants to furnish a statement to the Master Servicer, which will be provided to the Trustee and the Rating Agencies, to the effect that, in connection with the firm's examination of the Master Servicer's financial statements as of the end of such calendar year, nothing came to their attention that indicated that the Master Servicer was not in compliance with the provisions of this Agreement except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

          (b) Within 120 days after December 31 of each year, commencing December 2000, the Master Servicer, at its expense, shall or shall cause each Sub-Servicer to cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer or such Sub-Servicer a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer or such Sub-Servicer which includes an assertion that the Master Servicer or such Sub-Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans) identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America with respect to the servicing of first and second lien conventional single family mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. Immediately upon receipt of such report, the Master Servicer shall or shall cause each Sub-Servicer to furnish a copy of such report to the Trustee and the Rating Agencies.

          SECTION 3.21. Access to Certain Documentation.

          The Master Servicer shall provide, and shall cause any Sub-Servicer to provide, to the Trustee, access to the documentation in their possession regarding the related Mortgage Loans and REO Properties and to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC (to which the Trustee shall also provide) access to the documentation regarding the related Mortgage Loans required by applicable regulations, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer or the Sub-Servicers that are designated by these entities; provided, however, that, unless otherwise required by law, the Trustee, the Master Servicer or the Sub-Servicer shall not be required to provide access to such documentation if the provision thereof would violate the legal right to privacy of any Mortgagor; provided, further, however, that the Trustee shall coordinate its requests for such access so as not to impose an unreasonable burden on, or cause an unreasonable interruption of, the business of the Master Servicer or any Sub-Servicer. The Master Servicer, the Sub-Servicers and the Trustee shall allow representatives of the above entities to photocopy any of the documentation and shall provide equipment for that purpose at a charge that covers their own actual out-of-pocket costs.

          SECTION 3.22. Title, Conservation and Disposition of REO Property.

          This Section shall apply only to REO Properties acquired for the account of REMIC I and shall not apply to any REO Property relating to a Mortgage Loan which was purchased or repurchased from REMIC I pursuant to Sections 2.02, 2.04, 3.14 or 3.24. In the event that title to any such REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee, or to its nominee, on behalf of the Certificateholders. The Master Servicer, on behalf of REMIC I, shall either sell any REO Property before the close of the third taxable year following the taxable year in which REMIC I acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or, at the expense of REMIC I, request, more than 60 days before the day on which the three-year grace period would otherwise expire an extension of the three-year grace period, unless the Master Servicer has delivered to the Trustee an Opinion of Counsel (which shall not be at the expense of the Trustee), addressed to the Trustee and the Master Servicer, to the effect that the holding by REMIC I of such REO Property subsequent to the close of the third taxable year following the taxable year in which REMIC I acquires ownership of such REO Property will not result in the imposition on REMIC I of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause either REMIC I or REMIC II to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of the laws of the State of California at any time that any Certificates are outstanding. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) or result in the receipt by either REMIC I or REMIC II of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions. Pursuant to its efforts to sell such REO Property, the Master Servicer shall either itself or through an agent selected by the Master Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Certificateholders, rent the same, or any part thereof, as the Master Servicer deems to be in the best interest of the Certificateholders for the period prior to the sale of such REO Property.

          Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

          The Master Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets. The Master Servicer shall deposit, or cause to be deposited, on a daily basis in the Custodial Account all revenues received with respect to the REO Properties, net of any directly related expenses incurred or withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property.

          If as of the date of acquisition of title to any REO Property there remain outstanding unreimbursed Servicing Advances with respect to such REO Property or any outstanding Advances allocated thereto the Master Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances and any unreimbursed related Advances as well as any unpaid Servicing Fees from proceeds received in connection with the REO Disposition, as further provided in Section 3.15. The Master Servicer shall not be obligated to advance any amounts with respect to an REO Property if, in its good faith judgment, the Master Servicer determines that such advance would constitute a Nonrecoverable Advance.

          The REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall determine.

          The Master Servicer shall deposit the proceeds from the REO Disposition, net of any payment to the Master Servicer as provided above, in the Custodial Account upon receipt thereof for distribution in accordance with
Section 4.01; provided, that any such net proceeds received by the Master Servicer which are in excess of the applicable Stated Principal Balance plus all unpaid REO Imputed Interest thereon through the last day of the month in which the REO Disposition occurred ("Excess Proceeds") shall be retained by the Master Servicer as additional servicing compensation.

          With respect to any Mortgage Loan as to which the Master Servicer has received notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to the related Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, the related Mortgaged Property, unless the Master Servicer has, at least 30 days prior to taking such action, obtained and delivered to the Trustee an environmental audit report prepared by a Person who regularly conducts environmental audits using customary industry standards. The Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (other than proceeding against the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage.

          The cost of the environmental audit report contemplated by this
Section 3.22 shall be advanced by the Master Servicer as an expense of the Trust Fund, and the Master Servicer shall be reimbursed therefor from the Custodial Account as provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Custodial Account.

          If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property in compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund. The cost of any such compliance, containment, clean-up or remediation shall be advanced by the Master Servicer as an expense of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor from the Custodial Account as provided in Section 3.11, any such right of reimbursement being prior to the rights of the Certificateholders to receive any amount in the Custodial Account.

          SECTION 3.23. Additional Obligations of the Master Servicer.

          On each Certificate Account Deposit Date, the Master Servicer shall deliver to the Trustee for deposit in the Certificate Account from its own funds and without any right of reimburse-ment therefor, a total amount equal to the amount of Compensating Interest for the related Distribution Date.

          SECTION 3.24 Optional Purchase of Defaulted Mortgage Loans.

     The Master Servicer or any affiliate of the Master Servicer, in its sole discretion, shall have the right to elect (by written notice sent to the Master Servicer, and the Trustee), but shall not be obligated, to purchase for its own account from the Trust Fund any Mortgage Loan which is 90 days or more delinquent in the manner and at the price specified in Section 2.04. The purchase price for any Mortgage Loan purchased hereunder shall be deposited in the Certificate Account and upon receipt of a Request for Release stating such, the Custodian shall release to the purchaser of such Mortgage Loan the related Mortgage File and shall execute and deliver such instruments of transfer or assignment prepared by the purchaser of such Mortgage Loan, in each case without recourse, as shall be necessary to vest in the purchaser of such Mortgage Loan any Mortgage Loan released pursuant hereto and the purchaser of such Mortgage Loan shall succeed to all the Trustee's right, title and interest in and to such Mortgage Loan and all security and documents related thereto. Such assignment shall be an assignment outright and not for security. The purchaser of such Mortgage Loan shall thereupon own such Mortgage Loan, and all security and documents, free of any further obligation to the Trustee or the Certificateholders with respect thereto.

          SECTION 3.25. Additional Obligations of the Depositor.

          The Depositor agrees that on or prior to the tenth day after the Closing Date, the Depositor shall provide the Trustee with a written notification, substantially in the form of Exhibit J attached hereto, relating to each Class of Certificates, setting forth (i) in the case of each Class of such Certificates, (a) if less than 10% of the aggregate Certificate Principal Balance of such Class of Certificates has been sold as of such date, the value calculated pursuant to clause (b)(iii) of Exhibit J hereto, or, (b) if 10% or more of such Class of Certificates has been sold as of such date but no single price is paid for at least 10% of the aggregate Certificate Principal Balance of such Class of Certificates, then the weighted average price at which the Certificates of such Class were sold and the aggregate percentage of Certificates of such Class sold, (c) the first single price at which at least 10% of the aggregate Certificate Principal Balance of such class of Certificates was sold, or (d) if any Certificates of each Class of Certificates are retained by the Depositor or an affiliate corporation, or are delivered to the Seller, the fair market value of such Certificates as of the Closing Date, (ii) the Prepayment Assumption used in pricing the Certificates, and (iii) such other information as to matters of fact as the Trustee may reasonably request to enable it to comply with its reporting requirements with respect to each Class of such Certificates to the extent such information can in the good faith judgment of the Depositor be determined by it.

          SECTION 3.26. Periodic Filings with the Securities and Exchange
                        Commission; Additional Information.

          Within 15 days after each Distribution Date, the Trustee shall file with the Commission via the Electronic Data Gathering and Retrieval System (EDGAR) , a Form 8-K with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2000, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust Fund, if applicable. Prior to March 30, 2000, the Trustee shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until either the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Depositor agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports, and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items with the Commission other than those specified in this section.

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

          SECTION 4.01. Certificate Account; Distributions.

          (a) The Trustee shall establish and maintain a Certificate Account, in which the Master Servicer shall cause to be deposited on behalf of the Trustee on or before 5:00 P.M. New York time on each Certificate Account Deposit Date by wire transfer of immediately available funds an amount equal to the sum of (i) any Advance for the immediately succeeding Distribution Date, (ii) any amount required to be deposited in the Certificate Account pursuant to Sections 3.11, 3.13, 3.22 or 3.23 and (iii) all other amounts constituting the Available Distribution Amount for the immediately succeeding Distribution Date.

          (b) On each Distribution Date, prior to making any other distributions referred to in Section 4.01, the Trustee shall withdraw from the Certificate Account and pay itself the Trustee's Fee for such Distribution Date.

          (c) On each Distribution Date the Trustee shall distribute to each Certificateholder of record as of the next preceding Record Date (other than as provided in Section 9.01 respecting the final distribution) either in immediately available funds (by wire transfer or otherwise) to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder has so notified the Trustee at least 5 Business Days prior to the related Record Date, or otherwise by check mailed to such Certificateholder at the address of such Holder appearing in the Certificate Register, such Certificateholder's share (based on the aggregate of the Percentage Interests represented by Certificates of the applicable Class held by such Holder) of the following amounts, in the following order of priority, in each case to the extent of the remaining Available Distribution
Amount:

               (i) to the Class A Certificateholders (other than the Principal Only Certificateholders) and the Class R Certificateholders, on a pro rata basis based on Accrued Certificate Interest payable on such Certificates with respect to such Distribution Date, Accrued Certificate Interest on such Classes of Certificates, as applicable, for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date (the "Senior Interest Distribution Amount");

               (ii) (X) to the Principal Only Certificateholders, the Principal Only Distribution Amount; and

                    (Y) to the Class A Certificateholders (other than the Interest Only and Principal Only Certificateholders) and Class R Certificateholders, in the priorities and amounts set forth in Section 4.01(d)(ii) and (iii) and Sections 4.01(e), the sum of the following (applied to reduce the Certificate Principal Balances of such Class A Certificates or Class R Certificates, as applicable):

                    (A) the Senior Percentage for such Distribution Date times the sum of the following:

                         (1) the principal portion of each Monthly Payment due
                    during the related Due Period on each Outstanding Mortgage Loan (other than the related Discount Fraction of the principal portion of such payment with respect to a Discount Mortgage Loan), whether or not received on or prior to the related Determination Date, minus the principal portion of any Debt Service Reduction (other than the related Discount Fraction of the principal portion of such Debt Service Reductions with respect to each Discount Mortgage Loan) which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

                         (2) the Stated Principal Balance of any Mortgage Loan
                    repurchased during the related Prepayment Period pursuant to
                    Section 2.02, 2.04, 3.14 or 3.24 and the amount of any shortfall deposited in the Custodial Account in connection with the substitution of a Deleted Mortgage Loan pursuant to
                    Section 2.04 during the related Prepayment Period (other than the related Discount Fraction of such Stated Principal Balance or shortfall with respect to a Discount Mortgage
                    Loan); and

                         (3) the principal portion of all other unscheduled
                    collections (other than Principal Prepayments in Full and Curtailments and amounts received in connection with a Cash Liquidation or REO Disposition of a Mortgage Loan described in Section 4.01(c)(ii)(Y)(B), including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) received during the related Prepayment Period to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.15 (other than the related Discount Fraction of the principal portion of such unscheduled collections with respect to a Discount Mortgage Loan);

                    (B) with respect to each Mortgage Loan for which a Cash
               Liquidation or a REO Disposition occurred during the related Prepayment Period and did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (a) the Senior Percentage for such Distribution Date times the Stated Principal Balance of such Mortgage Loan (other than the related Discount Fraction of such Stated Principal Balance, with respect to a Discount Mortgage Loan) and (b) the Senior Accelerated Distribution Percentage for such Distribution Date times the related unscheduled collections (including without limitation Insurance Proceeds, Liquidation Proceeds and REO Proceeds) to the extent applied by the Master Servicer as recoveries of principal of the related Mortgage Loan pursuant to Section 3.15 (in each case other than the portion of such unscheduled collections, with respect to a Discount Mortgage Loan included in Section 4.01(d)(i)(C)));

                    (C) the Senior Accelerated Distribution Percentage for such
               Distribution Date times the aggregate of all Principal Prepayments in Full and Curtailments received in the related Prepayment Period (other than the related Discount Fraction of such Principal Prepayments in Full and Curtailments, with respect to a Discount Mortgage Loan); and

                    (D) any amounts described in subsection (ii)(Y), clauses
               (A), (B) or (C) of this Section 4.01(c), as determined for any previous Distribution Date, which remain unpaid after application of amounts previously distributed pursuant to this clause (D) to the extent that such amounts are not attributable to Realized Losses which have been allocated to the Class M Certificates or Class B Certificates;

               (iii) to the Holders of the Class M-1 and Class M-1-X Certificates, on a pro rata basis, based on Accrued Certificate Interest payable to such Certificate with respect to such Distribution Date, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (iv) to the Holders of the Class M-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Principal Only Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.01(c)(vi),
          (viii), (x), (xii), (xiii) and (xiv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-1 Certificates;

               (v) to the Holders of the Class M-2 and Class M-2 X Certificates, on a pro rata basis, based on Accrued Certificate Interest payable to such Certificate with respect to such Distribution Date, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (vi) to the Holders of the Class M-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date, minus (y) the amount of any Principal Only Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.01(c)(viii), (x), (xii), (xiii) and (xiv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-2 Certificates;

               (vii) to the Holders of the Class M-3 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (viii) to the Holders of the Class M-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Principal Only Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.01(c)(x),
          (xii), (xiii) and (xiv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class M-3 Certificates;

               (ix) to the Holders of the Class B-1 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (x) to the Holders of the Class B-1 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Principal Only Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.01(c)(xii),
          (xiii) and (xiv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-1 Certificates;

               (xi) to the Holders of the Class B-2 Certificates, the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below;

               (xii) to the Holders of the Class B-2 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Principal Only Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates, to the extent the amounts available pursuant to clause (x) of Sections 4.01(c)(xiii) and (xiv) are insufficient therefor, applied in reduction of the Certificate Principal Balance of the Class B-2 Certificates;

               (xiii) to the Holders of the Class B-3 Certificates, an amount equal to (x) the Accrued Certificate Interest thereon for such Distribution Date, plus any Accrued Certificate Interest thereon remaining unpaid from any previous Distribution Date, except as provided below minus (y) the amount of any Principal Only Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates to the extent the amounts available pursuant to clause (x) of Section 4.01(c)(xiv) are insufficient therefor;

               (xiv) to the Holders of the Class B-3 Certificates, an amount equal to (x) the Subordinate Principal Distribution Amount for such Class of Certificates for such Distribution Date minus (y) the amount of any Principal Only Collection Shortfalls for such Distribution Date or remaining unpaid for all previous Distribution Dates applied in reduction of the Certificate Principal Balance of the Class B-3 Certificates;

               (xv) to the Class A Certificateholders and Class R Certificateholders in the priority set forth in Section 4.01(d), the portion, if any, of the Available Distribution Amount remaining after the foregoing distributions, applied to reduce the Certificate Principal Balances of such Class A and Class R Certificates, but in no event more than the aggregate of the outstanding Certificate Principal Balances of each such Class of Class A and Class R Certificates, and thereafter, to each Class of Class M Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available Distribution Amount remaining after the Class A Certificates and Class R Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class M Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Class M Certificates; and thereafter to each such Class of Class B Certificates then outstanding beginning with such Class with the lowest numerical designation, any portion of the Available Distribution Amount remaining after the Class M

          Certificates have been retired, applied to reduce the Certificate Principal Balance of each such Class of Class B Certificates, but in no event more than the outstanding Certificate Principal Balance of each such Class of Class B Certificates; and

               (xvi) to the Class R Certificateholders, the balance, if any, of the Available Distribution Amount.

          (d) Distributions of principal on the Class A Certificates (other than the Interest Only Certificates) and Class R Certificates on each Distribution Date occurring prior to the occurrence of the Credit Support Depletion Date will be made as follows:

               (i) first, to the Principal Only Certificates, until the Certificate Principal Balance thereof is reduced to zero, an amount (the "Principal Only Distribution Amount") equal to the aggregate of:

                    (A) the related Discount Fraction of the principal portion of each Monthly Payment on each Discount Mortgage Loan due during the related Due Period, whether or not received on or prior to the related Determination Date, minus the Discount Fraction of the principal portion of any related Debt Service Reduction which together with other Bankruptcy Losses exceeds the Bankruptcy Amount;

                    (B) the related Discount Fraction of the principal portion of all unscheduled collections on each Discount Mortgage Loan received during the preceding calendar month (other than amounts received in connection with the Cash Liquidation or REO Disposition of a Discount Mortgage Loan described in clause (C) below), including Principal Prepayments in Full, Curtailments and repurchases of Discount Mortgage Loans (or, in the case of a substitution of a Deleted Mortgage Loan, the Discount Fraction of the amount of any shortfall deposited in the Custodial Account in connection with such substitution);

                    (C) in connection with the Cash Liquidation or REO
               Disposition of a Discount Mortgage Loan that did not result in any Excess Special Hazard Losses, Excess Fraud Losses, Excess Bankruptcy Losses or Extraordinary Losses, an amount equal to the lesser of (1) the applicable Discount Fraction of the Stated Principal Balance of such Discount Mortgage Loan immediately prior to such Distribution Date and (2) the aggregate amount of the collections on such Discount Mortgage Loan to the extent applied as recoveries of principal;

                    (D) any amounts allocable to principal for any previous
               Distribution Date (calculated pursuant to clauses (A) through (C) above) that remain undistributed; and

                    (E) the amount of any Principal Only Collection Shortfalls for such Distribution Date and the amount of any Principal Only Collection Shortfalls remaining unpaid for all previous Distribution Dates, but only to the extent of the Eligible Funds for such Distribution Date;

               (ii) second, from the Senior Principal Distribution Amount, to the Class A-7 Certificates in reduction of the Certificate Principal Balances thereof, until the Certificate Principal Balances thereof have been reduced to zero, an amount equal to the lesser of (a) the Class A-7 Priority Amount for such Distribution Date and (b) 98.6% of the Senior Principal Distribution Amount;

               (iii) third, the balance of the Senior Principal Distribution Amount, if any, remaining after the distribution described in clause
          (ii) above shall be distributed as follows:

                    (A) first, to the to the Class R-I and Class R-II
               Certificates on a pro rata basis, based on the Certificate Principal Balances thereof, in reduction of the Certificate Principal Balances thereof, until the Certificate Principal Balances thereof have been reduced to zero;

                    (B) second, up to $985,000 to be distributed on each
               Distribution Date, concurrently, in reduction of the Certificate Principal Balances of the Class A-1 Certificates, Class A-2 Certificates, and Class A-3 Certificates in the following manner and priority:

                         (1) 99.00% of such amount to the Class A-1
                         Certificates; and

                         (2) 1.00% of such amount in the following manner and priority:

                              (a) 68.1275616571% of such amount to the Class A-2
                         Certificates and 31.8724383429% of such amount to the Class A-3 Certificates, concurrently, in reduction of the Certificate Principal Balances thereof, until the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero;

                              (b) the remainder of such amount to the Class A-3
                         Certificates, until the Certificate Principal Balance thereof has been reduced to zero;

                    (C) third, 68.1275616571% to the Class A-2 Certificates and
               31.8724383429% to the Class A-3 Certificates, concurrently, in reduction of the Certificate Principal Balances thereof, until the Certificate Principal Balance of the Class A-2 Certificates has been reduced to zero;

                    (D) fourth, sequentially, to the Class A-3 Certificates and
               Class A- 1 Certificates, in reduction of the Certificate Principal Balances thereof, until the Certificate Principal Balances thereof have been reduced to zero; and

                    (E) fifth, to the Class A-7 Certificates in reduction of the
               Certificate Principal Balance thereof, until the Certificate Principal Balance thereof has been reduced to zero.

          (e) On or after the occurrence of the Credit Support Depletion Date, all priorities relating to distributions as described above in respect of principal among the Senior Certificates (other than the Principal Only Certificates) will be disregarded, an amount equal to the Discount Fraction of the principal portion of scheduled payments and unscheduled collections received or advanced in respect of Discount Mortgage Loans will be distributed to the Principal Only Certificates, and the Senior Principal Distribution Amount will be distributed to all classes of Senior Certificates (other than the Principal Only Certificates) pro rata in accordance with their respective outstanding Certificate Principal Balances and the Senior Interest Distribution Amount will be distributed as set forth in Section 4.01(c)(i) above.

          (f) Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Depositor or the Master Servicer shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

          (g) The Trustee may invest or cause the institution maintaining the Certificate Account to invest the funds in the Certificate Account in Permitted Investments designated in the name of the Trustee for the benefit of the Certificateholders, which shall mature not later than the Business Day next preceding the Distribution Date next following the date of such investment

(except that (i) any investment in the institution with which the Certificate Account is maintained may mature on such Distribution Date and (ii) any other investment may mature on such Distribution Date if the Trustee shall advance funds on such Distribution Date to the Certificate Account in the amount payable on such investment on such Distribution Date, pending receipt thereof to the extent necessary to make distributions on the Certificates) and shall not be sold or disposed of prior to maturity. All income and gain realized from any such investment shall be for the benefit of the Trustee and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Certificate Account by the Trustee out of its own funds immediately as realized without any right of reimbursement.

          (h) Except as otherwise provided in Section 9.01, if the Master Servicer anticipates that a final distribution with respect to any Class of Certificates will be made on the next Distribution Date, the Master Servicer shall, no later than the Determination Date in the month of such final distribution, notify the Trustee and the Trustee shall, no later than two (2) Business Days after such Determination Date, mail on such date to each Holder of such Class of Certificates a notice to the effect that: (i) the Trustee anticipates that the final distribution with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the office of the Trustee or as otherwise specified therein, and (ii) no interest shall accrue on such Certificates from and after the end of the prior calendar month.

          Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held in trust and credited to the account of the appropriate non- tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this
Section 4.01(h) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within six months after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee shall take reasonable steps as directed by the Depositor, or appoint an agent to take reasonable steps, to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates. The costs and expenses of maintaining the funds in trust and of contacting such Certificateholders shall be paid out of the assets remaining in the Trust Fund. If within nine months after the second notice any such Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto. No interest shall accrue or be payable to any Certificateholder on any amount held in trust as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(h).

          SECTION 4.02. Statements to Certificateholders.

          On each Distribution Date the Trustee shall make available to each Holder of a Certificate and to the Depositor, the Master Servicer and the Rating Agencies, a statement based on information provided by the Master Servicer as to such distribution setting forth:

          (i) (a) the amount of such distribution to the Certificateholders of each Class applied to reduce the Certificate Principal Balance thereof, and
     (b) the aggregate amount included therein representing Principal
     Prepayments;

          (ii   the amount of such distribution to Holders of each Class of
     Certificates allocable to interest and the Pass-Through Rate on each Class of Certificates for such Distribution Date;

          (iii) if the distribution to the Holders of any Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall;

          (iv)  the aggregate amount of Advances for such Distribution Date;

          (v) the number and aggregate Stated Principal Balance of the Mortgage Loans as of the end of the related Due Period;

          (vi) the aggregate Certificate Principal Balance of each Class of Certificates, and each of the Senior, Class M and Class B Percentages, after giving effect to the amounts distributed on such Distribution Date, separately identifying any reduction thereof due to Realized Losses other than pursuant to an actual distribution of principal;

          (vii) the related Subordinate Principal Distribution Amount and Prepayment Distribution Percentage, if applicable;

          (viii) the number and aggregate Stated Principal Balance of Mortgage Loans (a) delinquent 31 to 60 days, (b) delinquent 61 to 90 days, (c) delinquent 91 days or more;

          (ix) the number, aggregate principal balance and book value of any REO Properties;

          (x) the aggregate Accrued Certificate Interest remaining unpaid, if any, for each Class of Certificates, after giving effect to the distribution made on such Distribution Date;

          (xi) the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount as of the close of business on such Distribution Date and a description of any change in the calculation of such amounts;

          (xii) the weighted average Net Mortgage Rate for such Distribution
     Date;

          (xiii) the occurrence of the Credit Support Depletion Date;

          (xiv) the Senior Accelerated Distribution Percentage applicable to such distribution;

          (xv) the Senior Percentage and Class A-7 Priority Percentage for such Distribution Date;

          (xvi) the aggregate amount of Realized Losses for such Distribution Date;

          (xvii) the weighted average remaining term to maturity of the Mortgage Loans prior to giving effect to the amounts distributed on such Distribution Date; and

          (xviii) the weighted average Mortgage Rates of the Mortgage Loans prior to giving effect to the amounts distributed on such Distribution Date.

          The Trustee will make the monthly statements (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders, and other parties to the Pooling and Servicing Agreement via the Trustee's internet website and its fax-on-demand service. The Trustee's fax-on-demand service may be accessed by calling (301) 815- 6610. The Trustee's internet website shall initially be located at "www.ctslink.com". Assistance in using the website or the fax-on-demand service can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee shall have the right to change the way monthly statements are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Trustee shall provide timely and adequate notification to all above parties regarding any such changes.

          In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts shall also be expressed as a dollar amount per Single Certificate.

          On each Distribution Date the Trustee shall provide Bloomberg Financial Markets, L.P. ("Bloomberg") CUSIP level factors for each class of Certificates as of such Distribution Date, using a format and media mutually acceptable to the Trust Administrator and Bloomberg.

          The Trustee shall provide to each Certificateholder any written reports or other information required by the Code and regulations thereunder as from time to time are in force. In addition, upon written request, within a reasonable period of time after the end of each calendar year, the Trustee shall prepare and forward, to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in subclauses (i) - (iii) above, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder.

          SECTION 4.03. Remittance Reports; Advances by the Master Servicer.

          (a) On the Business Day following each Determination Date, the Master Servicer shall deliver to the Trustee a report, prepared as of the close of business on the Determination Date (the "Remittance Report"), in the form of an electromagnetic tape or disk. The Remittance Report and any written information supplemental thereto shall include such information with respect to the Mortgage Loans that is required by the Trustee for purposes of making the calculations and preparing the statement described in Sections 4.01 and 4.02, as set forth in written specifications or guidelines issued by the Trustee from time to time. The Trustee shall have no obligation to recompute, recalculate or verify any information provided to it by the Master Servicer.

          (b) The Master Servicer shall determine the aggregate amount of Advances required to be made for the related Distribution Date, which shall be in an aggregate amount equal to the sum of (1) the aggregate amount of Monthly Payments (with each interest portion thereof adjusted to the Mortgage Rate less the Servicing Fee Rate), other than Balloon Payments, less the amount of any related Debt Service Reductions or reductions in the amount of interest collectable from the Mortgagor pursuant to the Relief Act, on the Outstanding Mortgage Loans as of the related Due Date, which Monthly Payments were delinquent as of the close of business as of the related Determination Date plus
(2) with respect to each Balloon Loan delinquent in respect of its Balloon Payment as of the close of business on the related Determination Date, an amount equal to the assumed Monthly Payment (net of the related Servicing Fees) that would have been due on the related Due Date based on the original principal amortization scheduled for such Balloon Loan until such Balloon Loan is finally liquidated; provided that no Advance shall be made if it would be a Nonrecoverable Advance. On or before 4:00 P.M. New York time on each Certificate Account Deposit Date, the Master Servicer shall either (i) deposit in the Certificate Account from its own funds, or funds received therefor from the Sub-Servicers, an amount equal to the Advances to be made by the Master Servicer in respect of the related Distribution Date, (ii) withdraw from amounts on deposit in the Custodial Account and deposit in the Certificate Account all or a portion of the amounts held for future distribution in discharge of any such Advance, or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Advance. Any portion of the amounts held for future distribution so used shall be replaced by the Master Servicer by deposit in the Certificate Account on or before 1:00 P.M. New York time on any future Certificate Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the

Custodial Account for deposit in the Certificate Account on such Certificate Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. The amount of any reimbursement pursuant to Section 3.11 in respect of outstanding Advances on any Distribution Date shall be allocated to specific Monthly Payments due but delinquent for previous Due Periods, which allocation shall be made, to the extent practicable, to Monthly Payments which have been delinquent for the longest period of time. Such allocations shall be conclusive for purposes of reimbursement to the Master Servicer from recoveries on related Mortgage Loans pursuant to Section 3.11. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer delivered to the Seller and the Trustee with the Remittance Report. The Trustee shall deposit all funds it receives pursuant to this Section 4.03 into the Certificate Account.

          (c) In the event that the Master Servicer determines as of any Certificate Account Deposit Date that it will be unable to deposit in the Certificate Account an amount equal to the Advance required to be made for the immediately succeeding Distribution Date in the amount determined by the Trustee pursuant to paragraph (b) above, it shall give notice to the Trustee of its inability to Advance (such notice may be given by telecopy), not later than 4:00 P.M., New York time, on such date, specifying the portion of such amount that it will be unable to deposit. Not later than 4:00 P.M., New York time, on the earlier of (x) two Business Days following such Certificate Account Deposit Date or (y) the Business Day preceding the related Distribution Date, unless by such time the Master Servicer shall have directly or indirectly deposited in the Certificate Account the entire amount of the Advances required to be made for the related Distribution Date, pursuant to Section 7.01, unless the Trustee determines (in its sole discretion) that the failure by the Master Servicer to make any required Advance was due to circumstances beyond its control, and the required Advance was otherwise made, the Trustee shall (a) terminate all of the rights and obligations of the Master Servicer under this Agreement in accordance with Section 7.01 and (b) assume the rights and obligations of the Master Servicer hereunder, including the obligation to deposit in the Certificate Account an amount equal to the Advance for the immediately succeeding Distribution Date.

          SECTION 4.04. Allocation of Realized Losses.

          Prior to each Distribution Date, the Master Servicer shall determine the total amount of Realized Losses, if any, that resulted from any Cash Liquidation, Debt Service Reduction, Deficient Valuation or REO Disposition that occurred during the related Prepayment Period. The amount of each Realized Loss shall be evidenced by an Officers' Certificate. All Realized Losses, other than Excess Special Hazard Losses, Extraordinary Losses, Excess Bankruptcy Losses or Excess Fraud Losses, shall be allocated as follows: first, to the Class B-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; second, to the Class B-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero; third, to the Class B-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fourth, to the Class M-3 Certificates until the Certificate Principal Balance thereof has been reduced to zero; fifth, to the Class M-2 Certificates until the Certificate Principal Balance thereof has been reduced to zero and, to the extent of the interest portion of such Realized Losses, to the Class M-2-X Certificates on a pro rata basis; sixth, to the Class M-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero and, to the extent of the interest portion of such Realized Losses, to the Class M-2-X Certificates on a pro rata basis; and, thereafter, if such Realized Losses are on a Discount Mortgage Loan, to the Principal Only Certificates, in an amount equal to the Discount Fraction of the principal portion thereof, and the remainder of such Realized Losses and the entire amount of such Realized Losses on Non-Discount Mortgage Loans among all the Class A Certificates (other than the Principal Only Certificates) and Class R Certificates, on a pro rata basis, as described below. Any Excess Special Hazard Losses, Excess Bankruptcy Losses, Excess Fraud Losses and Extraordinary Losses on Non-Discount Mortgage Loans will be allocated among the Class A (other than the Principal Only Certificates), Class M, Class B and Class R Certificates, on a pro rata basis, as described below. The principal portion of such losses on Discount Mortgage Loans will be allocated to the Principal Only Certificates in an amount equal to the related Discount Fraction thereof, and the remainder of such losses on Discount Mortgage Loans will be allocated among the Class A Certificates (other than the Principal Only Certificates), Class M, Class B and Class R Certificates on a pro rata basis, as described below.

          As used herein, an allocation of a Realized Loss on a "pro rata basis" among two or more specified Classes of Certificates means an allocation on a pro rata basis, among the various Classes so specified, to each such Class of Certificates on the basis of their then outstanding Certificate Principal Balances prior to giving effect to distributions to be made on such Distribution Date in the case of the principal portion of a Realized Loss or based on the Accrued Certificate Interest thereon payable on such Distribution Date (without regard to any Compensating Interest for such Distribution Date) in the case of an interest portion of a Realized Loss. Any allocation of the principal portion of Realized Losses (other than Debt Service Reductions) to the Class B Certificates or, after the Certificate Principal Balances of the Class B Certificates have been reduced to zero, to the Class of Class M Certificates then outstanding with the highest numerical designation shall be made by operation of the definition of "Certificate Principal Balance" and by operation of the provisions of Section 4.01. Allocations of the interest portions of Realized Losses shall be made by operation of the definition of "Accrued Certificate Interest" and by operation of the provisions of Section 4.01. Allocations of the principal portion of Debt Service Reductions shall be made by operation of the provisions of Section 4.01. All Realized Losses and all other losses allocated to a Class of Certificates hereunder will be allocated among the Certificates of such Class in proportion to the Percentage Interests evidenced thereby.

          SECTION 4.05. Information Reports to Be Filed by the Master Servicer.

          The Master Servicer or the Sub-Servicers shall file information reports with respect to the receipt of mortgage interest received in a trade or business, foreclosures and abandonments of any Mortgaged Property and the information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property required by Sections 6050H, 6050J and 6050P of the Code, respectively, and deliver to the Trustee an Officers' Certificate stating that such reports have been filed. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

          SECTION 4.06. Compliance with Withholding Requirements.

          Notwithstanding any other provision of this Agreement, the Trustee shall comply with all federal withholding requirements respecting payments to Certificateholders of interest or original issue discount on the Mortgage Loans, that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for such withholding. In the event the Trustee withholds any amount from interest or original issue discount payments or advances thereof to any Certificateholder pursuant to federal withholding requirements, the Trustee shall, together with its monthly report to such Certificateholders pursuant to Section 4.02 hereof, indicate such amount withheld.

          SECTION 4.07. Distributions on the Uncertificated REMIC I Regular
                        Interests.

          (a) On each Distribution Date the Trustee shall be deemed to distribute to itself, as the holder of the Uncertificated REMIC I Regular Interests, the Uncertificated REMIC I Regular Interest Distribution Amounts in the following order of priority to the extent of the Available Distribution Amount (less the Trustee's Fees for such Distribution Date) reduced by distributions made to the Class R-I Certificates pursuant to Section 4.01(a):

               (i) Uncertificated REMIC I Accrued Interest on the Uncertificated REMIC I Regular Interests for such Distribution Date, plus any Uncertificated REMIC I Accrued Interest thereon remaining unpaid from any previous Distribution Date; and

               (ii) In accordance with the priority set forth in Section 4.07(b), an amount equal to the sum of the amounts in respect of principal distributable on the Class A-1, Class A-2, Class A-3, Class A-7, Class A-8, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificates under Section 4.01(c), as allocated thereto.

         (b) The amount described in Section 4.07(a)(ii) shall be deemed distributed to (i) Uncertificated REMIC I Regular Interest N, (ii) Uncertificated REMIC I Regular Interest O, (iii)

Uncertificated REMIC I Regular Interest P, (iv) Uncertificated REMIC I Regular Interest Q, (v) Uncertificated REMIC I Regular Interest S, (vi) Uncertificated REMIC I Regular Interest T, (vii) Uncertificated REMIC I Regular Interest U,
(viii) Uncertificated REMIC I Regular Interest W, (ix) Uncertificated REMIC I Regular Interest X and (x) Uncertificated REMIC I Regular Interest Y with the amount to be distributed allocated among such interests in accordance with the priority assigned to the (i) Class A-1 Certificates, (ii) Class A-2 Certificates, (iii) Class A-3 Certificates, (iv) Class A- 7 Certificates, (v) Class A-8 Certificates, (vi) Class R-I Certificates, (vii) Class M-1 Certificates, (viii) Class M-2 Certificates, (ix) Class M-3 Certificates, (x) Class B-1, Class B-2 and Class B-3 Certificates, respectively, under Section 4.01(c) and (d) until the Uncertificated Principal Balance of each such interest is reduced to zero.

          (c) The portion of the Uncertificated REMIC I Regular Interest Distribution Amounts described in Section 4.07(a)(ii) shall be deemed distributed by REMIC I to REMIC II in accordance with the priority assigned to the REMIC II Certificates relative to that assigned to the REMIC I Certificates under Section 4.01(c).

          (d) In determining from time to time the Uncertificated REMIC I Regular Interest N Distribution Amount, Uncertificated REMIC I Regular Interest P Distribution Amount, Uncertificated REMIC I Regular Interest Q Distribution Amount, Uncertificated REMIC I Regular Interest S Distribution Amount, Uncertificated REMIC I Regular Interest T Distribution Amount, Uncertificated REMIC I Regular Interest U Distribution Amount, Uncertificated REMIC I Regular Interest X Distribution Amount, Uncertificated REMIC I Regular Interest Y Distribution Amount and Uncertificated REMIC I IO Regular Interest Distribution Amount, Realized Losses allocated to the Certificates under Section 4.04 shall be allocated to the Uncertificated REMIC I Regular Interests in the same amounts and priorities as allocated to the Certificates in the corresponding numercial designation in 4.07(b) above.

          (e) On each Distribution Date the Trustee shall be deemed to distribute from REMIC II, in the priority set forth in Sections 4.01(a) and (b), to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class A-8, Class A-9, Class M-1, Class M-1-X, Class M-2, Class M-2-X, Class M-3, Class B-1, Class B-2, Class B-3 and Class R-II Certificates the amounts distributable thereon, from the Uncertificated REMIC I Regular Interest Distribution Amounts deemed to have been received by REMIC II from REMIC I under this Section 4.07.

          (f) Notwithstanding the deemed distributions on the Uncertificated REMIC I Regular Interests described in this Section 4.07, distributions of funds from the Certificate Account shall be made only in accordance with Section 4.01.

                                    ARTICLE V

                                THE CERTIFICATES


          SECTION 5.01. The Certificates.

          (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A, B-1, B-2 and B-3. The Certificates will be issuable in registered form only. The Class A, Class M-1 and Class M-1-X Certificates will be issued in minimum denominations of $25,000 and integral multiples of $1 in excess thereof. The Class M-2, Class M-2-X, Class M-3 and Class B Certificates of each Class will be offered in registered, certificated form in minimum denominations of $250,000 and integral multiples of $1 in excess thereof, with one Certificate of each such Class evidencing the remainder of the aggregate initial Certificate Principal Balance of such Class. The Residual Certificates will each be issuable in minimum denominations of any Percentage Interest representing 20.00% and multiples of 0.01% in excess thereof.

          Upon original issue, the Certificates shall, upon the written request of the Depositor executed by an officer of the Depositor, be executed and delivered by the Trustee, authenticated by the Trustee and delivered to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in Section 2.01. The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee in its capacity as trustee hereunder by a Responsible Officer. Cer tificates bearing the manual or facsimile signatures of individuals who were at the time they signed the proper officers of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certif icates issued on the Closing Date shall be dated the Closing Date and any Certificates delivered thereafter shall be dated the date of their authentication.

          (b) The Class A Certificates and the Class M Certificates shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided below, registration of such Certificates may not be transferred by the Trustee except to another Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. The Certificate Owners shall hold their respective Ownership Interests in and to each of such Class A Certificates and Class M Certificates through the book-entry facilities of the Depository and, except as provided below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective

Ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall transfer the Ownership Interests only in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The Trustee shall not be required to monitor, determine or inquire as to compliance with the transfer restrictions with respect to the Class M Certificates (so long as they are Book-Entry Certificates), and the Trustee shall have no liability for transfers of Class M Certificates made through the book-entry facilities of the Depositary or between or among Depositary Participants or Certificate Owners, made in violation of the applicable restrictions.

          The Trustee, the Master Servicer and the Depositor may for all purposes (including the making of payments due on the respective Classes of Book-Entry Certificates) deal with the Depository as the authorized representative of the Certificate Owners with respect to the respective Classes of Book-Entry Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the respective Classes of Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of any Class of Book- Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners. The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

          If (i)(A) the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Depositor is unable to locate a qualified successor or (ii) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Trustee shall, at the expense of the Depositor, issue the Definitive Certificates. Neither the Depositor, the Master Servicer nor the Trustee shall be liable for any actions taken by the Depository or its nominee, including, without limitation, any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates the Trustee and the Master Servicer shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

          SECTION 5.02. Registration of Transfer and Exchange of Certificates.

          (a) The Trustee shall maintain a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certif icates and of transfers and exchanges of Certificates as herein provided.

          (b) Except as provided in Section 5.02(c), no transfer, sale, pledge or other disposition of a Class B Certificate shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and any applicable state securities laws or is made in accordance with said Act and laws. In the event that a transfer of a Class B Certificate is to be made under this Section 5.02(b), (i) the Trustee shall require an Opinion of Counsel acceptable to and in form and substance satisfactory to the Trustee that such transfer shall be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor or the Master Servicer, provided that such Opinion of Counsel will not be required in connection with the initial transfer of any such Certificate by the Depositor or any affiliate thereof, to a non-affiliate of the Depositor and (ii) the Trustee shall require the transferee to execute a representation letter, substantially in the form of Exhibit G-1 hereto, and the Trustee shall require the transferor to execute a representation letter, substantially in the form of Exhibit G-2 hereto, each acceptable to and in form and substance satisfactory to the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which representation letters shall not be an expense of the Trustee, the Depositor or the Master Servicer; provided however that such representation letters will not be required in connection with any transfer of any such Certificate by the Depositor to an affiliate of the Depositor and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal and state laws.

          (c) Notwithstanding the requirements of Section 5.02(b), transfers of Class B Certificates may be made in accordance with this Section 5.02(c) if the prospective transferee of a Certificate provides the Trustee and the Depositor with an investment letter substantially in the form of Exhibit G-3 attached hereto, which investment letter shall not be an expense of the Trustee, the Depositor or the Master Servicer, and which investment letter states that, among other things, such transferee is a "qualified institutional buyer" as defined under Rule 144A. Such transfers shall be deemed to have complied with the requirements of Section 5.02(b) hereof; provided, however, that no Transfer of any of the Class B Certificates may be made pursuant to this Section 5.02(c) by the Depositor. Any such Certificateholder desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor and the Master Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such applicable federal and state laws.

          (d) The Trustee shall require an Opinion of Counsel from a prospective transferee prior to the transfer of any Residual Certificate or Class B Certificate to any employee benefit plan or other retirement arrangement, including individual retirement accounts and Keogh plans, that is subject to
Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Code (any of the foregoing, a "Plan"), to a trustee or other Person acting on behalf of any Plan, or to any other person who is using "plan assets" of any Plan to effect such acquisition (including any insurance company using funds in its general or separate accounts that may constitute "plan assets"). Such Opinion of Counsel must establish to the satisfaction of the Trustee that such disposition will not violate the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code. Neither the Depositor, the Master Servicer nor the Trustee will be required to obtain such Opinion of Counsel on behalf of any prospective transferee. In the case of the Class B Certificates, in lieu of such Opinion of Counsel, the Trustee shall require a certification in the form of Exhibit G-6 (or in a form substantially similar to such Exhibit G-6 as shall be agreed upon by the Trustee), in the case of the transfer of any of the foregoing Class B Certificates to a person capable of providing such certification, substantially to the effect that all funds used by such transferee to purchase such Class B Certificates will be funds held by it in its general account which it reasonably believes do not constitute "plan assets" of any Plan (as defined above); provided however that such certification will not be required in connection with any transfer of any such Class B Certificate by the Depositor to an affiliate of the Depositor and the Trustee shall be entitled to conclusively rely upon a representation (which, upon the request of the Trustee, shall be a written representation) from the Depositor of the status of such transferee as an affiliate of the Depositor. The permission of any transfer in violation of the restriction on transfer set forth in this paragraph shall not constitute a default or an Event of Default.

          Any person purchasing a Class M Certificate shall be deemed to have represented that either: (i) such person is not a Plan subject to ERISA or the Code (or comparable provisions of any subsequent enactments) and is not acting, directly or indirectly, on behalf of any such Plan or acquiring such Certificate with Plan Assets; or (ii) the purchase of such Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Depositor, the Trustee or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement and the exemptive relief granted by the DOL pursuant to Prohibited Transaction Class Exemption 95-60 is available with respect to the purchase, sale and holding of such Certificate.

          (e) (i) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee or its designee under clause (iii)(A) below to deliver payments to a Person other than such Person and to negotiate the terms of any mandatory sale under clause (iii)(B) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

          (A) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

          (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Trustee shall require delivery to it, and shall not register the Transfer of any Residual Certificate until its receipt of (I) an affidavit and agreement (a "Transfer Affidavit and Agreement" in the form attached hereto as Exhibit G-5) from the proposed Transferee, in form and substance satisfactory to the Trustee representing and warranting, among other things, that it is a Permitted Transferee, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, and that it has reviewed the provisions of this Section 5.02 and agrees to be bound by them, and (II) a certificate, in the form attached hereto as Exhibit G-4, from the Holder wishing to transfer the Residual Certificate, in form and substance satisfactory to the Trustee representing and warranting, among other things, that no purpose of the proposed Transfer is to impede the assessment or collection of tax.

          (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if a Responsible Officer of the Trustee assigned to this transaction has actual knowledge that the proposed Transferee is not a Permitted Transferee, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

          (D) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (x) to require a Transfer Affidavit and Agreement from any other Person to whom such Person attempts to transfer its Ownership Interest in a Residual Certificate and (y) not to transfer its Ownership Interest unless it provides a certificate to the Trustee in the form attached hereto as Exhibit G-4.

          (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate, by purchasing an Ownership Interest in such Certificate, agrees to give the Trustee written notice that it is a "pass-through interest holder" within the meaning of Temporary Treasury Regulations Section 1.67-3T(a)(2)(i)(A) immediately upon acquiring an Ownership Interest in a Residual Certificate, if it is "a pass-through interest holder", or is holding an Ownership Interest in a Residual Certificate on behalf of a "pass-through interest holder."

          (ii) The Trustee will register the Transfer of any Residual Certificate only if it shall have received the Transfer Affidavit and Agreement in the form attached hereto as Exhibit G-5, a certificate of the Holder requesting such transfer in the form attached hereto as Exhibit G-4 and all of such other documents as shall have been reasonably required by the Trustee as a condition to such registration. Transfers of the Residual Certificates other than to Permitted Transferees are prohibited.

          (iii) (A) If any Person other than a Permitted Transferee shall become a Holder of a Residual Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. If a Non-United States Person shall become a Holder of a Residual Certificate, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. If a transfer of a Residual Certificate is disregarded pursuant to the provisions of Treasury Regulations Section 1.860E-1 or Section 1.860G-3, then the last preceding Permitted Transferee shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such transfer of such Residual Certificate. The prior Holder shall be entitled to recover from any purported Holder of a Residual Certificate that was in fact not a Permitted Transferee under this Section 5.05(b) at the time it became a Holder all payments made on such Residual Certificate. Each Holder of a Residual Certificate, by acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this clause (b) and to any amendment of this Agreement deemed necessary (whether as a result of new legislation or otherwise) by counsel of the Depositor to ensure that the Residual Certificates are not transferred to any Person who is not a Permitted Transferee and that any transfer of such Residual Certificates will not cause the imposition of a tax upon the Trust or cause any such REMIC to fail to qualify as a REMIC. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02 or for making any payments due on such Certificate to the holder thereof or for taking any other action with respect to such holder under the provisions of this Agreement.

               (B) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the restrictions in this Section 5.02 and to the extent that the retroactive restoration of the rights of the Holder of such Residual Certificate as described in clause (iii)(A) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the holder or any prior holder of such Residual Certificate, to sell such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such purported Transferee shall promptly endorse and deliver each Residual Certificate in accordance with the instructions of the Trustee. Such purchaser may be the Trustee itself. The proceeds of such sale, net of the commissions (which may include commissions payable to the Trustee), expenses and taxes due, if any, will be remitted by the Trustee to such purported Transferee. The terms and conditions of any sale under this clause (iii)(B) shall be determined in the sole discretion of the Trustee, and the Trustee shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

          (iv) The Trustee shall make available to the Internal Revenue Service and those Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed (A) as a result of the transfer of an ownership interest in a Residual Certificate to any Person who is a Disqualified Organization, including the information regarding "excess inclusions" of such Residual Certificates required to be provided to the Internal Revenue Service and certain Persons as described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5), and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person who is a Disqualified Organization. The Trustee may charge and shall be entitled to reasonable compensation for providing such information as may be required from those Persons which may have had a tax imposed upon them as specified in clauses (A) and (B) of this paragraph for providing such information.

          (f) Subject to the preceding paragraphs, upon surrender for registration of transfer of any Certificate at the office of the Trustee maintained for such purpose, the Trustee shall execute and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class of a like aggregate Percentage Interest. Every Certificate surrendered for transfer shall be accompanied by notification of the account of the designated transferee or transferees for the purpose of receiving distributions pursuant to Section 4.01 by wire transfer, if any such transferee desires and is eligible for distribution by wire transfer.

          (g) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of the same Class of a like aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at the office of the Trustee. Whenever any Certificates are so surrendered for exchange the Trustee shall execute, authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee) be duly endorsed by, or be accompanied by a written instrument of transfer in the form satisfactory to the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (h) No service charge shall be made to the Certificateholders for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (i) All Certificates surrendered for transfer and exchange shall be cancelled and retained by the Trustee in accordance with the Trustee's standard procedures.

          SECTION 5.03. Mutilated, Destroyed, Lost or Stolen Certificates.

          If (i) any mutilated Certificate is surrendered to the Trustee and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          SECTION 5.04. Persons Deemed Owners.

          The Depositor, the Master Servicer, the Trustee and any agent of any of them may treat the person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to
Section 4.01 and for all other purposes whatsoever, and neither the Depositor, the Master Servicer, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

          SECTION 5.05. Rule 144A Information.

          For so long as any Class B Certificates are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act, (1) the Depositor will provide or cause to be provided to any holder of such Certificates and any prospective purchaser thereof designated by such a holder, upon the request of such holder or prospective purchaser, the information required to be provided to such holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (2) the Depositor shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Certificates conducted in accordance with Rule 144A. The Master Servicer shall cooperate with the Depositor and furnish the Depositor such information in the Master Servicer's possession as the Depositor may reasonably request.

                                   ARTICLE VI

                      THE DEPOSITOR AND THE MASTER SERVICER

          SECTION 6.01. Liability of the Depositor and the Master Servicer.

          The Depositor and the Master Servicer each shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor and the Master Servicer herein. Only the Master Servicer, any successor Master Servicer or the Trustee acting as Master Servicer shall be liable with respect to the servicing of the Mortgage Loans and the REO Property for actions taken by any such Person in contravention of the Master Servicer's duties hereunder.

          SECTION 6.02. Merger, Consolidation or Conversion of the Depositor or
                        the Master Servicer.

          The Depositor and the Master Servicer each will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and each will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

          Any Person into which the Depositor or the Master Servicer may be merged, consol idated or converted, or any corporation resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac.

          SECTION 6.03. Limitation on Liability of the Depositor, the Master
                        Servicer and Others.

          Neither the Depositor, the Master Servicer nor any of the directors, officers, employees or agents of the Depositor or the Master Servicer shall be under any liability to the Trust Fund or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor or the Master Servicer (but this provision shall protect the above described persons) against any breach of warranties or representations made herein, or against any specific liability imposed on the Master Servicer pursuant to Section 3.01 or any other Section hereof; and provided further that this provision shall not protect the Depositor, the Master Servicer or any such person, against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates (including reasonable legal fees and disbursements of counsel), other than (a) any loss, liability or expense related to Master Servicer's servicing obligations with respect to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) or related to the Master Servicer's obligations under Section 3.01, or (b) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor or the Master Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any lia bility resulting therefrom (except any action or liability related to the Master Servicer's obligations under Section 3.01) shall be expenses, costs and liabilities of the Trust Fund, and the Depositor and the Master Servicer shall be entitled to be reimbursed therefor from the Certificate Account as provided in Section 3.11, any such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Certificate Account.

          SECTION 6.04. Limitation on Resignation of the Master Servicer.

          The Master Servicer shall not resign from the obligations and duties hereby imposed on it except (a) upon appointment of a successor servicer reasonably acceptable to the Trustee upon receipt by the Trustee of a letter from each Rating Agency (obtained by the Master Servicer and at its expense) that such a resignation and appointment will not, in and of itself, result in a downgrading of the Certificates or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel (at the expense of the resigning Master Servicer) to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities, duties, liabilities and obligations hereunder.

          SECTION 6.05. Sale and Assignment of Master Servicing.

          The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer under this Agreement; provided, however, that: (i) the purchaser or transferee accepting such assignment and delegation (a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall, in the case of successor master servicers only, have a net worth of not less than $10,000,000 (unless otherwise approved by each Rating Agency pursuant to clause (ii) below);
(c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee) as having a comparable servicing ability to that of the Master Servicer on the Closing Date; (d) shall execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement and any custodial agreement, from and after the effective date of such agreement; (ii) each Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and each Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect obtained by the Master Servicer at its expense and delivered to the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee an Officer's Certificate and an Opinion of Counsel (at the expense of the Master Servicer), each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

                                   ARTICLE VII

                                     DEFAULT

          SECTION 7.01. Events of Default.

          "Event of Default", wherever used herein, means any one of the following events:

          (i) any failure by the Master Servicer to deposit into the Certificate Account on each Certificate Account Deposit Date the amounts required to be deposited therein (other than an Advance) under the terms of this Agreement which continues unremedied for two (2) Business Days after such amount was required to be remitted; or

          (ii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Master Servicer contained in the Certificates or in this Agreement (including any breach of the Master Servicer's representations and warranties pursuant to Section 2.03(a) which materially and adversely affects the interests of the Certificateholders) which continues unremedied for a period of 60 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee, or to the Master Servicer and the Trustee by the Holders of Certificates entitled to at least 25% of the Voting Rights; or

          (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

          (iv) the Master Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

          (v) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or otherwise voluntarily commence a case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (vi) the Master Servicer shall fail to deposit in the Certificate Account on any Certificate Account Deposit Date an amount equal to any required Advance which continues unremedied for the earlier of (a) a period of two (2) Business Days or (b) the Business Day immediately preceding the Distribution Date.

If an Event of Default described in clauses (i) - (v) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee or the Holders of Certificates entitled to at least 51% of the Voting Rights, by notice in writing to the Master Servicer (and to the Trustee if given by such Holders of Certificates), with a copy to the Rating Agencies, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Trust Fund, other than its rights as a Certificateholder hereunder; provided, however, that the successor to the Master Servicer appointed pursuant to Section 7.02 shall have accepted the duties of Master Servicer effective upon the resignation or termination of the Master Servicer. If an Event of Default described in clause (vi) hereof shall occur, the Trustee shall, by notice to the Master Servicer, and the Depositor, terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Trust Fund, other than its rights as a Certificateholder hereunder; provided, however, that if the Trustee determines (in its sole discretion) that the failure by the Master Servicer to make any required Advance was due to circumstances beyond its control, and the required Advance was otherwise made, the Trustee shall not terminate the Master Servicer. On or after the receipt by the Master Servicer of such notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates (other than as a holder thereof) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise at the expense of the Master Servicer. Notwithstanding the foregoing, the parties hereto and the Certificateholders by their acceptance of any Certificate, acknowledge and agree that there will be a period of transition before the actual servicing functions can be fully transferred to the Trustee, as successor Master Servicer, or to a successor Master Servicer appointed by the Trustee pursuant to the provisions hereof; provided, that the Trustee shall use its reasonable best efforts to succeed to the actual servicing functions or find a successor Master Servicer as soon as possible but no later than 90 days after such termination. The Master Servicer agrees to cooperate with (and pay any related costs and expenses of) the Trustee in effecting the termination of the Master Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee or the successor Master Servicer for administration by it of (i) the property and amounts which are then or should be part of the Trust Fund or which thereafter become part of the Trust Fund; (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer's duties thereunder;
(iii) the rights and obligations of the Master Servicer under the Sub- Servicing

Agreements with respect to the Mortgage Loans; (iv) all cash amounts which shall at the time be deposited by the Master Servicer or should have been deposited to the Custodial or the Certificate Account or thereafter be received with respect to the Mortgage Loans; and (v) all costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee or any successor Master Servicer to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee or successor Master Servicer to service the Mortgage Loans properly and effectively. The Trustee shall not be deemed to have breached any obligation hereunder as a result of a failure to make or delay in making any distribution as and when required hereunder caused by the failure of the Master Servicer to remit any amounts received by it or to deliver any documents held by it with respect to the Mortgage Loans. For purposes of this Section 7.01, the Trustee shall not be deemed to have knowledge of an Event of Default unless a Responsible Officer of the Trustee assigned to and working in the Trustee's corporate trust division has actual knowledge thereof or unless notice of any event which is in fact such an Event of Default is received by the Trustee and such notice references the Certificates, the Trust Fund or this Agreement.

          SECTION 7.02. Trustee to Act; Appointment of Successor.

          Within 90 days of the time the Master Servicer receives a notice of termination pursuant to Section 7.01(i)-(v), the Trustee or its appointed agent shall be the successor in all respects to the Master Servicer in its capacity as Master Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject thereafter to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer including the obligation to make Advances which have been or will be required to be made (except for the responsibilities, duties and liabilities contained in Section
2.03 and its obligations to deposit amounts in respect of losses pursuant to
Section 3.12 and 4.01(i)) by the terms and provisions hereof; and provided further, that any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide information required by Section 4.03 shall not be considered a default by the Trustee hereunder. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to charge to the Custodial Account and the Certificate Account if the Master Servicer had continued to act hereunder. If the Trustee has become the successor to the Master Servicer in accordance with Section 6.04 or Section 7.02, then notwithstanding the above, if the Trustee shall be unwilling to so act, or shall be unable to so act, the Trustee may appoint, or petition a court of competent jurisdiction or appoint, any established housing and home finance institution, which is also a Fannie Mae- or Freddie Mac- approved mortgage servicing institution, having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer hereunder. Each of the Seller, the Trustee, the Custodian and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          Any successor, including the Trustee, to the Master Servicer shall maintain in force during its term as master servicer hereunder policies and fidelity bonds to the same extent as the Master Servicer is so required pursuant to Section 3.18.

          SECTION 7.03. Notification to Certificateholders.

          (a) Upon any such termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt notice thereof to Certificateholders and to the Rating Agencies.

          (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Holders of Certificates notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

          SECTION 7.04. Waiver of Events of Default.

          The Holders representing at least 51% of the Voting Rights of Certificates affected by a default or Event of Default hereunder, may waive such default or Event of Default (other than an Event of Default set forth in Section
7.01 (vi)); PROVIDED, HOWEVER, that (a) a default or Event of Default under clause (i) of Section 7.01 may be waived only by all of the Holders of Certificates affected by such default or Event of Default and (b) no waiver pursuant to this Section 7.04 shall affect the Holders of Certificates in the manner set forth in the second paragraph of Section 11.01 or materially adversely affect any non-consenting Certificateholder. Upon any such waiver of a default or Event of Default by the Holders representing the requisite percentage of Voting Rights of Certificates affected by such default or Event of Default, such default or Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon except to the extent expressly so waived. The Master Servicer shall give notice of any such waiver to the Rating Agencies.

          SECTION 7.05. List of Certificateholders.

          Upon written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Trustee.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

          SECTION 8.01. Duties of Trustee.

          The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs, is continuing and has not been waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee enumerated in this Agreement shall not be construed as a duty.

          The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them in accordance with the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificateholders. Notwithstanding the foregoing, the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer hereunder or any Opinion of Counsel required hereunder.

          The Trustee shall prepare and file or cause to be filed on behalf of the Trust Fund any tax return that is required with respect to both REMIC I and REMIC II pursuant to applicable federal, state or local tax laws.

          The Trustee covenants and agrees that it shall perform its obligations hereunder in a manner so as to maintain the status of both REMIC I and REMIC II under the REMIC Provisions and to prevent the imposition of any federal, state or local income, prohibited transaction, contribution or other tax on either REMIC I or REMIC II to the extent that maintaining such status and avoiding such taxes are within the control of the Trustee and are within the scope of specific responsibilities under this Agreement.

          No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obliga tions of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

               (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement.

          SECTION 8.02. Certain Matters Affecting the Trustee.

               Except as otherwise provided in Section 8.01:

          (a) The Trustee may rely upon and shall be protected in acting or refraining from acting in reliance upon any resolution, Officers' Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

          (b) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

          (c) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notice pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Office of the Trustee's corporate trust department has actual knowledge (which has not been waived or cured), to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

          (d) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (e) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, state ment, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of Certificates entitled to at least 25% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

          (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; and

          (g) The Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder.

          SECTION 8.03. Trustee Not Liable for Certificates or Mortgage Loans.

          The recitals contained herein and in the Certificates (other than the signature of the Trustee, the authentication of the Trustee on the Certificates, the acknowledgments of the Trustee contained in Article II and the representations and warranties of the Trustee in Section 8.12) shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations or warranties as to the validity or sufficiency of this Agreement (other than as specifically set forth in Section 8.12) or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Depositor of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor or the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Custodial Account by the Master Servicer.

          SECTION 8.04. Trustee May Own Certificates.

          The Trustee in its individual or any other capacity (other than as Trustee hereunder) may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee and may otherwise deal with the parties hereto.

          SECTION 8.05. Trustee's Fees.

          On each Distribution Date, the Trustee shall be entitled to withdraw from the Certificate Account as compensation hereunder the Trustee Fees. Such compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) shall be paid for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder or of the Trustee. Except as otherwise provided in this Agreement, the Trustee and any director, officer, employee or agent of the Trustee shall be indemnified and held harmless by the Trust Fund against any claim, loss, liability, fee or expense incurred (a) in connection with any Event of Default, any breach of this Agreement or any claim or legal action (including any pending or threatened claim or legal action) relating to the acceptance or administration of its trusts hereunder or the Certificates or (b) arising from the selection of the Custodian or from the failure of the Custodian to perform its obligations under the Custodial Agreement, other than any claim, loss, liability or expense (i) sustained in connection with this Agreement or the Mortgage Loan Purchase Agreement related to the willful misfeasance, bad faith or negligence of the Master Servicer in the performance of its duties hereunder or (ii) incurred in connection with a breach constituting willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of reckless disregard of its obligations and duties hereunder.

          The Master Servicer shall indemnify the Trustee and any director, officer, employee or agent of the Trustee against any such claim or legal action (including any pending or threatened claim or legal action), loss, liability, fee or expense that may be sustained in connection with this Agreement related to the willful misfeasance, bad faith, or negligence in the performance of the Master Servicer's duties hereunder and under the Custodial Agreement.

          The provisions of this Section 8.05 shall survive the resignation or removal of the Trustee or the termination of this Agreement.

          SECTION 8.06. Eligibility Requirements for Trustee.

          The Trustee hereunder shall at all times be a corporation or a national banking association organized and doing business under the laws of any state or the United States of America or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority. In addition, the Trustee shall at all times be acceptable to the Rating Agency rating the Certificates. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, the Trustee shall resign immediately in the manner and with the effect specified in
Section 8.07. The corporation or national banking association serving as Trustee may have normal banking and trust relationships with the Seller and their affiliates or the Master Servicer and its affiliates; provided, however, that such corporation cannot be an affiliate of the Master Servicer other than the Trustee in its role as successor to the Master Servicer.

          SECTION 8.07. Resignation and Removal of the Trustee.

          The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Master Servicer; with a copy to the Rating Agencies; provided, that such resignation shall not be effective until a successor trustee is appointed and accepts appointment in accordance with the following provisions. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor trustee who meets the eligibility requirements of Section 8.06 by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee and to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee; provided, however, that the resigning Trustee shall not resign and be discharged from the trusts hereby created until such time as the Rating Agency rating the Certificates approves the successor trustee.

          If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, the Master Servicer may remove the Trustee and appoint a successor trustee who meets the eligibility requirements of Section 8.06 by written instrument, in triplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee.

          The Holders of Certificates entitled to at least 51% of the Voting Rights, may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Master Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Certificateholders and the Depositor by the Master Servicer.

          Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall not become effective until acceptance of appointment by the successor trustee as provided in Section 8.08.

          SECTION 8.08. Successor Trustee.

          Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The predecessor trustee shall after payment of its outstanding fees and expenses, promptly deliver to the successor trustee all assets and records of the Trust Fund held by it hereunder (other than any Mortgage Files at the time held by a Custodian, which shall become the agent of any successor trustee named hereunder), and the Master Servicer and the predecessor trustee shall execute and deliver all such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties and obligations.

          No successor trustee shall accept appointment as provided in this Section unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

          Upon acceptance of appointment by a successor trustee as provided in this Section, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register. If the Master Servicer fails to mail such notice within ten days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

          SECTION 8.09. Merger or Consolidation of Trustee.

          Any state bank or trust company or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section 8.06 without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          SECTION 8.10. Appointment of Co-Trustee or Separate Trustee.

          Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment without the Master Servicer. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under
Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under
Section 8.08 hereof.

          In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10 all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred or such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          SECTION 8.11. Appointment of Custodians.

     The Depositor has appointed Bankers Trust Company of California, N.A., to serve as initial Custodian. If the initial Custodian is removed or resigns, the Trustee may, with the consent of the Master Servicer and the Depositor appoint one or more Custodians who are not Affiliates of the Depositor, the Master Servicer or any Seller to hold all or a portion of the Mortgage Files as agent for the Trustee, by entering into a Custodial Agreement, or, with the consent of the Master Servicer and the Depositor, assume the responsibilities and duties of the Custodian contained in the Custodial Agreement. Subject to Article VIII, the Trustee agrees to comply with the terms of each Custodial Agreement and to enforce the terms and provisions thereof against the Custodian for the benefit of the Certificateholders. Each Custodian shall be a depository institution subject to supervision by federal or state authority, shall have a combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File. Each Custodial Agreement may be amended only in accordance with the terms thereof. The Trustee shall notify the Certificateholders of the appointment of any Custodian (other than the Custodian appointed as of the Closing Date) pursuant to this Section 8.11.

                                   ARTICLE IX

                                   TERMINATION

          SECTION 9.01. Termination Upon Repurchase or Liquidation of All
                        Mortgage Loans or upon Purchase of Certificates.

     (a) Subject to Section 9.03, the respective obligations and responsibilities of the Depositor, the Master Servicer and the Trustee created hereby (other than the obligations of the Master Servicer to the Trustee pursuant to Section 8.05 and of the Master Servicer to provide for and the Trustee to make payments to Certificateholders as hereafter set forth) shall terminate upon payment to the Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them hereunder following the earlier to occur of (i) the repurchase by the Master Servicer or its designee of all Mortgage Loans and each REO Property in respect thereof remaining in the Trust Fund at a price equal to (a) 100% of the unpaid principal balance of each Mortgage Loan (other than one as to which a REO Property was acquired) on the day of repurchase together with accrued interest on such unpaid principal balance at the Net Mortgage Rate to the first day of the month in which the proceeds of such repurchase are to be distributed, plus (b) the appraised value of any REO Property (but not more than the unpaid principal balance of the related Mortgage Loan, together with accrued interest on that balance at the Net Mortgage Rate to the first day of the month such repurchase price is distributed), less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof, such appraisal to be conducted by an appraiser mutually agreed upon by the Master Servicer and the Trustee at the expense of the Master Servicer, and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund (or the disposition of all REO Property in respect thereof); provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the Distribution Date occurring in January 2033 and (ii) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof, and provided further that the purchase price set forth above shall be increased as is necessary, as determined by the Master Servicer, to avoid disqualification of either REMIC I or REMIC II as a REMIC. In the case of any repurchase by the Master Servicer pursuant to clause (i), the Master Servicer shall include in such repurchase price the amount of any Advances that will be reimbursed to the Master Servicer pursuant to Section 3.11(iii) and the Master Servicer shall exercise reasonable efforts to cooperate fully with the Trustee in effecting such repurchase and the transfer of the Mortgage Loans and related Mortgage Files and related records to the Master Servicer.

          The right of the Master Servicer or its designee to repurchase all Mortgage Loans pursuant to (i) above shall be conditioned upon the aggregate Stated Principal Balance of such Mortgage Loans at the time of any such repurchase aggregating an amount equal to or less than 10% of the aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date. If such right is exercised, the Master Servicer upon such repurchase shall provide to the Trustee, notice of such exercise prior to the Determination Date in the month preceding the month of purchase and the certification required by Section 3.16.

          Notice of any termination, specifying the Distribution Date upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to the Certificateholders mailed (a) in the event such notice is given in connection with the Master Servicer's election to repurchase, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution or (b) otherwise during the month of such final distribution on or before the Determination Date in such month, in each case specifying (i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified. In the event such notice is given in connection with the Master Servicer or its designee's election to repurchase, the Master Servicer or its designee shall deliver to the Trustee for deposit in the Certificate Account on the Business Day immediately preceding the Distribution Date specified in such notice an amount equal to the above-described repurchase price payable out of its own funds. Upon presentation and surrender of the Certificates by the Certificateholders, the Trustee shall first, pay itself the Trustee's Fees for such Distribution Date and any other amounts owing to the Trustee under this Agreement, and second, distribute to the Certificateholders (i) the amount otherwise distributable on such Distribution Date, if not in connection with the Master Servicer's election to repurchase, or
(ii) if the Master Servicer elected to so repurchase, an amount determined as follows: with respect to each Class A Certificate and Subordinate Certificate, the outstanding Certificate Principal Balance thereof, plus one month's interest thereon at the applicable Pass-Through Rate and any previously unpaid Accrued Certificate Interest; and with respect to the Residual Certificates, the Percentage Interest evidenced thereby multiplied by the difference, if any, between the above de scribed repurchase price and the aggregate amount to be distributed to the Holders of the Class A Certificates and Subordinate Certificates, subject to the priorities set forth in Section 4.01(c). Upon certification to the Custodian by a Servicing Officer, following such final deposit, the Custodian shall promptly release the Mortgage Files as directed by the Master Servicer for the remaining Mortgage Loans, and the Trustee acknowledges that the Custodian shall execute all assignments, endorsements and other instruments required by the Master Servicer as being necessary to effectuate such transfer.

          In the event that all of the Certificateholders shall not surrender their Certificates for cancellation within six months after the time specified in the above-mentioned notice, the Trustee shall give a second notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all of the Certificates shall not have been surrendered for cancellation, the Trustee shall take reasonable steps as directed by the Depositor, or appoint an agent to take reasonable steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject hereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Residual Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto.

     (b) On any Distribution Date on which the Stated Principal Balance of the Mortgage Loans is less than ten percent of the Cut-off Date Stated Principal Balance of the Mortgage Loans, either the Master Servicer or the Depositor, whichever gives notice first, shall have the right, at its option, to purchase the Certificates in whole, but not in part, at a price equal to the outstanding Certificate Principal Balance of such Certificates plus the sum of one month's Accrued Certificate Interest thereon and any previously unpaid Accrued Certificate Interest.

          The Master Servicer or the Depositor, as applicable, shall give the Trustee not less than 60 days' prior notice of the Distribution Date on which the Master Servicer or the Depositor, as applicable, anticipates that it will purchase the Certificates pursuant to Section 9.01(b). Notice of any such purchase, specifying the Distribution Date upon which the Holders may surrender their Certificates to the Trustee for payment in accordance with this Section 9.01(b), shall be given promptly by the Master Servicer or the Depositor, as applicable, by letter to Certificateholders (with a copy to the Trustee and each Rating Agency) mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, specifying:

          (i) the Distribution Date upon which purchase of the Certificates is anticipated to be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated,

          (ii) the purchase price therefor, and

          (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

If either the Master Servicer or the Depositor gives the notice specified above, the Master Servicer or the Depositor, as applicable, shall deposit in the Certificate Account before the Distribution Date on which the purchase pursuant to Section 9.01(b) is to be made, in immediately available funds, an amount equal to the purchase price for the Certificates computed as provided above.

          Upon presentation and surrender of the Certificates to be purchased pursuant to Section 9.01(b) by the Holders thereof, the Trustee shall first, pay itself the Trustee's Fees for such Distribution Date and any other amounts owing to the Trustee under this Agreement, and second, distribute to such Holders an amount equal to the outstanding Certificate Principal Balance thereof plus the sum of one month's Accrued Certificate Interest thereon and any previously unpaid Accrued
Certificate Interest with respect thereto.

          In the event that any Certificateholders do not surrender their Certificates on or before the Distribution Date on which a purchase pursuant to this Section 9.01(b) is to be made, the Trustee shall on such date cause all funds in the Certificate Account deposited therein by the Master Servicer or the Depositor, as applicable, pursuant to this Section 9.01(b) to be withdrawn therefrom and deposited in a separate escrow account for the benefit of such Certificateholders, and the Master Servicer or the Depositor, as applicable, shall give a second written notice to such Certificateholders to surrender their Certificates for payment of the purchase price therefor. If within six months after the second notice any Certificate shall not have been surrendered for cancellation, the Trustee shall take appropriate steps as directed by the Master Servicer or the Depositor, as applicable, to contact the Holders of such Certificates concerning surrender of their Certificates. The costs and expenses of maintaining the escrow account and of contacting Certificateholders shall be paid out of the assets which remain in the escrow account. No interest shall accrue or be payable to any Certificateholder on any amount held in the escrow account or by the Master Servicer or the Depositor, as applicable, as a result of such Certificateholder's failure to surrender its Certificate(s) for payment in accordance with this Section 9.01. Any Certificate that is not surrendered on the Distribution Date on which a purchase pursuant to this Section 9.01 occurs as provided above will be deemed to have been purchased and the Holder as of such date will have no rights with respect thereto except to receive the purchase price therefor minus any costs and expenses associated with such escrow account and notices allocated thereto. Any Certificates so purchased or deemed to have been purchased on such Distribution Date shall remain outstanding hereunder. The Master Servicer or the Depositor, as applicable, shall be for all purposes the Holder thereof as of such date.

          SECTION 9.02. Termination of REMIC II.

          REMIC II shall be terminated on the earlier of the Final Distribution Date and the date on which it is deemed to receive the last deemed distributions on the Uncertificated REMIC I Regular Interests and the last distribution due on the Class A, Class M, Class B and Class R-II Certificates is made.

          SECTION 9.03. Additional Termination Requirements.

          (a) In the event the Master Servicer repurchases the Mortgage Loans as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional re quirements, unless the Master Servicer, at its own expense, obtains for the Trustee an Opinion of Counsel to the effect that the failure of the Trust Fund to comply with the requirements of this Section 9.03 will not (i) result in the imposition on the Trust of taxes on "prohibited transactions," as described in Section 860F of the Code, or (ii) cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificate is outstanding:

          (i) The Master Servicer shall establish a 90-day liquidation period for REMIC I and REMIC II, as the case may be, and specify the first day of such period in a statement attached to the Trust Fund's final Tax Return pursuant to Treasury regulations Section 1.860F-1. The Master Servicer also shall satisfy all of the requirements of a qualified liquidation for REMIC I and REMIC II, as the case may be, under Section 860F of the Code and regulations thereunder;

          (ii) The Master Servicer shall notify the Trustee at the commencement of such 90-day liquidation period and, at or prior to the time of making of the final payment on the Certificates, the Trustee shall sell or otherwise dispose of all of the remaining assets of the Trust Fund in accordance with the terms hereof; and

          (iii) If the Master Servicer or the Depositor is exercising its right to purchase the assets of the Trust Fund, the Master Servicer shall, during the 90-day liquidation period and at or prior to the Final Distribution Date, purchase all of the assets of the Trust Fund for cash; PROVIDED, HOWEVER, that in the event that a calendar quarter ends after the commencement of the 90-day liquidation period but prior to the Final Distribution Date, the Master Servicer or the Depositor shall not purchase any of the assets of the Trust Fund prior to the close of that calendar quarter.

          (b) Each Holder of a Certificate and the Trustee hereby irrevocably approves and appoints the Master Servicer as its attorney-in-fact to adopt a plan of complete liquidation for REMIC I and REMIC II at the expense of the Trust Fund in accordance with the terms and conditions of this Agreement.

                                    ARTICLE X

                                REMIC PROVISIONS

          SECTION 10.01. REMIC Administration.

     (a) The Trustee shall make an election to treat each of REMIC I and REMIC II as a REMIC under the Code and, if necessary, under applicable state law. Each such election will be made on Form 1066 or other appropriate federal tax or information return (including Form 8811) or any appropriate state return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. For the purposes of the REMIC I election in respect of the Trust Fund, Uncertificated REMIC I Regular Interests shall be designated as the "regular interests" and the Class R-I Certificates shall be designated as the sole class of "residual interest" in REMIC I. For the purposes of the REMIC II election in respect of the Trust Fund, the Class A Certificates, Class M Certificates and Class B Certificates shall be designated as the "regular interests" and the Class R-II Certificates shall be designated as the sole class of "residual interests" in REMIC II. The Master Servicer and the Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in REMIC I or REMIC II other than the Uncertificated REMIC I Regular Interests and the Class R-I Certificates and the REMIC II Certificates, respectively.

     The Trustee will apply for an Employee Identification Number from the IRS via form SS-4 or any other acceptable method for all tax entities.

     (b) The Closing Date is hereby designated as the "startup day" of the Trust Fund within the meaning of Section 860G(a)(9) of the Code.

     (c) The Trustee shall pay out of its own funds, without any right of reimbursement, any and all expenses relating to any tax audit of REMIC I or REMIC II other than the expense of obtaining any tax related Opinion of Counsel except as specified herein and except that the Trustee shall be entitled to be reimbursed from the Custodial Account for any professional fees and expenses related to any non-routine audits or any administrative or judicial proceedings that do not result from any breach of its tax duties under this Section 10.01. The Trustee, as agent for REMIC I and REMIC II's tax matters person, shall (i) act on behalf of REMIC I and REMIC II in relation to any tax matter or controversy involving the Trust Fund and (ii) represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. By their acceptance thereof, the holder of the largest Percentage Interest of the Residual Certificates hereby agrees to irrevocably appoint the Trustee or an Affiliate as its agent to perform all of the duties of the tax matters person for REMIC I and REMIC II.

          (d) The Trustee shall prepare, sign and file all of the Tax Returns in respect of the REMICs created hereunder. The expenses of preparing and filing such returns shall be borne by the

Trustee without any right of reimbursement therefor. The Master Servicer shall provide on a timely basis to the Trustee or its designee such information with respect to the assets of REMIC I and REMIC II as is in its possession and reasonably required by the Trustee to enable it to perform its obligations under this Article X.

          (e) The Trustee shall perform on behalf of REMIC I and REMIC II all reporting and other tax compliance duties that are the responsibility of the REMIC under the Code, the REMIC Provisions or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, as required by the Code, the REMIC Provisions or other such compliance guidance, the Trustee shall provide (i) to any Transferor of a Residual Certificate such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Person who is not a Permitted Transferee, (ii) to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption as required) and (iii) to the Internal Revenue Service the name, title, address and telephone number of the person who will serve as the representative of REMIC I and REMIC II. The Master Servicer shall provide on a timely basis to the Trustee such information with respect to the assets of REMIC I and REMIC II, including, without limitation, the Mortgage Loans, as is in its possession and reasonably required by the Trustee to enable it to perform its obligations under this subsection. In addition, the Depositor shall provide or cause to be provided to the Trustee, within ten (10) days after the Closing Date, all information or data that the Trustee reasonably determines to be relevant for tax purposes as to the valuations and issue prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flow of the Certificates.

          (f) To the extent that the affairs of the Trust Fund are within its control and the scope of its specific responsibilities under this Agreement, the Trustee shall take such action and shall cause either REMIC created hereunder to take such action as shall be necessary to create or maintain the status thereof as a REMIC under the REMIC Provisions (and the Master Servicer shall assist it, to the extent reasonably requested by it). The Trustee shall not knowingly take any action, cause REMIC I and REMIC II to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of REMIC I and REMIC II as a REMIC or (ii) result in the imposition of a tax upon REMIC I and REMIC II (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee has received an Opinion of Counsel, addressed to the Trustee (at the expense of the party seeking to take such action but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to the REMICs created hereunder, endanger such status or result in the imposition of such a tax, nor shall the Master Servicer take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has advised it in writing that it has received an

Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. In addition, prior to taking any action with respect to REMIC I and REMIC II or the assets of REMIC I and REMIC II, or causing REMIC I and REMIC II to take any action, which is not contemplated under the terms of this Agreement, the Master Servicer will consult with counsel with respect to whether such action could cause an Adverse REMIC Event to occur with respect to either REMIC I or REMIC II, and the Master Servicer shall not take any such action or cause either REMIC I or REMIC II to take any such action as to which counsel has advised it in writing that an Adverse REMIC Event could occur. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not permitted by this Agreement, but in no event shall such cost be an expense of the Trustee.

          (g) In the event that any tax is imposed on "prohibited transactions" of the REMICs created hereunder as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the REMIC as defined in Section 860G(c) of the Code, on any contributions to REMIC I or REMIC II after the Startup Day therefor pursuant to Section 860G(d) of the Code, or any other tax is imposed by the Code or any applicable provisions of state or local tax laws, such tax shall be charged (i) to the Trustee pursuant to Section 10.03 hereof, if such tax arises out of or results from a breach by the Trustee of any of its obligations under this Article X, (ii) to the Master Servicer pursuant to
Section 10.03 hereof, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under Article III or this Article X, or otherwise, (iii) to the Master Servicer as provided in Section 3.05 and (iv) against amounts on deposit in the Certificate Account and shall be paid by withdrawal therefrom to the extent not required to be paid by the Master Servicer or the Trustee pursuant to another provision of this Agreement.

          (h) On or before April 15 of each calendar year, commencing April 15, 2000, the Trustee shall deliver to the Master Servicer and the Rating Agency a Certificate from a Responsible Officer of the Trustee stating (without regard to any action taken by any party other than the Trustee) the Trustee's compliance with this Article X.

          (i) The Trustee shall, for federal income tax purposes, maintain books and records with respect to REMIC I and REMIC II on a calendar year and on an accrual basis.

          (j) Following the Startup Day, the Trustee shall not accept any contributions of assets to REMIC I and REMIC II other than in connection with any Qualified Substitute Mortgage Loan delivered in accordance with Section 2.04 unless it shall have received an Opinion of Counsel (which shall be at the expense of the party requesting to make such contribution and not at the expense of the Trustee) to the effect that the inclusion of such assets in the REMIC will not cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding or subject either REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

          (k) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which either REMIC I and REMIC II will receive a fee or other compensation for services nor knowingly permit the REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

          SECTION 10.02. Prohibited Transactions and Activities.

          None of the Depositor, the Master Servicer or the Trustee shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of REMIC I and REMIC II pursuant to Article IX of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement), nor acquire any assets for either REMIC I or REMIC II (other than REO Property acquired in respect of a defaulted Mortgage Loan), nor sell or dispose of any investments in the Custodial Account or the Certificate Account for gain, nor accept any contributions to REMIC I or REMIC II after the Closing Date (other than a Qualified Substitute Mortgage Loan delivered in accordance with Section 2.03), unless it has received an Opinion of Counsel, addressed to the Trustee (at the expense of the party seeking to cause such sale, disposition, substitution, acquisition or contribution but in no event at the expense of the Trustee) that such sale, disposition, substitution, acquisition or contribution will not (a) affect adversely the status of either REMIC I or REMIC II as a REMIC or (b) cause either REMIC I or REMIC II to be subject to a tax on "prohibited transactions" or "contributions" pursuant to the REMIC Provisions.

          SECTION 10.03. Master Servicer and Trustee Indemnification.

          (a) The Trustee agrees to indemnify REMIC I and REMIC II, the Depositor, and the Master Servicer for any taxes and costs including, without limitation, any reasonable attorneys fees imposed on or incurred by REMIC I and REMIC II, the Depositor or the Master Servicer, as a result of a breach of the Trustee's covenants set forth in this Article X, subject, however, to the provision of Sections 8.01 and 8.02 of this Agreement.

          (b) The Master Servicer agrees to indemnify REMIC I and REMIC II, the Depositor and the Trustee for any taxes and costs including, without limitation, any reasonable attorneys' fees imposed on or incurred by either REMIC I or REMIC II, the Depositor or the Trustee, as a result of a breach of the Master Servicer's covenants set forth in Article III or this Article X.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

          SECTION 11.01. Amendment.

          This Agreement or any Custodial Agreement may be amended from time to time by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Certificate holders, (i) to cure any ambiguity, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein or to correct any error, (iii) to amend this Agreement or any Custodial Agreement in any respect subject to the provisions in clauses
(A) and (B) below, or (iv) if such amendment, as evidenced by an Opinion of Counsel (provided by the Person requesting such amendment) delivered to the Trustee, is reasonably necessary to comply with any requirements imposed by the Code or any successor or amendatory statute or any temporary or final regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws or any proposed such action which, if made effective, would apply retroactively to the Trust Fund at least from the effective date of such amendment; provided that such action (except any amendment described in (iv) above) shall not adversely affect in any material respect the interests of any Certificateholder (other than Certificateholders who shall consent to such amendment), as evidenced by
(A) an Opinion of Counsel (provided by the Person requesting such amendment) delivered to the Trustee, and (B) a letter from each Rating Agency, confirming that such amendment shall not cause it to lower its rating on any of the Certificates.

          This Agreement or any Custodial Agreement may also be amended from time to time by the Depositor, the Master Servicer and the Trustee and Holders of Certificates entitled to at least 66-2/3% of the Voting Rights for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or such Custodial Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in (i), without the consent of the Holders of Certificates of such Class evidencing at least 66-2/3% of the Voting Rights of such Class, or (iii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.01, Certificates registered in the name of the Seller or the Master Servicer or any affiliate thereof shall be entitled to Voting Rights with respect to matters described in (i), (ii) and (iii) of this paragraph.

          Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel (provided by the Person requesting such amendment) to the effect that such amendment will not result in the imposition of any tax on either REMIC I or REMIC II pursuant to the REMIC Provisions or cause either REMIC I or REMIC II to fail to qualify as a REMIC at any time that any Certificates are outstanding.

          Promptly after the execution of any such amendment the Trustee shall furnish a copy of such amendment or a written statement describing the amendment to each Certificateholder, with a copy to the Rating Agencies.

          It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          Prior to executing any amendment pursuant to this Section, the Trustee shall be entitled to receive an Opinion of Counsel (provided by the Person requesting such amendment) to the effect that such amendment is authorized or permitted by this Agreement. The cost of any Opinion of Counsel delivered pursuant to this Section 11.01 shall be an expense of the party requesting such amendment, but in any case shall not be an expense of the Trustee.

          The Trustee may, but shall not be obligated to enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

          SECTION 11.02. Recordation of Agreement; Counterparts.

          To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Certificateholders, but only upon direction of the Depositor accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

          For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counter parts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

          SECTION 11.03. Limitation on Rights of Certificateholders.

          The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a notice of an Event of Default, or of a default by the Seller or the Trustee in the performance of any obligation hereunder, and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates entitled to at least 51% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          SECTION 11.04. Governing Law.

          This Agreement and the Certificates shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

          SECTION 11.05. Notices.

          All demands, notices and direction hereunder shall be in writing and shall be deemed effective upon receipt when delivered to (a) in the case of the Depositor, Impac Funding, 1401 Dove Avenue, Newport Beach, California 92660,
Attention: General Counsel, or such other address as may hereafter be furnished to the other parties hereto in writing; (b) in the case of Impac Funding, 1401 Dove Avenue, Newport Beach, California 92660, Attention: General Counsel, or such other address as may hereafter be furnished to the other parties hereto in writing; (c) in the case of the Trustee, at to Norwest Bank Minnesota, National Association, 11000 Broken Land Parkway, Columbia, Maryland 21044 (Attn:
Corporate Trust Services -- Impac 1999-2) with a copy to its Corporate Trust Office, or such other address as may hereafter be furnished to the other parties hereto in writing; or (d) in the case of the Rating Agencies, S&P, 25 Broadway, New York, New York 10004 Attention: Residential Mortgage Surveillance Group and DCR, Duff & Phelps Credit Rating Co., 17 State Street, 12th Floor New York, New York 10004, Attention of Mortgage Backed Securities Department, IMPAC 1999-2. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

          SECTION 11.06. Severability of Provisions.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provi sions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          SECTION 11.07. Successors and Assigns; Third Party Beneficiary.

          The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Trustee and the Certificateholders.

          SECTION 11.08. Article and Section Headings.

          The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

          SECTION 11.09. Notice to Rating Agencies.

          The Trustee shall use its best efforts to promptly provide notice to each Rating Agency referred to below with respect to each of the following of which it has actual knowledge:

          1. Any material change or amendment to this Agreement;

          2. The occurrence of any Event of Default that has not been cured;

          3. The resignation or termination of the Master Servicer or the Trustee;

          4. The repurchase or substitution of Mortgage Loans pursuant to
             Section 2.03;

          5. The final payment to Certificateholders; and

          6. Any change in the location of the Custodial Account or the Certificate Account.

          In addition, the Trustee shall promptly furnish to the Rating Agency copies of each report to Certificateholders described in Section 4.02; and the Master Servicer shall promptly furnish to the Rating Agency copies of each annual independent public accountants' servicing report received as described in
Section 3.20.

          Any such notice pursuant to this Section 11.09 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to (i) in the case of DCR, Duff & Phelps Credit Rating Co., , 17 State Street, 12th Floor New York, New York 10004, Attention of Mortgage Backed Securities Department, IMPAC 1999-2, (ii) in the case of Standard & Poor's, 26 Broadway, 15th Floor, New York, New York 10004 or, in each case, such other address as either such Rating Agency may designate in writing to the parties thereto.

          IN WITNESS WHEREOF, the Depositor, the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized all as of the day and year first above written.

                                          IMPAC SECURED ASSETS CORP.,
                                               Depositor


                                          By:      /s/ Richard J. Johnson
                                             --------------------------------



                                          IMPAC FUNDING CORPORATION,
                                               Master Servicer


                                          By:      /s/ Richard J. Johnson
                                             --------------------------------



                                          NORWEST BANK MINNESOTA, NATIONAL
                                          ASSOCIATION,
                                               Trustee


                                          By:      /s/ Peter A. Gobell
                                             --------------------------------

STATE OF                  )
                          )  ss.:
COUNTY OF                 )


          On the 20th day of December, 1999 before me, a notary public in and for said State, personally appeared _______________________, known to me to be the [Senior] Vice President of Impac Secured Assets Corp., the corporation that executed the within instrument, and also known to me to be the persons who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                          ____________________________________
                                                      Notary Public


[Notarial Seal]

STATE OF CALIFORNIA       )
                          )  ss.:
COUNTY OF ____________    )


          On the 20th day of December, 1999 before me, a notary public in and for said State, personally appeared _______________________________, known to me to be the ____________________________________ of Impac Funding Corporation, and
also known to me to be the person who executed the within instrument as a duly authorized officer of said corporation on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                          ____________________________________
                                                       Notary Public


[Notarial Seal]

STATE OF NEW YORK         )
                          )  ss.:
COUNTY OF NEW YORK        )


          On the 20th day of December, 1999, before me, a notary public in and for said State, personally appeared ___________, known to me to be an Assistant Vice President of Norwest Bank Minnesota, National Association, the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                          ____________________________________
                                                        Notary Public


[Notarial Seal]

                                    EXHIBIT A

                           FORM OF CLASS A CERTIFICATE

          SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

          [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS DECEMBER 20, 1999. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT ___% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), [AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE,] THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $_____ OF OID PER $__________ OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ___% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $_______ PER $__________ OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED USING THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE OR AS TO THE CONSTANCY OF THE PASS-THROUGH RATE.]

Certificate No. __                  [_____%] [Adjustable][Variable]
                                    Pass-Through Rate
Class A-__ Senior

Date of Pooling and Servicing       Percentage Interest: ____%
Agreement and Cut-off Date:
December 1, 1999

First Distribution Date:            Aggregate Initial [Certificate Principal
January 25, 2000                    Balance] [Notional Amount] of the Class A-__
                                    Certificates: $____________

Master Servicer:                    Initial [Certificate Principal
Impac Funding Corporation           Balance] [Notional Amount] of this
                                    Certificate: $____________

Assumed Final                       CUSIP _________
Distribution Date:
January 25, 2030


                        MORTGAGE PASS-THROUGH CERTIFICATE
                                  SERIES 1999-2

     evidencing a percentage interest in the distributions allocable to the Class A-__ Certificates with respect to a Trust Fund consisting primarily of a pool of conforming one- to four-family fixed interest rate first mortgage loans formed and sold by IMPAC SECURED ASSETS CORP.

          This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Impac Secured Assets Corp., the Master Servicer, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Impac Secured Assets Corp., the Master Servicer, the Trustee or any of their affiliates. None of the Company, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

          This certifies that _____________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial [Certificate Principal Balance] [Notional Amount] of this Certificate by the aggregate Initial [Certificate Principal Balance] [Notional Amount] of all Class A-___ Certificates, both as specified above) in certain distributions with respect to the Trust Fund consisting primarily of an interest in a pool of conventional one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Impac Secured Assets Corp. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Norwest Bank Minnesota, National Association as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of [interest and] [principal], if any, required to be distributed to Holders of Class A-__ Certificates on such Distribution Date.

          Distributions on this Certificate will be made either by the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Trustee or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

          Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial [Certificate Principal Balance] [Notional Amount] of this Certificate is set forth above. The [Certificate Principal Balance] [Notional Amount] hereof will be reduced to the extent of [distributions allocable to principal and] any Realized Losses allocable hereto.

          This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

          As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Trustee, the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

          The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

          This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

          The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Aggregate Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated:  December 20, 1999                   NORWEST BANK MINNESOTA,
                                            NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:_______________________________
                                            Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

          This is one of the Class A-__ Certificates referred to in the within-mentioned Agreement.

                                            NORWEST BANK MINNESOTA,
                                            NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:_______________________________
                                            Authorized Signatory

                                   ASSIGNMENT
                                   ----------


          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_____________________________

_______________________________________________________________________________





Dated:                           ______________________________________________
                                    Signature by or on behalf of assignor



                                             ___________________________________
                                                  Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of ____________________________________________ account number _______________, or, if mailed by check, to ____________________________________________________
Applicable statements should be mailed to __________________________________.

          This information is provided by ____________________________, the assignee named above, or ______________________________, as its agent.

                                   EXHIBIT B-1

                           FORM OF CLASS M CERTIFICATE

     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES, [THE CLASS M-1 CERTIFICATES] [AND THE CLASS M-2 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED BELOW).

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

     ANY PERSON PURCHASING A CLASS M CERTIFICATE SHALL BE DEEMED TO HAVE REPRESENTED THAT EITHER: (I) SUCH PERSON IS NOT A PLAN SUBJECT TO ERISA OR THE CODE (OR COMPARABLE PROVISIONS OF ANY SUBSEQUENT ENACTMENTS) AND IS NOT ACTING, DIRECTLY OR INDIRECTLY, ON BEHALF OF ANY SUCH PLAN OR ACQUIRING SUCH CERTIFICATE WITH PLAN ASSETS; OR (II) THE PURCHASE OF SUCH CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN ANY NON-EXEMPT PROHIBITED TRANSACTION UNDER ERISA OR SECTION 4975 OF THE CODE, WILL NOT SUBJECT THE COMPANY, THE TRUSTEE OR THE MASTER SERVICER TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA OR SECTION 4975 OF THE CODE) IN ADDITION TO THOSE UNDERTAKEN IN THIS AGREEMENT AND THE EXEMPTIVE RELIEF GRANTED BY THE DOL PURSUANT TO PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 IS AVAILABLE WITH RESPECT TO THE PURCHASE, SALE AND HOLDING OF SUCH CERTIFICATE.

     [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSES OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS DECEMBER 20, 1999. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT _____% OF THE STANDARD PREPAYMENT ASSUMPTION (AS DESCRIBED IN THE PROSPECTUS SUPPLEMENT), AND ASSUMING A CONSTANT PASS-THROUGH RATE EQUAL TO THE INITIAL PASS-THROUGH RATE, THIS CERTIFICATE HAS BEEN ISSUED WITH NO MORE THAN $______ OF OID PER $__________ OF INITIAL CERTIFICATE PRINCIPAL BALANCE, THE YIELD TO MATURITY IS ______% AND THE AMOUNT OF OID ATTRIBUTABLE TO THE INITIAL ACCRUAL PERIOD IS NO MORE THAN $______ PER $__________ OF INITIAL CERTIFICATE PRINCIPAL BALANCE, COMPUTED UNDER THE APPROXIMATE METHOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE STANDARD PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE.]

Certificate No. __                      ______% Pass-Through Rate

Class M-__ Subordinate                  Aggregate Initial [Certificate Principal
                                        Balance] [Notional Amount] of
                                        the Class M-__ Certificates:
                                        $______________

Date of Pooling and Servicing           Initial [Certificate Principal Balance]
Agreement and Cut-off Date:             [Notional Amount] of this Certificate:
December 1, 1999                        $_______________

First Distribution Date:                CUSIP: ______________
January 25, 2000

Master Servicer:
Impac Funding Corporation

Assumed Final Distribution Date:
January 25, 2030


                       MORTGAGE PASS-THROUGH CERTIFICATE,
                                  Series 1999-2

     evidencing a percentage interest in any distributions allocable to the Class M-__ Certificates with respect to the Trust Fund consisting primarily of a pool of conforming one- to four-family fixed interest rate first mortgage loans formed and sold by IMPAC SECURED ASSETS CORP.

          This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Impac Secured Assets Corp., the Master Servicer, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Impac Secured Assets Corp., the Master Servicer, the Trustee or any of their affiliates. None of the Company, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

          This certifies that ____________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial [Certificate Principal Balance] [Notional Amount] of this Certificate by the aggregate Initial [Certificate Principal Balance] [Notional Amount] of all Class M-__ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conforming one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Impac Secured Assets Corp. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of [interest] [and principal], if any) required to be distributed to Holders of Class M-__ Certificates on such Distribution Date.

          Distributions on this Certificate will be made either by the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Trustee or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

          Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial [Certificate Principal Balance] [Notional Amount] of this Certificate is set forth above. The [Certificate Principal Balance] [Notional Amount] hereof will be reduced to the extent of [the distributions allocable to principal and] any Realized Losses allocable hereto.

          Any person purchasing a Class M Certificate shall be deemed to have represented that either: (i) such person is not a Plan subject to ERISA or the Code (or comparable provisions of any subsequent enactments) and is not acting, directly or indirectly, on behalf of any such Plan or acquiring such Certificate with Plan Assets; or (ii) the purchase of such Certificate is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the Company, the Trustee or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in this Agreement and the exemptive relief granted by the DOL pursuant to Prohibited Transaction Class Exemption 95-60 is available with respect to the purchase, sale and holding of such Certificate.

          This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

          As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Trustee, the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

          The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

          This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

          The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Aggregate Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated:  December 20, 1999                   NORWEST BANK MINNESOTA,
                                            NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:_______________________________
                                                    Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

          This is one of the Class M-__ Certificates referred to in the within-mentioned Agreement.

                                            NORWEST BANK MINNESOTA,
                                            NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:_______________________________
                                                     Authorized Signatory

                                   ASSIGNMENT
                                   ----------


          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_____________________________

_______________________________________________________________________________





Dated:                              ____________________________________________
                                    Signature by or on behalf of assignor



                                             ___________________________________
                                                  Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of ____________________________________________ account number _______________, or, if mailed by check, to ____________________________________________________
Applicable statements should be mailed to __________________________________.

          This information is provided by ____________________________, the assignee named above, or ______________________________, as its agent.

                                   EXHIBIT B-2

                           FORM OF CLASS B CERTIFICATE

     THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE SENIOR CERTIFICATES [AND] THE CLASS M CERTIFICATES [,] [AND] [THE CLASS B-1 CERTIFICATES], [AND THE CLASS B-2 CERTIFICATES] AS DESCRIBED IN THE AGREEMENT (AS DEFINED HEREIN).

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS WHICH ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 5.02 OF THE AGREEMENT.

     NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(D) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE AGREEMENT.

Certificate No. __                       _____ % Pass-Through Rate

Class B-__ Subordinate                   Aggregate Certificate Principal Balance
                                         of the Class B-__ Certificates as of
Date of Pooling and Servicing            the Cut-off Date:
Agreement and Cut-off Date:              $_______________
December 1, 1999
                                         Initial Certificate Principal
                                         Balance of this Certificate:
First Distribution Date:                 $_______________
January 25, 2000

Master Servicer:
Impac Funding Corporation

Assumed Final Distribution Date:
January 25, 2030


                       MORTGAGE PASS-THROUGH CERTIFICATE,
                                  Series 1999-2

     evidencing a percentage interest in any distributions allocable to the Class B-__ Certificates with respect to the Trust Fund consisting primarily of a pool of conforming one- to four-family fixed interest rate first mortgage loans formed and sold by IMPAC SECURED ASSETS CORP.

          This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Impac Secured Assets Corp., the Master Servicer, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Impac Secured Assets Corp., the Master Servicer, the Trustee or any of their affiliates. None of the Company, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

          This certifies that ____________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Certificate Principal Balance of this Certificate by the aggregate Certificate Principal Balance of all Class B-__ Certificates, both as specified above) in certain distributions with respect to a Trust Fund consisting primarily of a pool of conforming one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Impac Secured Assets Corp. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month next preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount (of interest and principal, if any) required to be distributed to Holders of Class B-__ Certificates on such Distribution Date.

          Distributions on this Certificate will be made either by the Trustee or by a Paying Agent appointed by the Trustee in immediately available funds (by wire transfer or otherwise) for the account of the Person entitled thereto if such Person shall have so notified the Trustee or such Paying Agent, or by check mailed to the address of the Person entitled thereto, as such name and address shall appear on the Certificate Register.

          Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of the distributions allocable to principal and any Realized Losses allocable hereto.

          No transfer of this Class B-__ Certificate will be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event that such a transfer is to be made, (i) the Trustee shall require an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee that such transfer is exempt (describing the applicable exemption and the basis therefor) from or is being made pursuant to the registration requirements of the Securities Act of 1933, as amended, and of any applicable statute of any state and (ii) the transferee and transferor shall execute a representation letter in the form described by the Agreement. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Company, the Master Servicer and the Certificate Registrar acting on behalf of the Trustee against any liability that may result if the transfer is not so exempt or is not made in accordance with such Federal and state laws. In connection with any such transfer, the Trustee will also require either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class B Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Section III of PTCE 95-60.

          This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

          As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Trustee, the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

          The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such

Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

          This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

          The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Aggregate Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated:  December 20, 1999                   NORWEST BANK MINNESOTA,
                                            NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:_______________________________
                                               Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

          This is one of the Class B-__ Certificates referred to in the within-mentioned Agreement.

                                            NORWEST BANK MINNESOTA,
                                            NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:_______________________________
                                               Authorized Signatory

                                   ASSIGNMENT
                                   ----------


          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_____________________________

_______________________________________________________________________________





Dated:                           ______________________________________________
                                    Signature by or on behalf of assignor



                                             ___________________________________
                                                  Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of ____________________________________________ account number _______________, or, if mailed by check, to ____________________________________________________
Applicable statements should be mailed to __________________________________.

          This information is provided by ____________________________, the assignee named above, or ______________________________, as its agent.

                                   EXHIBIT B-3

                           FORM OF CLASS R CERTIFICATE

     THIS CERTIFICATE MAY NOT BE HELD BY OR TRANSFERRED TO A NON-UNITED STATES PERSON OR A DISQUALIFIED ORGANIZATION (AS DEFINED BELOW).

     SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE").

     NO TRANSFER OF THIS CERTIFICATE MAY BE MADE TO ANY PERSON, UNLESS THE TRANSFEREE PROVIDES EITHER A CERTIFICATION PURSUANT TO SECTION 5.02(E) OF THE AGREEMENT OR AN OPINION OF COUNSEL SATISFACTORY TO THE MASTER SERVICER, THE COMPANY AND THE TRUSTEE THAT THE PURCHASE OF THIS CERTIFICATE IS PERMISSIBLE UNDER APPLICABLE LAW, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE AND WILL NOT SUBJECT THE MASTER SERVICER, THE COMPANY OR THE TRUSTEE TO ANY OBLIGATION OR LIABILITY IN ADDITION TO THOSE UNDERTAKEN IN THE POOLING AND SERVICING AGREEMENT (THE "AGREEMENT").

     ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE MASTER SERVICER AND THE TRUSTEE THAT (1) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, ANY FOREIGN GOVERNMENT, ANY INTERNATIONAL ORGANIZATION, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING, (B) ANY ORGANIZATION (OTHER THAN A COOPERATIVE DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE, (C) ANY ORGANIZATION DESCRIBED IN SECTION 1381(A)(2)(C) OF THE CODE, (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREIN REFERRED TO AS A "DISQUALIFIED ORGANIZATION") OR (D) AN AGENT OF A DISQUALIFIED ORGANIZATION, (2) NO PURPOSE OF SUCH TRANSFER IS TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX AND (3) SUCH TRANSFEREE SATISFIES CERTAIN ADDITIONAL CONDITIONS RELATING TO THE FINANCIAL CONDITION OF THE PROPOSED TRANSFEREE. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OR ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR AN AGENT OF A DISQUALIFIED ORGANIZATION, SUCH REGISTRATION SHALL

BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF THIS CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

Certificate No. __                         ____% Pass-Through Rate

Class R Senior                             Aggregate Initial Certificate
                                           Principal Balance of the Class R
                                           Certificates:  $______________

Date of Pooling and Servicing
Agreement and Cut-off Date:
December 1, 1999                           Percentage Interest: _______%

First Distribution Date:
January 25, 2000                           Initial Certificate Principal Balance
                                           of this Certificate:  $____________

Master Servicer:
Impac Funding Corporation                  CUSIP: _____________________

Assumed Final Distribution Date:
January 25, 2030


                       MORTGAGE PASS-THROUGH CERTIFICATE,
                                  SERIES 1999-2

     evidencing a percentage interest in any distributions allocable to the Class R Certificates with respect to a Trust Fund consisting primarily of a pool of conforming one- to four-family fixed interest rate first mortgage loans formed and sold by IMPAC SECURED ASSETS CORP.

          This Certificate is payable solely from the assets of the Trust Fund, and does not represent an obligation of or interest in Impac Secured Assets Corp., the Master Servicer, the Trustee referred to below or any of their affiliates. Neither this Certificate nor the underlying Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality or by Impac Secured Assets Corp., the Master Servicer, the Trustee or any of their affiliates. None of the Company, the Master Servicer or any of their affiliates will have any obligation with respect to any certificate or other obligation secured by or payable from payments on the Certificates.

          This certifies that _______________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Initial Certificate Principal Balance of this Certificate by the aggregate Initial Certificate Principal Balance of all Class R Certificates, both as specified above) in certain distributions with respect to a Trust Fund, consisting primarily of a pool of conforming one- to four-family fixed interest rate first mortgage loans (the "Mortgage Loans"), formed and sold by Impac Secured Assets Corp. (hereinafter called the "Company," which term includes any successor entity under the Agreement referred to below). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as specified above (the "Agreement") among the Company, the Master Servicer and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

          Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing as described in the Agreement, to the Person in whose name this Certificate is registered at the close of business on the last day (or if such last day is not a Business Day, the Business Day immediately preceding such last day) of the month immediately preceding the month of such distribution (the "Record Date"), from the Available Distribution Amount in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount of interest and principal, if any, required to be distributed to Holders of Class R Certificates on such Distribution Date.

          Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions set forth in the Agreement to the effect that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a United States Person and a Permitted Transferee, (ii) the transfer of any Ownership Interest in this Certificate will be conditioned upon the delivery to the Trustee of, among other things, an affidavit to the effect that it is a United States Person and Permitted Transferee, (iii) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee, and (iv) if any person other than a United States Person and a Permitted Transferee acquires any Ownership Interest in this Certificate in violation of such restrictions, then the Company will have the right, in its sole discretion and without notice to the Holder of this Certificate, to sell this Certificate to a purchaser selected by the Company, which purchaser may be the Company, or any affiliate of the Company, on such terms and conditions as the Company may choose.

          Notwithstanding the above, the final distribution on this Certificate will be made after due notice of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose in the City and State of New York. The Initial Certificate Principal Balance of this Certificate is set forth above. The Certificate Principal Balance hereof will be reduced to the extent of distributions allocable to principal and any Realized Losses allocable hereto. Notwithstanding the reduction of the Certificate Principal Balance hereof to zero, this Certificate will remain outstanding under the Agreement and the Holder hereof may have additional obligations with respect to this Certificate, including tax liabilities, and may be entitled to certain additional distributions hereon, in accordance with the terms and provisions of the Agreement.

          In connection with any transfer of this Certificate, the Trustee will also require either (i) an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee with respect to the permissibility of such transfer under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Internal Revenue Code (the "Code") and stating, among other things, that the transferee's acquisition of a Class R Certificate will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or (ii) a representation letter, in the form as described by the Agreement, either stating that the transferee is not an employee benefit or other plan subject to the prohibited transaction provisions of ERISA or Section 4975 of the Code (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan, or stating that the transferee is an insurance company, the source of funds to be used by it to purchase the Certificate is an "insurance company general account" (within the meaning of Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Section III of PTCE 95-60.

          This Certificate is one of a duly authorized issue of Certificates issued in several Classes designated as Mortgage Pass-Through Certificates of the Series specified hereon (herein collectively called the "Certificates").

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth herein and in the Agreement. In the event Master Servicer funds are advanced with respect to any Mortgage Loan, such advance is reimbursable to the Master Servicer, to the extent provided in the Agreement, from related recoveries on such Mortgage Loan or from other cash that would have been distributable to Certificateholders.

          As provided in the Agreement, withdrawals from the Custodial Account and/or the Certificate Account created for the benefit of Certificateholders may be made by the Master Servicer from time to time for purposes other than distributions to Certificateholders, such purposes including without limitation reimbursement to the Trustee, the Company and the Master Servicer of advances made, or certain expenses incurred, by either of them.

          The Agreement permits, with certain exceptions therein provided, the amendment of the Agreement and the modification of the rights and obligations of the Company, the Master Servicer and the Trustee and the rights of the Certificateholders under the Agreement at any time by the Company, the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing in the aggregate not less than 66% of the Percentage Interests of each Class of Certificates affected thereby. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Agreement also permits the amendment thereof in certain circumstances without the consent of the Holders of any of the Certificates and, in certain additional circumstances, without the consent of the Holders of certain Classes of Certificates.

          As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the offices or agencies appointed by the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest will be issued to the designated transferee or transferees.

          The Certificates are issuable only as registered Certificates without coupons in Classes and in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of authorized denominations evidencing the same Class and aggregate Percentage Interest, as requested by the Holder surrendering the same.

          No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          The Company, the Master Servicer, the Trustee and the Certificate Registrar and any agent of the Company, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Company, the Master Servicer, the Trustee nor any such agent shall be affected by notice to the contrary.

          This Certificate shall be governed by and construed in accordance with the laws of the State of New York.

          The obligations created by the Agreement in respect of the Certificates and the Trust Fund created thereby shall terminate upon the payment to Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid to them pursuant to the Agreement following the earlier of
(i) the maturity or other liquidation of the last Mortgage Loan subject thereto or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and (ii) the purchase by the Master Servicer or the Company from the Trust Fund of all remaining Mortgage Loans and all property acquired in respect of such Mortgage Loans, thereby effecting early retirement of the Certificates. The Agreement permits, but does not require, the Master Servicer or the Company to (i) purchase at a price determined as provided in the Agreement all remaining Mortgage Loans and all property acquired in respect of any Mortgage Loan or (ii) purchase in whole, but not in part, all of the Certificates from the Holders thereof; provided, that any such option may only be exercised if the Aggregate Stated Principal Balance of the Mortgage Loans as of the Distribution Date upon which the proceeds of any such purchase are distributed is less than ten percent of the Aggregate Stated Principal Balance of the Mortgage Loans at the Cut-off Date.

          Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purpose have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee, by manual signature, this Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.


Dated:  December 20, 1999                   NORWEST BANK MINNESOTA,
                                            NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:_______________________________
                                            Authorized Signatory



                          CERTIFICATE OF AUTHENTICATION
                          -----------------------------

          This is one of the Class A-__ Certificates referred to in the within-mentioned Agreement.

                                            NORWEST BANK MINNESOTA,
                                            NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:_______________________________
                                            Authorized Signatory

                                   ASSIGNMENT
                                   ----------


          FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto ________________________________ (Please print or typewrite name and address including postal zip code of assignee) a Percentage Interest evidenced by the within Mortgage Pass-Through Certificate and hereby authorizes the transfer of registration of such interest to assignee on the Certificate Register of the Trust Fund.

          I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:_____________________________

_______________________________________________________________________________





Dated:                           ______________________________________________
                                    Signature by or on behalf of assignor



                                             ___________________________________
                                                  Signature Guaranteed



                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _________________________________ for the account of ____________________________________________ account number _______________, or, if mailed by check, to ____________________________________________________
Applicable statements should be mailed to __________________________________.

          This information is provided by ____________________________, the assignee named above, or ______________________________, as its agent.

                                    EXHIBIT C

                    FORM OF CUSTODIAN'S INITIAL CERTIFICATION



                                                December 20, 1999


Impac Funding Corporation
1401 Dove Street
Newport Beach, California 92660

Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, MD  21044

         Re: Pooling and Servicing Agreement, dated as of December 1, 1999 among Impac Secured Assets Corp., Impac Funding Corporation, and Norwest Bank Minnesota, National Association, Mortgage Pass-Through Certificates, Series 1999-2
              --------------------------------------------------------------

Ladies and Gentlemen:

          In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: (i) all documents required to be included in the Mortgage File are in its possession;
(ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in items (i), (ii), (iii) and
(iv) of the definition or description of "Mortgage Loan Schedule" is correct.

          The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Custodian makes no representation that any documents specified in clause (vi) of Section 2.01 should be included in any Mortgage File. The Custodian makes no representations as to and shall not be responsible to verify: (i) the validity, legality, sufficiency, enforceability, due authorization, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan, or (iii) the existence of any assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Custodian.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.


                                           BANKERS TRUST COMPANY OF
                                           CALIFORNIA, N.A.



                                           By:_________________________________
                                           Name:_______________________________
                                           Title:______________________________

                                    EXHIBIT D

                      FORM OF CUSTODIAN FINAL CERTIFICATION

                                                     December 20, 1999

Impac Funding Corporation
1401 Dove Street
Newport Beach, California 92660

Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, MD  21044

         Re: Pooling and Servicing Agreement, dated as of December 1, 1999 among Impac Secured Assets Corp., Impac Funding Corporation, and Norwest Bank Minnesota, National Association, Mortgage Pass-Through Certificates, Series 1999-2
              --------------------------------------------------------------

Ladies and Gentlemen:

          In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Custodian, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has received the documents set forth in Section 2.01.

          The Custodian has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Custodian makes no representation that any documents specified in clause (vi) of Section 2.01 should be included in any Mortgage File. The Custodian makes no representations as to and shall not be responsible to verify: (i) the validity, legality, sufficiency, enforceability, due authorization, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or (iii) the existence of any assumption, modification, written assurance or substitution agreement with respect to any Mortgage File if no such documents appear in the Mortgage File delivered to the Custodian.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                           BANKERS TRUST COMPANY OF
                                           CALIFORNIA, N.A.

                                           By:_________________________________
                                           Name:_______________________________
                                           Title:______________________________

                                                     EXHIBIT E

                                             FORM OF REMITTANCE REPORT

                                                MONTHLY FILE LAYOUT

         *Fields are comma delimited and should contain commas even if the field is empty.

              FIELD NAME                             DESCRIPTION                              FORMAT
                                         A numeric identifier for each loan
Loan Number                              - no more than 10 digits.             up to 10 characters/numbers

                                         The date that the borrower's next
Borrower Next Pay Due Date               payment is due to the servicer.       "MM/DD/YYYY"

                                         The current interest rate that the
                                         borrower is paying on the
Current Loan Rate                        outstanding principal.                number w/2 decimal places

                                         The borrowers beginning principal     number w/2 decimal places and no
Actual Beginning Principal Balance       balance according to the servicers.   or $ signs

                                         The scheduled principal payment due   number w/2 decimal places and no
Scheduled Principal Pay Amount           to the Servicer.                      or $ signs

                                         All curtailments and curtailment
                                         interest, unscheduled, prepayment     number w/2 decimal places and no
Curtailment Principal Amount             and principal adjustments.            or $ signs

                                                                               number w/2 decimal places and no
Paid in Full Amount                      Liquidation amount/proceeds.          or $ signs

                                         The borrower's scheduled interest
                                         payment due to the servicer.  This    number w/2 decimal places and no
Scheduled Gross Interest Amount          is inclusive of servicing fee.        and $ signs

                                         The borrower's principal balance      number w/2 decimal places and no
Actual Ending Principal Balance          according to the servicer.            and $ signs

                                         The date that the loan was actually
Paid in Full Date                        liquidated.                           "MM/DD/YYYY"

                                                                               Action Key Code
                                                                               15 = Bankruptcy
                                                                               30 = Foreclosure
                                                                               70 = REO
                                         Industry Standard delinquency codes   60 = PIF
Reported Action Code                     used to determine the type of loan.   65 = Repurchase

                                         Scheduled principal and interest      number w/2 decimal places and no
Scheduled Pay Amount                     due to the servicer.                  and $ signs

                                         The outstanding principal amount
                                         (ending) due to be passed through     number w/2 decimal places and no
Scheduled Ending Principal Balance       to the investors.                     and $ signs



                                       -2-


Scheduled Beginning Principal           The outstanding principal amount        number w/2 decimal places and no
Balance                                 (beginning) due to be passed            (because) and $ signs
                                        through to the investors

                                   EXHIBIT F-1

                               REQUEST FOR RELEASE
                                 (for Custodian)

LOAN INFORMATION

              Name of Mortgagor:               _____________________________

              Master Servicer
              Loan No.:                        _____________________________

TRUSTEE

              Name:                            _____________________________

              Address:                         _____________________________

                                               _____________________________

              Custodian
              Mortgage File No.:               _____________________________


REQUEST FOR REQUESTING DOCUMENTS (check one):

1.            Mortgage Loan Liquidated.
                    (The Master Servicer hereby certifies that all proceeds of foreclosure, insurance or other liquidation have been finally received and deposited into the Custodial Account to the extent required pursuant to the Pooling and Servicing Agreement.)

2.            Mortgage Loan in Foreclosure.

3. Mortgage Loan Repurchased Pursuant to Section 9.01 of the Pooling and Servicing Agreement.

4. Mortgage Loan Repurchased Pursuant to Article II of the Pooling and Servicing Agreement.
                    (The Master Servicer hereby certifies that the repurchase price has been deposited into the Custodial Account pursuant to the Pooling and Servicing Agreement.)

5.            Other (explain).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

          The undersigned Master Servicer hereby acknowledges that it has received from the Custodian, as agent for the Trustee for the Holders of Mortgage Pass-Through Certificates, Series 1999-2, the documents referred to below (the "Documents"). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Ser vicing Agreement, dated as of December 1, 1999 (the "Pooling and Servicing Agreement"), among Impac Secured Assets Corp., Impac Funding Corporation and the Trustee.

( ) Promissory Note dated _______________, 19__, in the original principal sum of $__________, made by _____________________, payable to, or endorsed to the order of, the Trustee.

( )       Mortgage recorded on _____________________ as instrument no.
          ____________________ in the County Recorder's Office of the County of
          _________________, State of __________________ in book/reel/docket
          _________________ of official records at page/image _____________.

( )       Deed of Trust recorded on ___________________ as instrument no.
          ________________ in the County Recorder's Office of the County of
          _________________, State of __________________ in book/reel/docket
          _________________ of official records at page/image ______________.

( )       Assignment of Mortgage or Deed of Trust to the Trustee, recorded on
          ___________________ as instrument no. _________ in the County
          Recorder's Office of the County of __________, State of
          _______________ in book/reel/docket ____________ of official records at page/image ____________.

( ) Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.

          ( )  ________________________________________

          ( )  ________________________________________

          ( )  ________________________________________

          ( )  ________________________________________

              The ndersigned Master Servicer hereby acknowledges and agrees as follows:

               (1) The Master Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

               (2) The Master Servicer shall not cause or knowingly permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Master Servicer assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

               (3) The Master Servicer shall return each and every Document previously requested from the Mortgage File to the Custodian when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Custodial Account and except as expressly provided in the Agreement.

               (4) The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of the Master Servicer shall at all times be earmarked for the account of the Trustee, and the Master Servicer shall keep the Documents and any proceeds separate and distinct from all other property in the Master Servicer's possession, custody or control.

                                          IMPAC FUNDING CORPORATION

                                          By:___________________________________

                                          Title:________________________________



Date: _____________________, 19__

                                   EXHIBIT F-2

                               REQUEST FOR RELEASE
                          [Mortgage Loans Paid in Full]

                     OFFICER'S CERTIFICATE AND TRUST RECEIPT
                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1999-2


______________________________________ HEREBY CERTIFIES THAT HE/SHE IS AN
OFFICER OF THE MASTER SERVICER, HOLDING THE OFFICE SET FORTH BENEATH HIS/HER SIGNATURE, AND HEREBY FURTHER CERTIFIES AS FOLLOWS:

WITH RESPECT TO THE MORTGAGE LOANS, AS THE TERM IS DEFINED IN THE POOLING AND SERVICING AGREEMENT DESCRIBED IN THE ATTACHED SCHEDULE:

ALL PAYMENTS OF PRINCIPAL, PREMIUM (IF ANY), AND INTEREST HAVE BEEN MADE.

LOAN NUMBER:  _______________                  BORROWER'S NAME:_____________

COUNTY:_____________________

WE HEREBY CERTIFY THAT ALL AMOUNTS RECEIVED IN CONNECTION WITH SUCH PAYMENTS, WHICH ARE REQUIRED TO BE DEPOSITED IN THE CUSTODIAL ACCOUNT PURSUANT TO SECTION
3.10 OF THE POOLING AND SERVICING AGREEMENT, HAVE BEEN OR WILL BE CREDITED.

___________       ______________________       DATED:______________

/ /      VICE PRESIDENT

/ /      ASSISTANT VICE PRESIDENT

                                   EXHIBIT G-1

                     FORM OF INVESTOR REPRESENTATION LETTER


                                 _________, 19__


Impac Secured Assets Corp.
1401 Dove Street
Newport Beach, California 92660

Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, MD  21044

Attention: Impac Secured Assets Corp. Series 1999-2

           Re: Impac Secured Assets Corp.
               Mortgage Pass-Through Certificates, Series 1999-2, Class ___
               ------------------------------------------------------------

Ladies and Gentlemen:

          ___________________ (the "Purchaser") intends to purchase from (the "Seller") $ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 1999-2, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1999 among Impac Secured Assets Corp. as depositor (the "Company"), Impac Funding Corporation, as master servicer and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

               1. The Purchaser understands that (a) the Certificates have not been and will not be registered or qualified under the Securities Act of 1933, as amended (the "Act") or any state securities law, (b) the Company is not required to so register or qualify the Certificates,
          (c) the Certificates may be resold only if registered and qualified pursuant to the provisions of the Act or any state securities law, or if an exemption from such registration and qualification is available,
          (d) the Pooling and Servicing Agreement contains restrictions regarding the transfer of the Certificates and (e) the Certificates will bear a legend to the foregoing effect.

               2. The Purchaser is acquiring the Certificates for its own account for investment only and not with a view to or for sale in connection with any distribution thereof in any manner that would violate the Act or any applicable state securities laws.

               3. The Purchaser is (a) a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Certificates, such that it is capable of evaluating the merits and risks of investment in the Certificates, (b) able to bear the economic risks of such an investment and (c) an "accredited investor" within the meaning of Rule 501(a) promulgated pursuant to the Act.

               4. The Purchaser has been furnished with, and has had an opportunity to review (a) [a copy of the Private Placement Memorandum, dated ___________________, 19__, relating to the Certificates (b)] a copy of the Pooling and Servicing Agreement and [b] [c] such other information concerning the Certificates, the Mortgage Loans and the Company as has been requested by the Purchaser from the Company or the Seller and is relevant to the Purchaser's decision to purchase the Certificates. The Purchaser has had any questions arising from such review answered by the Company or the Seller to the satisfaction of the Purchaser. [If the Purchaser did not purchase the Certificates from the Seller in connection with the initial distribution of the Certificates and was provided with a copy of the Private Placement Memorandum (the "Memorandum") relating to the original sale (the "Original Sale") of the Certificates by the Company, the Purchaser acknowledges that such Memorandum was provided to it by the Seller, that the Memorandum was prepared by the Company solely for use in connection with the Original Sale and the Company did not participate in or facilitate in any way the purchase of the Certificates by the Purchaser from the Seller, and the Purchaser agrees that it will look solely to the Seller and not to the Company with respect to any damage, liability, claim or expense arising out of, resulting from or in connection with (a) error or omission, or alleged error or omission, contained in the Memorandum, or (b) any information, development or event arising after the date of the Memorandum.]

               5. The Purchaser has not and will not nor has it authorized or will it authorize any person to (a) offer, pledge, sell, dispose of or otherwise transfer any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicit any offer to buy or to accept a pledge, disposition of other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approach or negotiate with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) make any general solicitation by means of general advertising or in any other manner or (e) take any other action, that (as to any of (a) through (e) above) would constitute a distribution of any Certificate under the Act, that would render the disposition of any Certificate a violation of Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Purchaser will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.


               [6. The Purchaser

                    (a) is not an employee benefit or other plan subject to the prohibited transaction provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), or any other person (including an investment manager, a named fiduciary or a trustee of any Plan) acting, directly or indirectly, on behalf of or purchasing any Certificate with "plan assets" of any Plan within the meaning of the Department of Labor ("DOL") regulation at 29 C.F.R. ss.2510.3-101; or

                    (b) is an insurance company, the source of funds to be used by it to purchase the Certificates is an "insurance company general account" (within the meaning of DOL Prohibited Transaction Class Exemption ("PTCE") 95-60), and the purchase is being made in reliance upon the availability of the exemptive relief afforded under Sections I and III of PTCE 95-60; or

                    (c) has provided the Trustee, the Company and the Master Servicer with an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

          In addition, the Purchaser hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Purchaser will not transfer such Certificates to any Plan or person unless either such Plan or person meets the requirements set forth in either (a), (b) or (c) above.

                                        Very truly yours,

                                        _______________________________________
                                        (purchaser)

                                        By:____________________________________

                                        Name:__________________________________
                                        Title:_________________________________

                                   EXHIBIT G-2

                    FORM OF TRANSFEROR REPRESENTATION LETTER




                                             ________, 19___

Impac Secured Assets Corp.
1401 Dove Street
Newport Beach, California 92660

Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, MD  21044

Attention: Impac Secured Assets Corp. Series 1999-2

              Re:  Impac Secured Assets Corp.
                   Mortgage Pass-Through Certificates, Series 1999-2, Class ___
                   ------------------------------------------------------------

Ladies and Gentlemen:

          In connection with the sale by (the "Seller") to (the "Purchaser") of $ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 1999-2, Class (the "Certificates"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1999 among Impac Secured Assets Corp., as depositor (the "Company"), Impac Funding Corporation, as master servicer and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

          Neither the Seller nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) has solicited any offer to buy or to accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) has otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) has made any general solicitation by means of general advertising or in any other manner, or
(e) has taken any other action, that (as to any of (a) through (e) above) would constitute a distribution of the Certificates under the Securities Act of 1933 (the "Act"), that would render the disposition of any Certificate a violation of
Section 5 of the Act or any state securities law, or that would require registration or qualification pursuant thereto. The Seller will not act in any manner set forth in the foregoing sentence with respect to any Certificate. The Seller has not and will not sell or otherwise transfer any of the Certificates, except in compliance with the provisions of the Pooling and Servicing Agreement.

                                   Very truly yours,

                                   ____________________________________________
                                   (Seller)



                                   By:_________________________________________
                                   Name:_______________________________________
                                   Title:______________________________________

                                   EXHIBIT G-3

                   FORM OF RULE 144A INVESTMENT REPRESENTATION


             Description of Rule 144A Securities, including numbers:

                           Impac Secured Assets Corp.
                       Mortgage Pass-Through Certificates
                        Series 1999-2, Class ___, No. ___


          The undersigned seller, as registered holder (the "Transferor"), intends to transfer the Rule 144A Securities described above to the undersigned buyer (the "Buyer").

          1. In connection with such transfer and in accordance with the agreements pursuant to which the Rule 144A Securities were issued, the Transferor hereby certifies the following facts: Neither the Transferor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, which would constitute a distribution of the Rule 144A Securities under the Securities Act of 1933, as amended (the "1933 Act"), or which would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, and that the Transferor has not offered the Rule 144A Securities to any person other than the Buyer or another "qualified institutional buyer" as defined in Rule 144A under the 1933 Act.

          2. The Buyer warrants and represents to, and covenants with, the Transferor, the Trustee and the Master Servicer pursuant to Section 5.02 of the Pooling and Servicing Agreement as follows:

                    a. The Buyer understands that the Rule 144A Securities have not been registered under the 1933 Act or the securities laws of any state.

                    b. The Buyer considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Rule 144A Securities.

                    c. The Buyer has been furnished with all information regarding the Rule 144A Securities that it has requested from the Transferor, the Trustee or the Master Servicer.

                    d. Neither the Buyer nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security from, or otherwise approached or negotiated with respect to the Rule 144A Securities, any interest in the Rule 144A Securities or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Rule 144A Securities under the 1933 Act or that would render the disposition of the Rule 144A Securities a violation of Section 5 of the 1933 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Rule 144A Securities.

                    e. The Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the 1933 Act and has completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. The Buyer is aware that the sale to it is being made in reliance on Rule 144A. The Buyer is acquiring the Rule 144A Securities for its own account or the account of other qualified institutional buyers, understands that such Rule 144A Securities may be resold, pledged or transferred only
     (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the 1933 Act.

          3. The Buyer warrants and represents to, and covenants with, the Transferor, the Servicer and the Depositor that either (1) the Buyer is not an employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") ("Plan"), or a plan within the meaning of Section 4975(e)(1) of the Internal Revenue Code of 1986 (the "Code") (also a "Plan"), and the Buyer is not directly or indirectly purchasing the Rule 144A Securities on behalf of, as investment manager of, as named fiduciary of, as trustee of, or with assets of a Plan, or (2) the Buyer's purchase of the Rule 144A Securities will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

          4. This document may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same document.

          IN WITNESS WHEREOF, each of the parties has executed this document as of the date set forth below.


___________________________________        _____________________________________
     Print Name of Transferor                        Print Name of Buyer

By:________________________________        By:__________________________________
Name:                                      Name:
Title:                                     Title:

Taxpayer Identification:                   Taxpayer Identification:

No.____________________________            No.__________________________________

Date:__________________________            Date:________________________________

                                                          ANNEX 1 TO EXHIBIT G-3
                                                          ----------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

             [For Buyers Other Than Registered Investment Companies]

      The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

          1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

          2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because (i) the Buyer owned and/or invested on a discretionary basis $______________________1 in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Buyer satisfies the criteria in the category marked below.

     ___ CORPORATION, ETC. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code.

     ___ BANK. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
          (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statement, a copy of which is attached hereto.

     ___ SAVINGS AND LOAN. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and
          (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements.

     ___ BROKER-DEALER. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

______________
1 Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

     ___ INSURANCE COMPANY. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

     ___ STATE OR LOCAL PLAN. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

     ___ ERISA PLAN. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

     ___ INVESTMENT ADVISER. The Buyer is an investment adviser registered under the Investment Advisers Act of 1940.

     ___ SBIC. The Buyer is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

     ___ BUSINESS DEVELOPMENT COMPANY. The Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.

     ___ TRUST FUND. The Buyer is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees, or (b) employee benefit plans within the meaning of Title I of the Employee Retirement Income Security Act of 1974, but is not a trust fund that includes as participants individual retirement accounts or H.R. 10 plans.

          3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934.

          5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

  ___     ___  Will the Buyer be purchasing the Rule 144A
  Yes     No   Securities only for the Buyer's own account?

          6. If the answer to the foregoing question is "no", the Buyer agrees that, in connection with any purchase of securities sold to the Buyer for the account of a third party (including any separate account) in reliance on Rule 144A, the Buyer will only purchase for the account of a third party that at the time is a "qualified institutional buyer" within the meaning of Rule 144A. In addition, the Buyer agrees that the Buyer will not purchase securities for a third party unless the Buyer has obtained a current representation letter from such third party or taken other appropriate steps contemplated by Rule 144A to conclude that such third party independently meets the definition of "qualified institutional buyer" set forth in Rule 144A.

          7. The Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification as of the date of such purchase.

                                       _______________________________________
                                       Print Name of Buyer


                                       By:____________________________________
                                       Name:
                                       Title:

                                       Date:__________________________________

                                                          ANNEX 2 TO EXHIBIT G-3
                                                          ----------------------


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
            --------------------------------------------------------

              [For Buyers That Are Registered Investment Companies]


          The undersigned hereby certifies as follows in connection with the Rule 144A Investment Representation to which this Certification is attached:

          1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933 ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

          2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used.

____ The Buyer owned $___________________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps.

          5. The Buyer is familiar with Rule 144A and understands that each of the parties to which this certification is made are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

          6. The undersigned will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Buyer's purchase of Rule 144A Securities will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                      ________________________________________
                                      Print Name of Buyer


                                      By:_____________________________________
                                      Name:
                                      Title:

                                      IF AN ADVISER:

                                      ________________________________________
                                      Print Name of Buyer


                                      Date:___________________________________

                                   EXHIBIT G-4

                         FORM OF TRANSFEROR CERTIFICATE

                                      ___________________, 19__

Impac Secured Assets Corp.
1401 Dove Street
Newport Beach, California 92660

Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, MD  21044

Attention: Impac Secured Assets Corp. Series 1999-2

             Re: Impac Secured Assets Corp.
                 Mortgage Pass-Through Certificates
                 Series 1999-2, Class __
                 ----------------------------------

Ladies and Gentlemen:

          This letter is delivered to you in connection with the sale by ___________________________ (the "Seller") to _____________________________ (the
"Purchaser") of a ___% Percentage Interest in the Mortgage Pass-Through Certificates, Series 1999-2, Class R-I and Class R-II (the "Certificates"), issued pursuant to Section 5.02 of the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1999, among Impac Secured Assets Corp., as depositor (the "Company"), Impac Funding Corporation, as master servicer and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meaning set forth in the Pooling and Servicing Agreement. The Seller hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

          1. No purpose of the Seller relating to the sale of the Certificates by the Seller to the Purchaser is or will be to impede the assessment or collection of any tax.

          2. The Seller understands that the Purchaser has delivered to the Trustee and the Master Servicer a transfer affidavit and agreement in the form attached to the Pooling and Servicing Agreement as Exhibit G-5. The Seller does not know or believe that any representation contained therein is false.

          3. The Seller has at the time of the transfer conducted a reasonable investigation of the financial condition of the Purchaser as contemplated by Treasury Regulations Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Seller has determined that the Purchaser has historically paid its debts as they have become due and has found no significant evidence to indicate that the Purchaser will not continue to pay its debts as they become due in the future. The Seller understands that the transfer of the Certificates may not be respected for United States income tax purposes (and the Seller may continue to be liable for United States income taxes associated therewith) unless the Seller has conducted such an investigation.

          4. The Seller has no actual knowledge that the proposed Transferee is a Disqualified Organization, an agent of a Disqualified Organization or a Non-United States Person.

                                            Very truly yours,

                                            ____________________________________
                                            (Seller)

                                            By:_________________________________
                                            Name:_________________________
                                            Title:______________________________

                                   EXHIBIT G-5

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT



STATE OF                            )
                           : ss.:
COUNTY OF                           )


          ___________________, being first duly sworn, deposes, represents and warrants:

          1. That he/she is [Title of Officer] of [Name of Owner], a [savings institution] [corporation] duly organized and existing under the laws of [the State of ___________] [the United States], (the "Owner"), (record or beneficial owner of the Class R-I and Class R-II Certificates on behalf of which he/she makes this affidavit and agreement). This Class R and Class R-II Certificate was issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement") dated as of December 1, 1999 among Impac Secured Assets Corp., as depositor, Impac Funding Corporation, as master servicer (the "Master Servicer"), and Norwest Bank Minnesota, National Association, as trustee (the "Trustee").

          2. That the Owner (i) is not and will not be a "disqualified organization" as of _______________[date of transfer] within the meaning of
Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) will endeavor to remain other than a disqualified organization for so long as it retains its ownership interest in the Class R Certificates, and
(iii) is acquiring the Class R Certificates for its own account or for the account of another Owner from which it has received an affidavit and agreement in substantially the same form as this affidavit and agreement. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income).

          3. That the Owner is aware (i) of the tax that would be imposed on transfers of Class R Certificates to disqualified organizations under the Code, that applies to all transfers of Class R Certificates after March 31, 1988; (ii) that such tax would be on the transferor, or, if such transfer is through an agent (which person includes a broker, nominee or middleman) for a disqualified organization, on the agent; (iii) that the person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such person an affidavit that the transferee is not a disqualified organization and, at the time of transfer, such person does not have actual knowledge that the affidavit is false; and (iv) that the Class R Certificates may be "noneconomic residual interests" within the meaning of Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

          4. That the Owner is aware of the tax imposed on a "pass-through entity" holding Class R Certificates if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. (For this purpose, a "pass through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

          5. That the Owner is aware that the Trustee will not register the transfer of any Class R Certificates unless the transferee, or the transferee's agent, delivers to it an affidavit and agreement, among other things, in substantially the same form as this affidavit and agreement. The Owner expressly agrees that it will not consummate any such transfer if it knows or believes that any of the representations contained in such affidavit and agreement are false.

          6. That the Owner has reviewed the restrictions set forth on the face of the Class R Certificates and the provisions of Section 5.02(f) of the Pooling and Servicing Agreement under which the Class R Certificates were issued (in particular, clause (iii)(A) and (iii)(B) of Section 5.02(f) which authorize the Trustee to deliver payments to a person other than the Owner and negotiate a mandatory sale by the Trustee in the event the Owner holds such Certificates in violation of Section 5.02(f)). The Owner expressly agrees to be bound by and to comply with such restrictions and provisions.

          7. That the Owner consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Class R Certificates will only be owned, directly or indirectly, by an Owner that is not a disqualified organization.

          8. The Owner's Taxpayer Identification Number is ______________.

          9. This affidavit and agreement relates only to the Class R Certificates held by the Owner and not to any other holder of the Class R Certificates. The Owner understands that the liabilities described herein relate only to the Class R Certificates.

          10. That no purpose of the Owner relating to the transfer of any of the Class R Certificates by the Owner is or will be to impede the assessment or collection of any tax.

          11. That the Owner has no present knowledge or expectation that it will be unable to pay any United States taxes owed by it so long as any of the Certificates remain outstanding. In this regard, the Owner hereby represents to and for the benefit of the person from whom it acquired the Class R Certificate that the Owner intends to pay taxes associated with holding such

Class R Certificate as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Class R Certificate.

          12. That the Owner has no present knowledge or expectation that it will become insolvent or subject to a bankruptcy proceeding for so long as any of the Class R Certificates remain outstanding.

          13. The Owner is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

          14. (a) The Certificates (i) are not being acquired by, and will not be transferred to, any employee benefit plan within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and bank collective investment funds and insurance company general or separate accounts in which such plans, accounts or arrangements are invested, that is subject to Section 406 of ERISA or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan"), (ii) are not being acquired with "plan assets" of a Plan within the meaning of the Department of Labor ("DOL") regulation, 29 C.F.R. ss. 2510.3-101 or otherwise under ERISA, and (iii) will not be transferred to any entity that is deemed to be investing in plan assets within the meaning of the DOL regulation, 29 C.F.R. ss. 2510.3-101 or otherwise under ERISA; or

          (b) The purchase of Certificates is permissible under applicable law, will not constitute or result in any prohibited transaction under ERISA or
Section 4975 of the Code, will not subject the Company, the Trustee or the Master Servicer to any obligation in addition to those undertaken in the Pooling and Servicing Agreement and, with respect to each source of funds ("Source") being used by the Purchaser to acquire the Certificates, each of the following statements are accurate: (a) the Purchaser is an insurance company; (b) the source is assets of the Purchaser's "general account;" (c) the conditions set forth in Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60 issued by the DOL have been satisfied and the purchase, holding and transfer of Certificates by or on behalf of the Purchaser are exempt under PTCE 95-60; and (d) the amount of reserves and liabilities for such general account contracts held by or on behalf of any Plan do not exceed 10% of the total reserves and liabilities of such general account plus surplus as of the date hereof (for purposes of this clause, all Plans maintained by the same employer (or affiliate thereof) or employee organization are deemed to be a single Plan) in connection with its purchase and holding of such Certificates; or

          (c) The Owner will provide the Trustee, the Company and the Master Servicer with an opinion of counsel acceptable to and in form and substance satisfactory to the Trustee, the Company and the Master Servicer to the effect that the purchase of Certificates is permissible under applicable law, will not constitute or result in any non-exempt prohibited transaction under

ERISA or Section 4975 of the Code and will not subject the Trustee, the Company or the Master Servicer to any obligation or liability (including obligations or liabilities under ERISA or Section 4975 of the Code) in addition to those undertaken in the Pooling and Servicing Agreement.

     In addition, the Owner hereby certifies, represents and warrants to, and covenants with, the Company, the Trustee and the Master Servicer that the Owner will not transfer such Certificates to any Plan or person unless either such Plan or person meets the requirements set forth in either (a), (b) or (c) above.

     Capitalized terms used but not defined herein shall have the meanings assigned in the Pooling and Servicing Agreement.

     IN WITNESS WHEREOF, the Owner has caused this instrument to be executed on its behalf, by its [Title of Officer] and its corporate seal to be hereunto attached, attested by its [Assistant] Secretary, this ___ day of _________, ___.


                                                  [NAME OF OWNER]


                                            By:_________________________________
                                                  [Name of Officer]
                                                  [Title of Officer]

[Corporate Seal]

ATTEST:

________________________________
[Assistant] Secretary

          Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Owner, and acknowledged to me that such person executed the same as such person's free act and deed and the free act and deed of the Owner.

          Subscribed and sworn before me this ___ day of _____________, 19__.



                                   ________________________________________
                                            NOTARY PUBLIC

                                   COUNTY OF _______________________________
                                   STATE OF ________________________________
                                   My Commission expires the ____ day of
                                   _______, 19__.

                                   EXHIBIT G-6

         FORM OF INVESTOR REPRESENTATION LETTER FOR INSURANCE COMPANIES


                                 ________, 199__

Impac Secured Assets Corp.
1401 Dove Street
Newport Beach, California 92660

Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, MD  21044

Attention: Impac Secured Assets Corp. Series 1999-2

           Re:   Impac Secured Assets Corp.
                 Mortgage Pass-Through Certificates, Series 1999-2, Class ___
                 ------------------------------------------------------------

Ladies and Gentlemen:

          _______________ (the "Purchaser") intends to purchase from __________ (the "Seller") $____________ Initial Certificate Principal Balance of Mortgage Pass-Through Certificates, Series 1999-2, Class __ (the "Certificate"), issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of December 1, 1999, among Impac Secured Assets Corp., as depositor (the "Company"), Impac Funding Corporation, as master servicer and Norwest Bank Minnesota, National Association, as trustee (the "Trustee"). All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Purchaser hereby certifies, represents and warrants to, and covenants with, the Company and the Trustee that:

               1. The Certificates purchased pursuant hereto will not be transferred to any employee benefit plan or other retirement arrangement including individual retirement accounts and Keogh plans that is subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or Section 4975 of the Internal Revenue Code of 1986 (the "Code") (any of the foregoing, a "Plan").

               2. The Purchaser is an insurance company and the source of funds used to purchase the Certificates is an "insurance company general account" (as such term is defined in Prohibited Transaction Class Exemption 95-60 issued by the U.S. Department of Labor ("PTCE 95-60") and there is no plan with respect to which the amount of such general account's reserves and liabilities for the contract(s) held by or on behalf of such Plan and all other plans maintained by the same employer (or affiliate thereof as defined in PTCE 95-60) or by the same employee organization, exceed 10% of the total of all reserves and liabilities of such general account (as such amounts are determined under PTCE 95-60) as of the date of acquisition of such Certificates.



                                       Very truly yours,

                                       _______________________________________
                                       (Purchaser)

                                       By:____________________________________
                                       Name:_____________________________
                                       Title:_________________________________

                                    EXHIBIT H

                             MORTGAGE LOAN SCHEDULE

(Provided Upon Request)

                                    EXHIBIT I

                      SELLER REPRESENTATIONS AND WARRANTIES

Seller's Representations Assigned by Depositor to Trustee

          Representations and Warranties. Pursuant to the Mortgage Loan Purchase Agreement, the Seller has made certain representations and warranties to the Depositor. The Seller shall confirm such representations and warranties and shall deliver a Seller's Warranty Certificate and an Officers' Certificate on the Closing Date (i) reaffirming such representations and warranties and (ii) specifically restating and reaffirming the following representations and warranties as of such date. The following representations are, pursuant to the Pooling and Servicing Agreement, assigned by the Depositor to the Trustee for the benefit of the Certificateholders, together with the related repurchase rights specified in the Mortgage Loan Purchase Agreement. Pursuant to the Mortgage Loan Purchase Agreement, the Seller's Warranty Certificate and related Officer's Certificate, the Seller affirms each such representation and warranty and agrees, consents to and acknowledges the assignment thereof to the Trustee. All capitalized terms herein shall have the meanings assigned in the Pooling and Servicing Agreement and the Seller's Warranty Certificate, as applicable.

          The Seller hereby represents and warrants to the Depositor and Trustee, as to each Mortgage Loan, that as of the Closing Date or as of such other date specifically provided herein:

          (i) the information set forth in the Mortgage Loan Schedule hereto is true and correct in all material respects;

          (ii) the terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments, (i) if required by law in the jurisdiction where the Mortgaged Property is located, or
                    (ii) to protect the interests of the Trustee on behalf of the Certificateholders;

          (iii) the Mortgage File for each Mortgage Loan contains a true and complete copy of each of the documents contained in such Mortgage File, including all amendments, modifications and, if applicable, waivers and assumptions that have been executed in connection with such Mortgage Loan;

          (iv) immediately prior to the transfer to the Purchaser, the Seller was the sole owner of beneficial title and holder of each Mortgage and Mortgage Note relating to the Mortgage Loans and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the Seller has full right and authority to sell or assign the same pursuant to this Agreement;

          (v) each Mortgage is a valid and enforceable first lien on the property securing the related Mortgage Note and each Mortgaged Property is owned by the

                    Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and de minimis PUDs) or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan or referred to in the lender's title insurance policy delivered to the originator of the related Mortgage Loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

          (vi) no payment of principal of or interest on or in respect of any Mortgage Loan is 30 or more days past due;

          (vii) there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by the title insurance policy referred to in (xii) below;

          (viii) as of the Cut-Off Date, (i) no Mortgage Loan had been 30 days or more delinquent more than once during the preceding 12 months, (ii) no Mortgage Loan had been delinquent for 60 days or more during the preceding 12 months and (iii) to Seller's knowledge, there was no delinquent tax or assessment lien against the property subject to any Mortgage, except where such lien was being contested in good faith and a stay had been granted against levying on the property;

          (ix) there is no valid offset, defense or counterclaim to any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal and interest on such Mortgage Note;

          (x) to Seller's knowledge, except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

          (xi) to the best of Seller's knowledge, each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws; and each Mortgage Loan is being serviced in all material respects in accordance with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws;

          (xii) a lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor in a form acceptable to Fannie Mae or Freddie Mac, was issued on the date that each Mortgage Loan was created by a title insurance company which, to the best of Seller's knowledge, was qualified to do business in the jurisdiction where the related Mortgaged Property is located, insuring the Seller and its successors and assigns that the Mortgage is a first priority lien on the related Mortgaged Property in the original principal amount of the Mortgage Loan. Seller is the sole insured under such lender's title insurance policy, and such policy, binder or assurance is valid and remains in full force and effect, and each such policy, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement, if applicable;

          (xiii) in the event the Mortgage constitutes a deed of trust, either a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage or if no duly qualified trustee has been properly designated and so serves, the Mortgage contains satisfactory provisions for the appointment of such trustee by the holder of the Mortgage at no cost or expense to such holder, and no fees or expenses are or will become payable by Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the mortgagor;

          (xiv) (i) the Loan-to-Value Ratio of each Mortgage Loan at origination was not more than 95.04%; (ii) except with respect to approximately 0.47% of the Mortgage Loans, each Mortgage Loan with a Loan-to-Value Ratio at origination in excess of 80.00% will be insured by either (a) a Primary Mortgage Insurance Policy issued by a private mortgage insurer or (b) a Radian PMI Policy, which will insure against default under the related Mortgage Note as follows:
                    (1) with respect to each Mortgage Loan originated under the Seller's "Progressive Series Program", (A) for which the outstanding principal balance at origination of such Mortgage Loan is at least 80.01% and up to and including 90.00% of the value of the Appraised Value, such Mortgage Loan is covered by a Primary Insurance Policy in an amount equal to at least 20.00% of the Appraised Value, and (B) for which the outstanding principal balance at origination of such Mortgage Loan exceeded 90.00% of the Appraised Value, such Mortgage Loan is covered by a Primary Insurance Policy in an amount equal to at least 30.00% of the Appraised Value, (2) with respect to each Mortgage Loan originated under the Seller's "Progressive Express(TM)Program" and covered by one of the Radian Policies, (A) for which the outstanding principal balance at origination of such Mortgage Loan is at least 80.01% and up to and including 89.99% of the Appraised Value, such Mortgage Loan is covered by the Radian PMI Policy in an amount equal to at least 22.00% of the Appraised Value and (B) for which the outstanding principal balance at origination of such Mortgage Loan equaled or exceeded 90.00% of the Appraised Value, such Mortgage Loan is covered by the Radian PMI Policy in an amount equal to at least 30.00% of the Appraised Value, and (3) with respect to each Mortgage Loan originated under the Seller's "ConformPlus(TM)" or "Express Priority Refi(TM)" programs, (A) for which the outstanding principal balance at origination of such Mortgage Loan is at least 80.01% and up to and including 90.00% of the Appraised Value, such Mortgage Loan is covered by a Radian PMI Policy in an amount equal to at least 25.00% of the Appraised Value and (B) for which the outstanding principal balance at origination of such Mortgage Loan exceeded 90.00% of the Appraised Value, such Mortgage Loan is covered by a Radian PMI Policy in an amount equal to at least 30.00% of the Appraised Value;

          (xv) at the time of origination, each Mortgaged Property was the subject of an appraisal which conforms to the Seller's underwriting requirements, and a complete copy of such appraisal is contained in the Mortgage File;

          (xvi) on the basis of a representation by the borrower at the time of origination of the Mortgage Loans, at least 96.81% of the Mortgage Loans (by aggregate principal balance) will be secured by Mortgages on owner-occupied primary residence properties;

          (xvii) neither the Seller nor any servicer of the related Mortgage Loans has advanced funds or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage, except for (i) interest accruing from the date of the related Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which precedes by 30 days the first Due Date under the related Mortgage Note, and (ii) customary advances for insurance and taxes;

          (xviii) each Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of Seller's knowledge, all parties to each Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

          (xix) to the extent required under applicable law, each conduit seller and subsequent mortgagee or servicer of the Mortgage Loans was authorized to transact and do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held or serviced the Mortgage Loan; and any obligations of the holder of the related Mortgage Note, Mortgage and other loan documents have been complied with in all material respects; servicing of each Mortgage Loan has been in accordance with the servicing standard set forth in Section 3.01 of the Pooling Agreement and the terms of the Mortgage Notes, the Mortgage and other loan documents, whether the creation of such Mortgage Loan and servicing was done by the Seller, its affiliates, or any third party which created the Mortgage Loan on behalf of, or sold the Mortgage Loan to, any of them, or any servicing agent of any of the foregoing;

          (xx) the related Mortgage Note and Mortgage contain customary and enforceable provisions such as to render the rights and remedies of the holder adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial, or, if applicable, non-judicial foreclosure, and, to Seller's knowledge, there is no homestead or other exemption available to the Mortgagor which would interfere with such right to foreclosure;

          (xxi) except with respect to holdbacks required by certain Mortgage Loans which holdbacks create a fund for (i) the repair of Mortgaged Property due to damage from adverse weather conditions, or (ii) the completion of new construction, or both, the proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with; and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loan have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

          (xxii) as of the Closing Date, the improvements on each Mortgaged Property securing a Mortgage Loan is insured (by an insurer which is acceptable to the Seller) against loss by fire and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan or the outstanding principal balance of the Mortgage Loan, but in no event in an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder; if the improvement on the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium project; if upon origination of the related Mortgage Loan, the improvements on the Mortgaged Property were in an area identified as a federally designated flood area, a flood insurance policy is in effect in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan, (ii) the restorable cost of improvements located on such Mortgaged Property or (iii) the maximum coverage available under federal law; and each Mortgage obligates the Mortgagor thereunder to maintain the insurance referred to above at the Mortgagor's cost and expense;

          (xxiii) there is no monetary default existing under any Mortgage or the related Mortgage Note and there is no material event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach or event of acceleration; and neither the Seller, any of its affiliates nor any servicer of any related Mortgage Loan has taken any action to waive any default, breach or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

          (xxiv) to Seller's knowledge, no Mortgagor, at the time of origination of the applicable Mortgage, was a debtor in any state or federal bankruptcy or insolvency proceeding;

          (xxv) Each Mortgage Loan was originated or funded by (a) a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority (or originated by (i) a subsidiary of any of the foregoing institutions which subsidiary is actually supervised and examined by applicable regulatory authorities or (ii) a mortgage loan correspondent of any of the foregoing and that was originated pursuant to the criteria established by any of the foregoing) or (b) a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, as amended;

          (xxvi) all inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

          (xxvii) to Seller's knowledge, the Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances;

          (xxviii) no instrument of release or waiver has been executed in connection with the Mortgage Loans, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the primary mortgage guaranty insurer, if any, and which has been delivered to the Trustee;

          (xxix) except with respect to 3.94% of the mortgage loans (by aggregate principal balance) which provide for a balloon payment, each Mortgage Note contains provisions providing for its full amortization by the end of its original term and is payable on the first day of each month in monthly installments of principal and interest, with interest payable in arrears, over an original term of not more than 30 years;

          (xxx) no Mortgage Loan was originated based on an appraisal of the related Mortgaged Property made prior to completion of construction of the improvements thereon unless a certificate of completion was obtained prior to closing of the Mortgage Loan;

          (xxxi) each of the Mortgaged Properties consists of a single parcel of real property with a detached single-family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a condominium project or a townhouse, or an individual unit in a planned unit development.

          (xxxii) no Mortgaged Property consists of a single parcel of real property with a cooperative housing development erected thereon. Any condominium unit or planned unit development conforms with Progressive Loan Series Program requirements regarding such dwellings or is covered by a waiver confirming that such condominium unit or planned unit development is acceptable to Seller.

          (xxxiii) as of the Cut-Off Date, the Mortgage Rate of each Mortgage Loan was not more than 7.500% per annum and not less than 12.750% per annum, and the weighted average Mortgage Rate of the Mortgage Loans was approximately 9.732% per annum;

          (xxxiv) measured by principal balance, no more than 5.74% of the Mortgage Loans are secured by an individual unit in a condominium project or hi-rise, and at least 91.12% of the Mortgage Loans are secured by real property with a detached single-family residence erected thereon, including de minimis PUDs.

          (xxxv) as of the Cut-Off Date, the remaining term to scheduled maturity of each Mortgage Loan is not more than 360 months and not less than 164 months;


          (xxxvi) as of the Cut-Off Date, no more than 12.15% (by aggregate principal balance) of the Mortgage Loans are cash-out refinances;

          (xxxvii) as of the Cut-Off Date, no more than 6.99% (by aggregate principal balance) of the Mortgage Loans are rate and term refinances;

          (xxxviii) as of the Cut-Off Date, no fewer than 80.83% (by aggregate principal balance) of the Mortgage Loans are purchase money loans;

          (xxxix) as of the Cut-Off Date, no more than 20.79 and 19.82% of the Mortgage Loans (by aggregate principal balance) are secured by properties located in the states of Florida and California, respectively;

          (xl) as of the Cut-off Date, the principal balances of the Mortgage Loans range from approximately $17,934 to approximately $600,000, and the average unpaid principal balance is $133,468.

          (xli) with respect to Mortgaged Properties at the time of origination of the related Mortgage Loans, measured by aggregate unpaid principal balance as of the Cut-off Date, at least 96.81% of the Mortgaged Properties are owner occupied primary residences, no more than 2.09% of the Mortgaged Properties are second homes and no more than 1.10% of the Mortgaged Properties are investor owned properties;

          (xlii)    each Mortgage Loan constitutes a "qualified mortgage" under
                    Section 860G(a)(3)(A) of the Code and Treasury Regulation
                    Section 1.860G-2(a)(1);

          (xliii) with respect to each Mortgage Loan directly originated by Impac Funding (and not through a third-party broker or other third party) as of the Closing Date, to the best of Seller's knowledge, there has been no fraud, misrepresentation or dishonesty with respect to the origination of any Mortgage Loan; and

          (xliv) No selection procedure reasonably believed by the Seller to be adverse to the interests of the Certificateholders was utilized in selecting the Mortgage Loans.

                                    EXHIBIT J

      FORM OF NOTICE UNDER SECTION 3.25 OF POOLING AND SERVICING AGREEMENT


                                          December 20, 1999


Norwest Bank Minnesota, National Association
11000 Broken Land Parkway
Columbia, MD  21044

                 Re:    Impac Secured Assets Corp.
                        Mortgage Pass-Through Certificates
                        Series 1999-2
                        -----------------------------------

          Pursuant to Section 3.25 of the Pooling and Servicing Agreement, dated as of December 1, 1999, relating to the Certificates referenced above, the undersigned does hereby notify you that:

          (a) The prepayment assumption used in pricing the Certificates with respect to the Mortgage Loans in Series 1999-2 consisted of a Prepayment Assumption (the "Prepayment Assumption") of 100% per annum.

          (b) With respect to each Class of Certificates comprising the captioned series, set forth below is (i), the first price, as a percentage of the Certificate Principal Balance of each Class of Certificates, at which 10% of the aggregate Certificate Principal Balance of each such Class of Certificates was first sold at a single price, if applicable, or (ii) if more than 10% of a Class of Certificates have been sold but no single price is paid for at least 10% of the aggregate Certificate Principal Balance of such Class of Certificates, then the weighted average price at which the Certificates of such Class were sold expressed as a percentage of the Certificate Principal Balance of such Class of Certificates, (iii) if less than 10% of the aggregate Certificate Principal Balance of a Class of Certificates has been sold, the purchase price for each such Class of Certificates paid by Lehman Brothers Inc. (the "Underwriter") expressed as a percentage of the Certificate Principal Balance of such Class of Certificates calculated by: (1) estimating the fair market value of each such Class of Certificates as of December 20, 1999; (2) adding such estimated fair market value to the aggregate purchase prices of each Class of Certificates described in clause (i) or (ii) above; (3) dividing each of the fair market values determined in clause (1) by the sum obtained in clause
(2); (4) multiplying the quotient obtained for each Class of Certificates in clause (3) by the purchase price paid by the Underwriter for all the Certificates purchased by it; and (5) for each Class of Certificates, dividing the product obtained from such Class of Certificates in clause (4) by the initial Certificate Principal Balance of such Class of Certificates or (iv) the fair market value (but not less than zero) as of the Closing Date of each Certificate of each Class of Certificates retained by the Depositor or an affiliate corporation, or delivered to the seller:

Series 1999-2
-------------
Class A-1:       ____________________
Class A-2:       ____________________
Class A-3:       ____________________
Class A-4:       ____________________
Class A-5:       ____________________
Class A-6:       ____________________
Class A-7:       ____________________
Class A-8:       ____________________
Class A-9:       ____________________
Class R-I:       ____________________
Class R-II:      ____________________
Class M-1:       ____________________
Class M-2:       ____________________
Class M-3:       ____________________
Class B-1:       ____________________
Class B-2:       ____________________
Class B-3:       ____________________


          The prices and values set forth above do not include accrued interest with respect to periods before the closing.





                                       IMPAC SECURED ASSETS CORP.


                                       By:_____________________________________
                                       Name:
                                       Title:

                                    EXHIBIT K

                         SCHEDULE OF DISCOUNT FRACTIONS

                                   EXHIBIT L

                              CUSTODIAL AGREEMENT